 As filed with the Securities and Exchange Commission on November 2, 1995
                                             Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                         ------------------------------

                                    FORM S-4
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                         -------------------------------

                             FIRST M&F CORPORATION
             (Exact name of registrant as specified in its charter)

        MISSISSIPPI                    6712                    64-0636653
(State or other jurisdiction     (Primary Standard        (IRS Employer Identi-
of incorporation or           Industrial Classification      fication Number)
organization)                       Code Number)

                                           HUGH S. POTTS, JR.
   221 WASHINGTON STREET                   221 WASHINGTON STREET
   KOSCIUSKO, MISSISSIPPI 39090            KOSCIUSKO, MISSISSIPPI 39090
   TELEPHONE NUMBER: (601) 289-5121        TELEPHONE NUMBER:(601) 289-5121
   (Address, including zip code,           (Name, address, including zip
   and telephone number, including         code, and telephone number,
   area code of registrant's               including area code, of agent
   principal executive offices)            for service)

                                   Copies to:

                             CRAIG N. LANDRUM, ESQ.
                              CHERYN L. NETZ, ESQ.
                            Watkins Ludlam & Stennis
                             633 North State Street
                              Post Office Box 427
                        Jackson, Mississippi  39205-0427
                        Telephone Number: (601) 949-4701

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:
At the Effective Time of the merger of Farmers and Merchants Bank into Merchants and Farmers Bank as described in the attached Proxy
Statement/Prospectus.

If the securities being registered on this form are being offered in conjunction with the formation of a holding company and there is compliance with General Instruction G, check the following box. /__/


                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
       TITLE OF EACH CLASS OF                                   PROPOSED MAXIMUM           PROPOSED MAXIMUM              AMOUNT OF
          SECURITIES TO BE             AMOUNT TO BE              OFFERING PRICE           AGGREGATE OFFERING            REGISTRATION
             REGISTERED                 REGISTERED                  PER UNIT                     PRICE                      FEE
------------------------------------------------------------------------------------------------------------------------------------
       Common Stock, par value        450,000 Shares                    *                    $9,000,000**                  $3,103
       $5.00 per share
====================================================================================================================================

*  Not Applicable
** Estimated solely for purposes of determining the amount of the registration fee in accordance with Rule 457(f)(2) under the Securities act of 1933.

                      ----------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

================================================================================

                             FIRST M&F CORPORATION

                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K


                                                   CAPTION OR LOCATION
                                                         IN PROXY
ITEMS IN FORM S-4                                  STATEMENT/PROSPECTUS
-----------------                                  --------------------
1.       Forepart of Registration Statement
         and Outside Front Cover Page of
         Prospectus.......................         Cover Page of Registration Statement;
                                                   Cross Reference Sheet; Cover Page of the Proxy
                                                   Statement/Prospectus

2.       Inside Front and Outside Back
         Cover Pages of Prospectus........         Available Information; Table of Contents

3.       Risk Factors, Ratio of Earnings
         to Fixed Charges and Other
         Information......................         Summary; Investment Considerations

4.       Terms of the Transaction.........         Summary; The Merger; Comparison of the Rights of
                                                   Holders of F&M Common Stock and First M&F Common
                                                   Stock

5.       Pro Forma Financial Information..         Pro Forma Combined Consolidated Financial
                                                   Statements

6.       Material Contracts with the
         Company Being Acquired...........         Not Applicable

7.       Additional Information Required
         for Reoffering by Persons and
         Parties Deemed to be Under-
         writers..........................         Not Applicable

8.       Interest of Named Experts and
         Counsel..........................         Legal Opinion; Experts

9.       Disclosure of Commission
         Position on Indemnification
         for Securities Act Liabilities...         Not Applicable
10.      Information with Respect to
         S-3 Registrants..................         Not Applicable

11.      Incorporation of Certain Infor-
         mation by Reference..............         Not Applicable

12.      Information with Respect to S-2
         or S-3 Registrants...............         Not Applicable

13.      Incorporation of Certain Infor-
         mation by Reference..............         Not Applicable

14.      Information with Respect to
         Registrants Other Than S-3 or
         S-2 Registrants..................         Information Concerning First M&F; Market Prices of
                                                   and Dividends on First M&F Common Stock; Selected
                                                   Financial Data - First M&F; Management's Discussion
                                                   and Analysis of  Financial Condition and Results of
                                                   Operations of First M&F; Index to Financial
                                                   Statements

15.      Information with Respect to S-3
         Companies........................         Not Applicable

16.      Information with Respect to S-2
         or S-3 Companies.................         Not Applicable

17.      Information with Respect to
         Companies Other Than S-3 or
         S-2 Companies....................         Information Concerning F&M; Market Prices of and
                                                   Dividends on F&M Common Stock; F&M - Selected
                                                   Financial Data;  Management's Discussion and
                                                   Analysis of  Financial Condition and Results of
                                                   Operations of F&M; Index to Financial Statements
18.      Information if Proxies, Consents
         or Authorizations Are to be
         Solicited........................         Summary; Introduction; The Merger--Interests of
                                                   Certain Persons in the Merger;  Information
                                                   Concerning First M&F - Directors and Officers,
                                                   Executive Compensation, Certain Relationships and
                                                   Transactions; Stock Ownership of Management of
                                                   First M&F and Principal Shareholders of First M&F;
                                                   Stock Ownership of Management of F&M; Principal
                                                   Shareholders of F&M; Experts

19.      Information if Proxies, Consents
         or Authorizations Are Not to be
         Solicited or in an Exchange
         Offer............................         Not Applicable

                           FARMERS AND MERCHANTS BANK
                                101 CITY SQUARE
                            BRUCE, MISSISSIPPI 38915


To Our Shareholders:

         You are cordially invited to attend a Special Meeting (the "Meeting") of Shareholders of Farmers and Merchants Bank ("F&M") to be held at F&M, 101 City Square, Bruce, Mississippi 38915, _______ local time, on _______________, 1995 at the main office of F&M, 101 City Square, Bruce, Mississippi 38915.

         At the Meeting you will be asked to consider and vote upon a proposal to approve the merger (the "Merger") of F&M with and into Merchants and Farmers Bank (the "Bank"), a wholly-owned subsidiary of First M&F Corporation ("First M&F") and the related Agreement and Plan of Reorganization. If the Merger is consummated, F&M will be merged into the Bank, and you will receive shares of common stock of First M&F for each share of common stock of F&M which you own at the effective time of the Merger.

         The affirmative vote of the holders of at least two-thirds of the total voting power of the shares of common stock of F&M, present or represented by proxy at the Meeting, must approve the Merger. Consummation of the Merger also requires certain regulatory approvals.

         THE BOARD OF DIRECTORS OF F&M BELIEVES THE MERGER IS IN THE BEST INTERESTS OF F&M AND ITS SHAREHOLDERS AND RECOMMENDS WITHOUT OPPOSITION THAT YOU VOTE FOR APPROVAL OF THE MERGER. The reasons for such recommendation are set forth in the accompanying Proxy Statement/Prospectus.

         We believe that the Merger represents an exceptional opportunity for F&M shareholders to join on favorable terms in a combined enterprise with greater financial resources and a more geographically diversified business. As a result of the proposed Merger, you, as a shareholder of First M&F, will own common stock in a bank holding company whose shares are subject to the informational requirements of the Securities Exchange Act of 1934, as amended and offer more liquidity because of a larger shareholder base. Combining F&M with First M&F through the Merger should thus provide F&M shareholders with a continued equity interest in a larger, more diversified banking company.

         We urge you to read the enclosed materials carefully so that you can evaluate the Merger for yourself.

         All shareholders are invited to attend the Meeting in person. However, in order to ensure that your shares will be represented at the Meeting, please date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope whether or not you plan to attend the Meeting. If you attend the Meeting in person, you may, if you wish, vote personally on all matters brought before the Meeting.




_____________________, 1995             Jon A. Crocker
                                        Chairman of the Board and
                                        Chief Executive Officer

                           FARMERS AND MERCHANTS BANK
                                101 CITY SQUARE
                            BRUCE, MISSISSIPPI 38915

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         OF FARMERS AND MERCHANTS BANK
                      TO BE HELD __________________, 1995


To the Shareholders of Farmers and Merchants Bank:

         Notice is hereby given that a Special Meeting (the "Meeting") of Shareholders of Farmers and Merchants Bank ("F&M") will be held at the main office of F&M, 101 City Square, Bruce, Mississippi 38915 on ______________, 1995 at 101 City Square, Bruce, Mississippi 38915, _____ local time, for the purpose of considering and voting upon the following matters:

         1. To consider and vote upon the proposal to approve an Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of September 1, 1995, by and among First M&F Corporation, a Mississippi corporation ("First M&F"), Merchants and Farmers Bank ("Bank"), a Mississippi banking corporation and a wholly-owned bank subsidiary of First M&F, and Farmers and Merchants Bank, a Mississippi banking corporation ("F&M"), conformed copies of which are attached to the accompanying Proxy Statement/Prospectus as Exhibit A and incorporated herein by this reference, and pursuant to which (a) F&M will merge into Bank (the "Merger"), and (b) except as provided in the Merger Agreement, each share of common stock of F&M ("F&M Common Stock") issued and outstanding at the effective time of the Merger will be converted into and exchangeable for shares of common stock of First M&F.

         2. To transact such other business as may lawfully come before the meeting or any adjournment or postponement thereof.

         Pursuant to Article 13 of the Mississippi Business Corporation Act ("Mississippi BCA"), shareholders of F&M are entitled to dissent from the transactions contemplated by the Merger Agreement. A copy of the provisions of the Mississippi BCA regarding such rights of dissent is attached hereto as Exhibit B.

         The affirmative vote of the holders of two-thirds of the total voting power of the shares of F&M Common Stock, present or represented by proxy at the Meeting, is required for approval of the Merger.

         Only shareholders of record as of the close of business on __________________, 1995, are entitled to vote at the Meeting.

         Action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date to which the Meeting may be adjourned or postponed. All shareholders are invited to attend the Meeting in person. However, in order to ensure that your shares will be represented at the Meeting, please date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope, whether or not you plan to attend the Meeting. Your proxy may be revoked by appropriate notice to the Secretary of F&M at any time prior to the voting thereof. If you attend the Meeting in person, you may, if you wish, vote personally on all matters brought before the Meeting.

                                        By Order of the Board of Directors



                                        Secretary

___________________, 1995
Bruce, Mississippi


 ***************************************************************************
 *                                                                         *
 *                         YOUR VOTE IS IMPORTANT                          *
 *                PLEASE SIGN, DATE AND RETURN YOUR PROXY                  *
 *                                                                         *
 ***************************************************************************

PROSPECTUS                              PROXY STATEMENT

FIRST M&F CORPORATION                   FARMERS AND MERCHANTS BANK

___________________                     ______________

450,000 SHARES OF                       SPECIAL MEETING OF
COMMON STOCK, $5.00  PAR VALUE          SHAREHOLDERS TO BE HELD
                                        _____________, 1995


         This Proxy Statement/Prospectus is being furnished to the shareholders of Farmers and Merchants Bank ("F&M") in connection with the solicitation of proxies by the Board of Directors of F&M for use at its Special Meeting (the "Meeting") of Shareholders to be held on _______________, 1995. This Proxy Statement/Prospectus was first mailed to shareholders of F&M on or about _______________, 1995.

         At the Meeting, the holders of F&M Common Stock, par value $10.00 per share ("F&M Common Stock"), will be asked to approve the Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of September 1, 1995, by and among First M&F Corporation ("First M&F"), a Mississippi corporation, Merchants and Farmers Bank ("Bank"), a Mississippi banking corporation and a wholly-owned subsidiary of First M&F, and F&M, pursuant to which F&M will merge into Bank (the "Merger"). Upon consummation of the Merger, each outstanding share of F&M Common Stock, other than shares held by F&M shareholders who perfect dissenters' rights, will be converted into shares of First M&F common stock, $5.00 par value per share ("First M&F Common Stock"). For a more complete description of the Merger Agreement and the terms of the Merger, see "The Merger." A conformed copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Exhibit A. For a more complete description of dissenters' rights see "Appraisal Rights."

         First M&F has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended, covering up to 450,000 shares of First M&F Common Stock to be issued in connection with the Merger.

         No person is authorized to give any information or to make any representation concerning the Merger not contained in this Proxy Statement/Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction, to or from any person to whom it is unlawful to make such offer or solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities made under this Proxy Statement/Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth herein since the date of this Proxy Statement/Prospectus.

         This Proxy Statement/Prospectus does not cover any resales of First M&F Common Stock to be received by F&M shareholders upon consummation of the Merger, and no person is authorized to make use of this Proxy
Statement/Prospectus in connection with any such resale.

                           _________________________


THE SECURITIES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           __________________________


     The date of this Proxy Statement/Prospectus is ________________, 1995.

                             AVAILABLE INFORMATION

         First M&F is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files periodic reports and other information with the Commission. Such reports and other information filed by First M&F can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street NW, Washington, D.C. 20549 and at its Regional Offices located in the Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and 5 Park Place, New York, New York 10007. Copies of such material can also be obtained from the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street NW, Washington, D.C. 20549, at prescribed rates.

         This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement on Form S-4 covering the securities offered hereby which has been filed with the Commission, certain portions of which have been omitted pursuant to the Rules and Regulations of the Commission, and to which portions reference is hereby made for further information with respect to First M&F and the securities offered hereby.

                               TABLE OF CONTENTS


                                                                                             Page
                                                                                             ----
Summary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         The Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         Date, Time, Place and Purpose of Meeting;
           Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         Recommendation of the F&M and First M&F
           Boards of Directors; Reasons for the Merger  . . . . . . . . . . . . . . . . . .    2
         Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         Interests of Certain Persons in the Merger . . . . . . . . . . . . . . . . . . . .    2
         Certain Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . .    2
         Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         Exchange of F&M Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         Appraisal Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         Conditions to Consummation of the Merger . . . . . . . . . . . . . . . . . . . . .    3
         Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         Comparison of the Rights of Holders
           of F&M Common Stock and First M&F
           Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         Comparative Per Share Information  . . . . . . . . . . . . . . . . . . . . . . . .    5
Investment Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
Introduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         Record Date; Voting Rights; Proxies  . . . . . . . . . . . . . . . . . . . . . . .    8
The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Exchange Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Background of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Recommendation of the F&M and First M&F
           Boards of Directors; Reasons for the Merger  . . . . . . . . . . . . . . . . . .   10
         Interests of Certain Persons in the Merger . . . . . . . . . . . . . . . . . . . .   10
         Certain Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . .   10
         Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         Exchange of F&M Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         Amendment and Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         Resales of First M&F Common Stock Issued
           in the Merger; Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         Expenses and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

Appraisal Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Filing Written Objection and Vote Against
           the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Notice by F&M  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Written Demand . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Appraisal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
Description of First M&F Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Authorized and Outstanding Capital Stock . . . . . . . . . . . . . . . . . . . . .   17
         Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Dividend Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Preemptive Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Fully Paid and Nonassessable . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Cumulative Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Liquidation Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Indemnification of Directors, Officers and Employees . . . . . . . . . . . . . . .   18
         Transfer Agent and Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Changes in Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
Comparison of the Rights of Holders of F&M
  Common Stock and First M&F Common Stock . . . . . . . . . . . . . . . . . . . . . . . . .   20
         Authorized Shares of Capital Stock;
           Dividend Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Supermajority Voting Requirements; Business Combinations . . . . . . . . . . . . .   21
         Removal of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Vacancies in the Board of Directors  . . . . . . . . . . . . . . . . . . . . . . .   22
         Amendment of the Articles of Incorporation . . . . . . . . . . . . . . . . . . . .   22
         Special Meetings of Shareholders . . . . . . . . . . . . . . . . . . . . . . . . .   22
Information Concerning First M&F  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Certain Relationships and Related Transactions . . . . . . . . . . . . . . . . . .   33
Stock Ownership of Management of First M&F and Principal
  Shareholders of First M&F . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
Market Prices of and Dividends on First M&F Common Stock  . . . . . . . . . . . . . . . . .   37
Selected Financial Data - First M&F and Bank  . . . . . . . . . . . . . . . . . . . . . . .   38
Pro Forma Selected Financial Data-First M&F . . . . . . . . . . . . . . . . . . . . . . . .   39
Management's Discussion and Analysis of Financial Condition and
  Results of Operations of First M&F  . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         1994 Compared with 1993 and 1992 . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Comparison of Six Months Ended June 30, 1995 and 1994  . . . . . . . . . . . . . .   55
Pro Forma Combined Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . .   57
Information Concerning F&M  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
Market Prices of and Dividends on F&M
  Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
Stock Ownership of Management of F&M  . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
Principal Shareholders of F&M . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
Selected Financial Data - F&M . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
Management's Discussion and Analysis of Financial

  Condition and Results of Operations of F&M  . . . . . . . . . . . . . . . . . . . . . . .   69
         1994 Compared with 1993 and 1992 . . . . . . . . . . . . . . . . . . . . . . . . .   69
         Comparison of Six Months Ended June 30, 1995 and 1994  . . . . . . . . . . . . . .   70
Legal Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
Experts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
Other Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
Index to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72



EXHIBIT A Agreement and Plan of Reorganization
EXHIBIT B Article 13 of Mississippi Business Corporation Act
          (Dissenter's Rights Statute)

                                    SUMMARY

         The following is a brief summary of certain information contained elsewhere in this Proxy Statement/Prospectus and the documents incorporated herein by reference. This summary does not contain a complete statement of all material information relating to the proposed Merger and is subject to and qualified in its entirety by reference to the more detailed information and financial statements contained elsewhere in this Proxy Statement/Prospectus, including the Exhibits and the documents incorporated in this Proxy Statement/Prospectus by reference. Certain capitalized terms used in this summary are defined elsewhere in this Proxy Statement/Prospectus.

THE MERGER

         The shareholders of F&M are being asked to consider and vote upon a proposal to approve the Merger Agreement pursuant to which F&M will be merged into a bank subsidiary of First M&F and each share of F&M Common Stock issued and outstanding immediately prior to the Effective Date of the Merger (except shares held directly or indirectly by First M&F other than in a fiduciary capacity and except Dissenting Shares) will be converted into and exchangeable for forty- five (45) shares of First M&F Common Stock. As a result of the Merger, the shareholders of F&M will become shareholders of First M&F. A conformed copy of the Merger Agreement is attached hereto as Exhibit A.

THE PARTIES

         First M&F Corporation. First M&F is a bank holding company headquartered at 221 Washington Street, Kosciusko, Mississippi 39090, telephone
(601) 289-5121. Its principal subsidiary is Merchants and Farmers Bank, a Mississippi banking corporation, with its principal office in Kosciusko, Mississippi. First M&F, through its subsidiary, provides comprehensive corporate, commercial, correspondent and individual banking services, and personal and corporate trust services.

         As of June 30, 1995, First M&F had total assets of approximately $450,030,000, total deposits of approximately $360,739,000, net loans of approximately $263,552,000 and shareholders' equity of approximately $37,278,000.

         Merchants and Farmers Bank. Merchants and Farmers Bank is a Mississippi banking corporation and is a wholly owned banking subsidiary of First M&F.

         Farmers and Merchants Bank.   F&M is a Mississippi banking corporation
headquartered at 101 City Square, Bruce, Mississippi 38915, telephone number
(601) 983-4368 F&M provides a full complement of consumer and commercial banking services in Bruce and Pittsboro, Mississippi.

         As of June 30, 1995, F&M had total assets of approximately $31,885,000, total deposits of approximately $27,195,000, net loans of approximately $7,165,000 and shareholders' equity of approximately $4,586,000.

DATE, TIME, PLACE AND PURPOSE OF MEETING; RECORD DATE

         A Special Meeting (the "Meeting") of the Shareholders of F&M will be held on ___________________, 1995, at ________, at the main office of F&M at
101 City Square, Bruce, Mississippi 38915, to consider and vote upon the proposal to approve the Merger Agreement. The Board of Directors of F&M has fixed the close of business on __________, 1995, as the record date (the "Record Date") for determining holders of outstanding shares of F&M Common Stock entitled to notice of and to vote at the Meeting. Only holders of F&M Common Stock of record on the books of F&M at the close of business on the Record Date are entitled to vote at the Meeting or at any adjournment or postponement thereof. As of the Record Date, there were 10,000 shares of F&M Common Stock issued and outstanding, each of which is entitled to one vote. See "Introduction -- General" and "Introduction -- Record Date; Voting Rights; Proxies."

VOTE REQUIRED

         Approval of the Merger Agreement requires the affirmative vote at the Meeting of the holders of two-thirds of the total voting power of the shares of F&M Common Stock. Executive officers, directors and affiliates of F&M are entitled to vote approximately 6,308 shares of F&M Common Stock, representing approximately 63.08% of the outstanding shares, all of which are expected to be voted in favor of the Merger.

RECOMMENDATION OF THE F&M AND FIRST M&F BOARDS OF DIRECTORS; REASONS FOR THE MERGER

         The F&M Board has approved the Merger without opposition and the Merger Agreement and has determined that the Merger is in the best interests of F&M and its shareholders because it will enhance shareholders' value and provide additional services to the community. In approving the Merger, F&M's directors considered, among other factors, the financial terms of the transaction; the possible liquidity afforded to shareholders of F&M through ownership of a company with a larger shareholder base and subject to the informational requirements of the Exchange Act; a review of the business and prospects of F&M and First M&F; the effect on the communities served by F&M; the federal income tax consequences of the Merger; and the likelihood of the Merger being approved by regulatory authorities without undue conditions or delays. THE F&M BOARD OF DIRECTORS BELIEVES THE MERGER IS IN THE BEST INTEREST OF F&M'S SHAREHOLDERS AND RECOMMENDS WITHOUT OPPOSITION THAT F&M'S SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

         The Board of Directors of First M&F has approved the Merger Agreement because it believes that the Merger will enhance First M&F's earnings capacity by enabling it to deliver products and provide services to a larger geographic customer base and that the combination of First M&F and F&M can take advantage of increased overall efficiencies and economies of scale which should enhance shareholder value. See "The Merger -- Recommendation of the F&M and First M&F Boards of Directors; Reasons for the Merger."

REGULATORY APPROVALS

         It is a condition to the consummation of the Merger that all required regulatory approvals, including the approval of the Federal Deposit Insurance Corporation (the "FDIC") and the Mississippi Department of Banking and Consumer Finance (the "Department"), be obtained. An application was submitted to the FDIC on October 6, 1995. An application will be submitted to the Department immediately after obtaining F&M shareholder approval. See "The Merger - - Conditions" and "The Merger -- Regulatory Approvals."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of F&M's management have interests in the Merger in addition to their interests as shareholders of F&M generally. Those interests relate to continued employment as well as to provisions in the Merger Agreement regarding eligibility to participate in the First M&F group health and life benefit plan. See "The Merger - Interests of Certain Persons in the Merger."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Consummation of the Merger is conditioned upon receipt of an opinion of counsel substantially to the effect that the Merger will be treated, for federal income tax purposes, as a tax-free reorganization, with the result that, no gain or loss will be recognized by F&M or by holders of F&M Common Stock who exchange all of their F&M Common Stock solely for First M&F Common Stock pursuant to the Merger (except with respect to cash, if any, received in exercise of dissenter's rights). F&M shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger. See "The Merger -- Certain Federal Income Tax Consequences."

EFFECTIVE DATE

         If the Merger Agreement is approved by the requisite vote of the shareholders of F&M and the Merger is approved by all required regulatory agencies and other conditions to the Merger are satisfied or waived (where permissible), the Articles of Merger shall be certified, executed, acknowledged and delivered to the Mississippi Department of Banking and Consumer Finance for filing pursuant to and in accordance with the provisions of Miss. Code Ann.
Section 81-5-85 (Supp. 1995). The Bank Merger shall become effective as of the date and time specified or permitted by the Department in a Certificate of Merger or other written records issued by the Department. It is expected that the Effective Date will occur in December, 1995; however, there can be no assurance that the conditions to the Merger will be satisfied or waived so that the Merger can be consummated. See "The Merger -- Effective Date" and "The Merger -- Conditions."

AFFILIATES

         It is a condition to First M&F's obligation to consummate the Merger that, at or prior to the Effective Date, each person who may be deemed to be an "affiliate" (as such term is defined by Rule 145 of the Securities Act of 1933) of F&M shall have executed and delivered to First M&F an agreement which provides, among other things, that such affiliate will not sell, transfer or otherwise dispose of any First M&F Common Stock to be received by such affiliate pursuant to the Merger in violation of the Securities Act of 1933 and the rules and regulations thereunder. For a further discussion of the provisions of the agreements between First M&F and such affiliates, see "The Merger -- Resales of First M&F Common Stock Issued in the Merger; Affiliates."

ACCOUNTING TREATMENT

         The pooling method of accounting will be used to reflect the Merger upon consummation. "The Merger -- Accounting Treatment."

EXCHANGE OF F&M CERTIFICATES

         Immediately after the Effective Date, First M&F will mail to each holder of record of F&M Common Stock, a letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Date, represented outstanding shares of F&M Common Stock in exchange for certificates representing First M&F Common Stock. See "The Merger -- Exchange of F&M Certificates." Certificates representing F&M Common Stock should not be surrendered until the transmittal form is received.

APPRAISAL RIGHTS

         Under certain conditions and by complying with the specific procedures required by Mississippi law and described herein, F&M's shareholders will have the right to dissent from the Merger, in which event, if the Merger is consummated, such shareholders may be entitled to receive in cash the fair value of their shares of F&M Common Stock. See "Appraisal Rights" and Exhibit B hereto.

CONDITIONS TO CONSUMMATION OF THE MERGER

         The respective obligations of each party under the Merger Agreement are subject, among other conditions, to approval of the Merger Agreement by the affirmative vote of the holders of at least two-thirds of the total voting power of the shares of F&M Common Stock, the receipt of all necessary regulatory approvals, a declaration by the Securities and Exchange Commission that the registration statement is effective and the receipt of all state securities and blue sky permits or approvals required to consummate the Merger. See "The Merger -- Conditions" for a fuller discussion of the conditions to consummation.

TERMINATION

         Among other reasons, the Merger Agreement may be terminated by either party at any time prior to the Effective Date, in the event any consent or approval of any regulatory authority required for consummation of the Merger and the other related transactions has been denied by final nonappealable action of such authority; the shareholders of F&M fail to vote their approval of the Merger Agreement and the related transactions as required by the Mississippi BCA at the Meeting; if holders of ten percent (10%) or more of the outstanding F&M common stock exercise statutory rights of dissent and appraisal pursuant to Miss. Code Ann. 79-4-13.01 et. seq. (Supp. 1995); or if the Closing has not occurred by June 30, 1996. See "The Merger -- Amendment and Termination."

COMPARISON OF THE RIGHTS OF HOLDERS OF F&M COMMON STOCK AND FIRST M&F COMMON
STOCK

         For a comparison of the charter and bylaw provisions of F&M and First M&F governing the rights of holders of F&M Common Stock and First M&F Common Stock, see "Comparison of the Rights of Holders of F&M Common Stock and First M&F Common Stock."

COMPARATIVE PER SHARE INFORMATION

                                                       Six Months Ended
                                                           June 30,              Year Ended December 31,
                                                      ----------------------------------------------------------
                                                        1995         1994        1994        1993          1992
                                                      ----------------------------------------------------------
 First M&F Corporation
 ---------------------
 Net Income Per Share
          Historical                                    $1.00        $0.75       $1.59       $1.41         $1.87
          Pro Forma                                      0.95         0.75        1.56        1.39          1.76
 Cash Dividends Per Share
          Historical                                     0.27         0.25        0.50        0.50          0.43
          Pro Forma                                      0.26         0.24        0.50        0.50          0.43

 Book Value Per Share
          Historical                                    13.57        11.14       11.43       10.89         10.02
          Pro Forma                                     13.09        10.85       11.12       10.57          9.69

 Farmers and Merchants Bank
 --------------------------
 Net Income Per Share
          Historical                                    28.60        33.70       63.53       59.40         52.56
          Equivalent Pro Forma                          42.75        33.75       70.20       62.55         79.20

 Cash Dividends Per Share
          Historical                                    10.00         9.00       20.00       18.00         16.00
          Equivalent Pro Forma                          11.70        10.80       22.50       22.50         19.35

 Book Value Per Share
          Historical                                   458.60       411.60      419.40      388.70        347.30
          Equivalent Pro Forma                         589.27       488.40      500.48      475.52        435.89

Equivalent pro forma per share amounts for Farmers and Merchants Bank are calculated by multiplying the pro forma income per share, pro forma dividends per share and pro forma book value per share of First M&F Corporation by an exchange ratio of 45.

                           INVESTMENT CONSIDERATIONS

         In addition to the other information contained in this Proxy Statement/Prospectus, in considering whether to approve the Merger Agreement, F&M shareholders should carefully consider the following investment considerations and risk factors.

GROWTH THROUGH ACQUISITIONS

         Since 1990, a substantial percentage of First M&F's growth in assets has resulted from the acquisition of branches of one (1) commercial bank and three (3) savings association branches in purchase transactions. The risk-based capital and leverage guidelines of the Board of Governors of the Federal Reserve System applicable to First M&F require First M&F to deduct for regulatory capital purposes all goodwill in connection with future acquisitions. This requirement could adversely affect the ability of First M&F to make acquisitions in the future that would be accounted for using the purchase method of accounting. First M&F's ability to make acquisitions using the pooling of interests method of accounting, however, would not be affected. Further, First M&F's ability to grow through acquisitions in the future may be limited by First M&F's capital position at the time. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of First M&F" and "Information Concerning First M&F--Business -- Supervision and Regulation".

NO ESTABLISHED TRADING MARKET

         While First M&F's Common Stock is traded locally in the over-the-counter market there is no established trading market for the Common Stock. No brokerage firm currently makes a market in First M&F's Common Stock and the trading volume of First M&F's Common Stock has historically been light. Thus, an investor may not be able to quickly resell any shares acquired in the Offering. See "Market Prices of and Dividends on First M&F Common Stock".

ANTI-TAKEOVER PROVISIONS

         The Articles of Incorporation of First M&F, as amended, contain certain provisions which, among other things: (1) provide for the election of directors to three-year staggered terms; and (2) provide for supermajority vote and fair price provisions relating to certain business combinations with any person who owns beneficially more than ten percent (10%) of the outstanding Common Stock of First M&F. These provisions may have the effect of deterring certain offers, including tender offers and merger offers, to acquire a controlling interest in First M&F. These provisions also may have the effect of maintaining incumbent management or of discouraging or defeating proposals, such as tender offers or mergers, that may be viewed as favorable by the holders of a majority of First M&F's Common Stock. See "Description of First M&F Capital Stock".

CONTROL

         As of October 1, 1995, First M&F executive officers, directors and affiliates beneficially owned approximately 1,214,299 shares (41.29%) of First M&F's outstanding Common Stock, which includes 288,543 shares (9.8%) held by the Trust Department of the Bank in plans for the benefit of employees. See "Stock Ownership of Management of First M&F and Principal Shareholders of First M&F".

PENDING LITIGATION

         The Bank is a defendant in three (3) lawsuits pending in the Circuit Court of Lafayette County, Mississippi:, Rayner v. Merchants and Farmers Bank, (instituted on March 29, 1993); Smith v. Merchants and Farmers Bank (instituted on February 4, 1994); and Miller v. Merchants and Farmers Bank (instituted on February 4, 1994). The lawsuits allege fraud and misappropriation by a former Bank employee. Claims against the Bank are based upon the payment of checks with forged endorsements and the authority of the former employee to endorse such checks. The plaintiffs allege actual damages of approximately $600,000 in the aggregate and seek unspecified punitive damages. The Bank is vigorously defending these lawsuits and has asserted defenses it believes are meritorious; however, the likelihood of ultimate success cannot be measured at this time.

         The Bank is also a defendant in a lawsuit styled Mahaffey v. Merchants and Farmers Bank and Mark Baird pending in the Circuit Court of Madison County, Mississippi which was instituted on July 22, 1991. The lawsuit alleges numerous wrongful acts by the Bank which allegedly give rise to claims for damages of approximately $247,000 and punitive damages of $2,650,000. This case is currently in the process of discovery; therefore, the Bank lacks sufficient information regarding the nature of the claims to comment on the likelihood of successfully defending the action.

         The Bank is also a defendant in a lawsuit styled Phelps v. Merchants and Farmers Bank which was instituted on November 7, 1994, in the Circuit Court of Oktibbeha County but removed to the Bankruptcy Court for the Northern District of Mississippi where it is now pending as an adversary proceeding.
The lawsuit alleges that a foreclosure sale at which the Bank purchased certain property that it sold to Mr. Phelps was void and violated an automatic stay. Mr. Phelps seeks the return of the amount he paid for the property purchased from the Bank and $1,000,000 in punitive damages. The Bank commenced an adversary proceeding against Mr. Phelps and others seeking a declaration that the foreclosure sale was valid. This adversary proceeding is pending in the Bankruptcy Court for the Northern District of Mississippi. While the Bank believes its defenses to be good, the litigation is in early stages and the outcome cannot be determined.

LOSS OF MAJOR CUSTOMER

         The operating account of Mississippi State University, Starkville, Mississippi, is held by the Bank pursuant to a contract which expires June 30, 1996. This relationship represents a year to date average of $46,098,000 in liabilities, which is approximately 11.3% of the Bank's total liabilities. The Bank's investment strategy accommodates the possible loss of this relationship in 1996 by managing investment maturities and such event should not have a materially adverse effect on the business of the Bank.

                                  INTRODUCTION

GENERAL

         This Proxy Statement/Prospectus is being furnished to shareholders of F&M in connection with the solicitation by the Board of Directors of F&M of proxies for use at a Special Meeting of Shareholders (the "Meeting") to be held on _______________, 1995 at _______________, local time, at the main office of
F&M, 101 City Square, Bruce, Mississippi 38915, and at any adjournment or postponement thereof. At the Meeting, shareholders will consider and vote upon a proposal to approve the Merger Agreement, by and among First M&F, Bank and F&M, pursuant to which F&M will be merged into Bank (the "Merger") and each share of F&M Common Stock issued and outstanding immediately prior to the Effective Date of the Merger (except Dissenting Shares, as hereinafter defined) will be converted into and exchangeable for a number of shares of common stock, $5.00 par value, of First M&F Common Stock. See "The Merger."

         This Proxy Statement/Prospectus constitutes a prospectus of First M&F with respect to the shares of First M&F Common Stock to be issued in connection with the Merger. The information in this Proxy Statement/Prospectus concerning First M&F and its subsidiaries and F&M and its subsidiary has been furnished by each of such entities, respectively.

         The principal executive office of First M&F is located at 221 Washington Street, Kosciusko, Mississippi 39090, and its telephone number is
(601) 289-5121. The principal executive office of F&M is located at 101 City Square, Bruce, Mississippi 38915, telephone number (601) 983-4368.

         This Proxy Statement/Prospectus is first being mailed to shareholders of F&M on or about ____________, 1995.

RECORD DATE; VOTING RIGHTS; PROXIES

         The Board of Directors of F&M has fixed the close of business on ______________, 1995 as the Record Date for determining holders of outstanding shares of F&M Common Stock entitled to notice of and to vote at the Meeting. Only holders of F&M Common Stock of record on the books of F&M at the close of business on the Record Date are entitled to vote at the Meeting or at any adjournment or postponement thereof. As of the Record Date, there were 10,000 shares of F&M Common Stock issued and outstanding, each of which is entitled to one vote. Shares of F&M Common Stock represented by properly executed proxies will be voted in accordance with the instructions indicated on the proxies or, if no instructions are indicated, will be voted FOR the proposal to approve the Merger Agreement and, in the discretion of the proxy holders, as to any other matter which may properly come before the Meeting or any adjournment or postponement thereof. A shareholder who has given a proxy may revoke it at any time before it is voted by filing with the Secretary of F&M a notice in writing revoking it or a duly executed proxy bearing a later date.

         Under Miss. Code Ann. Section 81-5-85 (Supp. 1995), approval of the Merger Agreement requires the affirmative vote at the Meeting of the holders of two-thirds of the total voting power of the F&M Common Stock. Executive officers, directors, their affiliates and affiliates of F&M are entitled to vote approximately 6,308 approximately 63.08% of the outstanding shares. The obligations of the parties to the Merger Agreement are subject to the condition that such affirmative vote shall have been obtained. See "The Merger -- Conditions."

         F&M will bear the costs of soliciting proxies from its shareholders. In addition to the use of the mail, proxies may be solicited by the directors, officers and employees of F&M in person, or by telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of F&M Common Stock held of record by such persons, and F&M may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

                                   THE MERGER

GENERAL

         The Merger Agreement provides that, subject to the satisfaction or waiver (where permissible) of certain conditions, including, among other things, the receipt of all necessary regulatory approvals, the expiration of all related waiting periods and the approval by the shareholders of F&M, F&M will be merged with and into Bank. See "The Merger -- Conditions" and "The Merger -- Regulatory Approvals." As a result of the Merger, the separate corporate existence of F&M will cease and the shareholders of F&M will become shareholders of First M&F. The date and time when the Merger will be consummated is herein referred to as the "Effective Date." See "The Merger -- Effective Date."

         The description of the Merger Agreement included in this Proxy Statement/Prospectus is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference and a copy of which is attached hereto as Exhibit A.

EXCHANGE RATIO

         Upon consummation of the Merger, F&M will be merged with and into Bank and each share of F&M Common Stock issued and outstanding at the Effective Date (other than shares owned by shareholders who, pursuant to the Mississippi BCA, perfect any right to receive the fair value of such shares ("Dissenting Shares")) will be converted into and exchangeable for forty-five (45) shares of First M&F Common Stock (the "Exchange Ratio").

         In the event that First M&F should split or combine First M&F Common Stock, or pay a dividend or other distribution in First M&F Common Stock, the Exchange Ratio will be appropriately adjusted.

         The Exchange Ratio was determined by a process of arm's length negotiations involving the managements of F&M and First M&F and their respective financial advisors. As explained above, pursuant to the Merger, First M&F will be required to issue to F&M shareholders 450,000 shares of First M&F Common Stock, which will constitute approximately ten percent (10%) of the shares of First M&F Common Stock outstanding immediately after the Effective Date. This calculation does not make any adjustment for Dissenting Shares and is based upon the number of shares of F&M Common Stock and First M&F Common Stock outstanding on the Record Date.

BACKGROUND OF MERGER

         A number of years ago management of the Bank expressed an interest in merging F&M into the Bank. At the time management of F&M was not interested, but stated that the Bank would be given an opportunity when and if F&M decided to sell or merge. Since January, 1994, the Bank had provided electronic data processing services for F&M.

         In late July, 1995, F&M was approached by another financial institution that was interested in acquiring F&M. That institution gave an estimate of what it thought the worth of F&M's stock would be in the event of a merger with it. Jon Crocker, Chairman of the Board of F&M contacted several banks, including the Bank, about the possibility of a merger. Mr. Crocker and the Board of F&M felt that to remain competitive, offer more services and enhance shareholders' value, it would be necessary to merge with a larger institution. Mr. Crocker called Mr. Hugh S. Potts, Jr., CEO of the Bank stating that he had been presented with an offer to merge with another bank and requested the Bank make an offer if First M&F was interested.

         The Bank's Executive Committee on August 30, 1995, approved offering forty-five (45) shares of First M&F for each share of F&M for a total of 450,000 shares of First M&F.

         This offer and the Agreement and Plan of Reorganization was approved by F&M's Board of Directors on August 31, 1995 and was ratified by the Bank's Board on September 1, 1995.

RECOMMENDATION OF THE F&M AND FIRST M&F BOARDS OF DIRECTORS; REASONS FOR THE MERGER

         F&M'S REASONS FOR THE MERGER. In authorizing the execution of the Merger Agreement, the F&M Board considered a number of factors. Without assigning any relative or specific weights to the factors, the F&M Board of Directors considered the following material factors:

         The competitive position, capital position and growth prospects of F&M independently and as part of a larger institution, considering the technological and regulatory changes in the banking industry; the opportunity to enhance shareholders' value through an institution which is well known to management of F&M and possesses a more diverse shareholder and earnings base; the continued ability of F&M to provide additional services to the community in an era of increasing technological sophistication of bank delivery systems and customers; the ability of F&M to offer more security and benefits to employees; and the opportunity to provide F&M with a broader financial and management base, which will result in better services to the customers of F&M.

         The terms of the Merger were the result of arms-length negotiations between representatives of F&M and representatives of First M&F. Based upon its consideration of the foregoing factors, the Board of Directors of F&M approved the Merger (with one director abstaining) as being in the best interest of F&M and its shareholders.

         F&M'S BOARD OF DIRECTORS RECOMMENDS WITHOUT OPPOSITION THAT F&M SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

         FIRST M&F'S REASONS FOR THE MERGER. First M&F considered the proximity of F&M's market to existing markets of First M&F in Oxford and Grenada which facilitate efficient use of current marketing programs and courier routes; the strong competitive and capital position of F&M in its market; facilitating access to the Bruce and Pittsboro, Calhoun County, Mississippi market; and First M&F's ability to productively utilize excess loan capacity and liquidity of F&M to the benefit of the shareholders of First M&F.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         OWNERSHIP OF FIRST M&F STOCK. As of the Record Date, directors and executive officers of F&M and their affiliates owned no shares of First M&F Common Stock.

         EMPLOYEE BENEFITS. The Merger Agreement provides that, after the Effective Date of the Merger, First M&F will, subject to compliance with applicable legal and regulatory requirements, provide coverage for all employees of F&M under First M&F's group health and life benefit plan for which they are eligible or would be eligible if such employees were employees of First M&F. For purposes of participation and vesting under health and life plans, the service of employees of F&M before the Merger will be treated as service with members of First M&F's consolidated group participating in such
employee benefit plans.   For purposes of participation and vesting in the
First M&F Pension Plan, employees of F&M will be treated as new employees of First M&F subject to the vesting and participating schedule of such Plans. Therefore there will not be any unfunded pension liability as a resuilt of the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of the principal federal income tax consequences of the Merger is based on provisions of the Internal Revenue Code of 1986 (the "Code"), the regulations thereunder, judicial authority, and administrative rulings and practice as of the date hereof. First M&F and F&M have received an opinion of counsel to First M&F to the effect that the Merger will be treated, for federal income tax purposes, as a tax-free reorganization under Section 368(a) of the Code.

         Any F&M shareholder who, pursuant to the Merger, exchanges all of the F&M Common Stock that such holder owns solely for First M&F Common Stock will not recognize any gain or loss upon such exchange. The aggregate tax basis of First M&F Common Stock received by such a holder in exchange for F&M Common Stock will equal such holder's tax basis in the F&M Common Stock surrendered. If such shares of F&M Common Stock are held as capital assets at the Effective Date, the holding period of the First M&F Common Stock received will include the holding period of the F&M

Common Stock surrendered therefor. F&M shareholders should consult their tax advisors as to the determination of their tax basis and holding period in any one share of First M&F Common Stock, as several methods of determination may be available.

         THE FOREGOING CONSTITUTES ONLY A GENERAL DESCRIPTION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH F&M SHAREHOLDER. F&M SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

EFFECTIVE DATE

         If the Merger Agreement is approved by the requisite vote of the shareholders of F&M and the Merger is approved by required regulatory authorities and the other conditions to the Merger are satisfied or waived (where permissible), the Merger will be consummated and become effective at the time the Articles of Merger are filed with the Mississippi Department of Banking and Consumer Finance, or as of such later date in time to which First M&F and F&M agree, which may be specified in the Merger Agreement. It is expected that the Effective Date will occur in December, 1995; however, there can be no assurance that the conditions to the Merger will be satisfied or waived so that the Merger can be consummated. See "The Merger -- Conditions" and "The Merger -- Amendment and Termination."

EXCHANGE OF F&M CERTIFICATES

         As soon as practicable after the Effective Date, First M&F will mail to each holder of record of certificates of F&M Common Stock (the "Certificates"), a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to First M&F) and instructions for use in effecting the surrender of the Certificates which, immediately prior to the Effective Date, represented outstanding shares of F&M Common Stock in exchange for Certificates representing shares of First M&F Common Stock (the "First M&F Certificates"). Shareholders of F&M are requested not to surrender their F&M Certificates for exchange until such letter of transmittal and instructions are received. Upon surrender of a Certificate for exchange and cancellation to First M&F, together with a duly executed letter of transmittal, the holder of such F&M Certificate shall be entitled to receive in exchange therefor a First M&F Certificate representing the number of shares of First M&F Common Stock to which such holder of F&M Common Stock shall have become entitled pursuant to the Merger Agreement, and the F&M Certificate so surrendered shall forthwith be canceled. Lost F&M Certificates shall be treated in accordance with the existing procedures of F&M.

         No dividends or other distributions with respect to First M&F Common Stock and payable to the holders of record thereof after the Effective Date shall be paid to the holder of any unsurrendered F&M Certificate until the holder thereof shall surrender such F&M Certificate. Subject to the effect, if any, of applicable law, after the subsequent surrender and exchange of any F&M Certificate, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable in respect of shares of First M&F Common Stock represented by such F&M Certificate.

         If any First M&F Certificate representing shares of First M&F Common Stock is to be issued in a name other than that in which the F&M Certificate surrendered in exchange therefor is registered then the signatures on the certificates must be guaranteed by a Medallion Member.

         After the Effective Date, there will be no transfers on the stock transfer books of F&M of Common Stock which were outstanding immediately prior to the Effective Date. If, after the Effective Date, F&M Certificates representing such shares are presented for transfer to First M &F, they shall be canceled and exchanged for First M&F Certificates representing shares of First M&F Common Stock pursuant to the terms of the Merger Agreement.

CONDITIONS

         The respective obligations of each party under the Merger Agreement are subject, among other conditions, to (1) approval of the Merger Agreement by the affirmative vote of the holders of at least two-thirds of the total voting power of F&M Common Stock, (2) the receipt of all necessary regulatory approvals, (3) the registration statement shall have been declared effective and shall not be subject to a stop order, and the receipt of all state securities and blue sky permits or approvals required to consummate the transactions contemplated by the Merger Agreement, and (4) receipt of an opinion of Watkins Ludlam & Stennis substantially to the effect that the transactions contemplated by the Merger Agreement will be treated for federal income tax purposes as a tax-free reorganization under Section 368 of the Code.

         The obligations of First M&F under the Merger Agreement are conditioned, among other conditions, on (1) receipt of an opinion from Ottis B. Crocker, counsel to F&M, primarily regarding certain corporate matters and (2) the absence of any material adverse change from June 30, 1995 to the Effective Date in the financial condition, results of operations, business, or prospects of F&M.

         The obligations of F&M are conditioned, among other conditions, on (1) receipt of an opinion of Watkins Ludlam & Stennis, counsel to First M&F, primarily regarding certain corporate matters, and (2) the absence of any material adverse change from June 30, 1995 to the Effective Date in the financial condition, results of operations, business, or prospects of First M&F.

AMENDMENT AND TERMINATION

         The Merger Agreement may be terminated at any time prior to the Effective Date (a) by mutual written consent; (b) by the Board of Directors of either F&M or First M&F in the event of a breach by the other of any covenant or agreement or of any representation or warranty in the Merger Agreement, if
(i) the facts constituting such breach reflect a material adverse change in the financial condition, results of operations, business or prospects, taken as a whole, of the breaching party or of any material agreement in the Merger Agreement, which in either case, cannot be cured within sixty (60) days or
(ii) in the event of a breach of a warranty or covenant, such breach results in a material increase in the cost of the non-breaching party's performance of the Merger Agreement; (c) by the Board of Directors of either F&M or First M&F in the event any consent or approval of any regulatory authority required for consummation of the Merger and the other related transactions shall have been denied by final nonappealable action of such authority, (d) the shareholders of F&M fail to vote their approval of the Merger Agreement as required by the Mississippi BCA at the shareholders' meeting; (e) by the Board of Directors of either F&M or First M&F in the event that the Merger shall not have consummated by June 30, 1996 unless the absence of such occurrence shall be due to the failure of the Party seeking to terminate the Merger Agreement to perform each of its obligations under the Merger Agreement required to be performed by it on or prior to the Effective Date; and (f) by First M&F, if holders of ten percent (10%) or more of the outstanding F&M common stock exercise statutory rights of dissent and appraisal pursuant to Miss. Code Ann. Section 79-4-13.01 through 79-4-13.31 (Supp. 1995).

COVENANTS

         F&M covenants and agrees that it will operate its business solely in the ordinary course consistent with prudent business practices and in compliance with all applicable laws, regulations and rules; and, without prior written consent of First M&F, F&M will not amend or otherwise change its articles of incorporation or bylaws; issue or sell, or authorize for issuance or sale, the shares of F&M or any additional shares of any class of capital stock of F&M; issue, grant, or enter into any subscription, option, warrant, right, convertible security, declare, set aside, make, or pay any dividend or other distribution with respect to its capital stock, provided, however, that, if the Bank Merger does not occur prior to the record date for First M&F's fourth quarter, 1995 dividend, F&M shall to the extent lawfully permitted declare and pay dividends for the purpose of allowing F&M's stockholders to receive the normal and customary second semi annual, 1995 dividend in the amount of $20.00 per outstanding share of F&M common stock; redeem, purchase, or otherwise acquire, directly or indirectly, any of its capital stock; authorize any capital expenditure(s) which, individually or in the aggregate, exceed $20,000; extend any new, or renew any existing, loan, credit, lease, or other type of financing unless such is consistent with F&M's normal lending practices; except in the ordinary course of business, sell, pledge, dispose of, or encumber, or agree to sell, pledge, dispose of, or encumber, any assets of F&M; establish or add any automated teller machines or branch or other banking offices; take any action that would materially and adversely affect the ability to obtain the approvals necessary for consummation of the transactions contemplated hereby or that would materially and adversely affect F&M's ability to perform its covenants and agreements hereunder; acquire (by merger, consolidation, lease or other acquisition of stock, ownership interests or assets) any corporation, partnership, or other business organization or division thereof, or enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing; excluding normal and customary banking transactions, incur any indebtedness for borrowed money, issue any debt securities, or enter into or modify any contract, agreement, commitment, or arrangement with respect thereto; enter into, amend, or terminate any employment agreement, relationship or responsibilities with any director, officer, or key employee or representative of F&M; or enter into, amend, or terminate any employment agreement with any other person otherwise than in the ordinary course of business, or take any action with respect to the grant or payment of any severance or termination pay except as expressly consented to in writing by First M&F; enter into, extend, or renew any lease for office or other space, except as required by law; enter into, adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, or other employee benefit plan, agreement, trust, fund, or arrangement for the benefit or welfare of any officer, employee or representative of F&M, or grant any increase in compensation to any director, officer, or employee or representative of F&M except in the ordinary course of business consistent with past practice; provided, however, that if the Bank Merger does not occur by December 31, 1995, year end 1995 bonuses may be paid which shall not exceed, in the aggregate,
$12,000.   F&M will use its best efforts to preserve its existing business and to keep its business organization intact, including its present relationships with its employees and customers and others having business relations with it. F&M shall cause the real property owned by F&M to be insured reasonably against all insurable risks under policies with reasonable deductibles and in full compliance with any co-insurance provision. F&M will promptly give proper notice of a stockholders' meeting for the purpose of approving this Agreement. F&M and its directors and principal stockholders will support and vote in favor of a stockholder resolution approving this Agreement. The officers and directors of F&M last in office shall execute and deliver such deeds and other instruments and shall take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or to confirm of record or otherwise to Bank title to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authorities of F&M, and otherwise to carry out the purposes of the Merger Agreement. F&M shall make available to First M&F and Bank the following statements and other reports and documents: F&M's Consolidated Balance Sheets as of June 30, 1995 and 1994 (unaudited) and December 31, 1994, 1993 and 1992 (audited); Consolidated Statements of Income and Changes in Stockholders' Equity and Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1993 and 1992 (audited); Consolidated Statements of Income for the six-month periods ended June 30, 1995 and 1994 (unaudited) ("F&M Financial Statements"); and, Federal Tax Returns for the years ended December 31, 1994, 1993 and 1992; and all correspondence with the Department, the FDIC and the Internal Revenue Service from January 1, 1994 through the date of Closing (for inspection, but copying may be restricted by legal limitations).

         F&M shall, upon reasonable notice, afford First M&F access to all of its properties; books, contracts, commitments, loan files, litigation files and records (including, but not limited to, the minutes of the Board of Directors of F&M and all committees thereof), and it shall, upon reasonable notice and to the extent consistent with applicable law, furnish promptly to First M&F such information as First M&F may reasonably request to perform such review.

         F&M shall not authorize or knowingly permit any of its officers, directors, employees, representatives, agents or other persons controlled by F&M to directly or indirectly, encourage or solicit or, hold any discussions or negotiations with, or provide any information to, any persons, entity or group concerning any merger, consolidation, sale of substantial assets, sale of shares of capital stock or similar transactions involving, directly or indirectly, F&M except as contemplated by the Merger Agreement. F&M shall promptly communicate to First M&F the identity and terms of any proposal which they may receive with respect to any such transaction.

         First M&F agrees to operate its business solely in the ordinary course consistent with prudent business practices and in compliance with all applicable laws, regulations, and rules; but nothing in the Merger Agreement shall be construed as limiting or restricting First M&F in its assets, liability, or capital structure or limiting any action of First M&F or its affiliates, nor shall anything in the Agreement be construed as limiting the future number and amount of outstanding shares of First M&F stock pending settlement of the Merger Agreement provided, however, there will be no dilution by First M&F of F&M shareholders of the First M&F Common Stock to be received in the Bank Merger, through any stock dividends, splits, warrants or options to be issued by First M&F unless First M&F receives relative value for the same.

         First M&F shall (and shall cause Bank to), (a) upon reasonable notice, afford F&M access to its premises, properties, books and records, and to furnish F&M and such representatives with such financial and operating data and other information of any kind respecting its business and properties as F&M shall from time to time reasonably request to perform such review, (b) furnish F&M with copies of all reports filed by First M&F with the Commission throughout the period after the date hereof prior to the Effective Date promptly after such reports are so filed, and (c) promptly advise F&M of the occurrence before the Effective Date of any event or condition of any character (whether actual or to the knowledge of First M&F, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to First M&F, would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of its consolidated group as a whole.

         First M&F agrees to register the shares to be issued to F&M stockholders pursuant to the Merger Agreement with the Commission.

         It is the present intention of First M&F to continue at least one significant historic business line of F&M, namely, financial services, and to use at least a significant portion of F&M's historic business assets in a business within the meaning of Treasury Regulation Section 1.368-1(d).

EMPLOYEE BENEFITS

         From and after the Effective Date, First M&F will, subject to compliance with applicable legal and regulatory requirements, provide coverage for all F&M employees under First M&F's group health and life benefit plan, as soon as practicable after the Effective Date. For purposes of participation and vesting (but not accrual of benefits) under such employee benefit plans, the service of the employees of F&M prior to the Effective Date shall be treated as service with members of First M&F's consolidated group participating in such employee benefit plans. For purposes of participation and vesting in the First M&F Pension Plan, employees of F&M will be treated as new employees of First M&F subject to the vesting and participating schedule of such Plans.

RESALES OF FIRST M&F COMMON STOCK ISSUED IN THE MERGER; AFFILIATES

         First M&F Common Stock to be issued to shareholders of F&M in connection with the Merger will be freely transferable under the Securities Act, except for shares issued to any affiliate (as such term is defined by Rule 145 of the Securities Act) of F&M (the "F&M Affiliates"). It is a condition to First M&F's obligation to consummate the Merger that, at or prior to the Effective Date, each person who may be deemed to be a F&M Affiliate shall have executed and delivered to First M&F an agreement (an "Affiliate's Agreement") providing that such F&M Affiliate will not sell, transfer or otherwise dispose of any First M&F Common Stock obtained as a result of the Merger in violation of the Securities Act and the rules and regulations of the Commission thereunder. See "The Merger -- Conditions."

ACCOUNTING TREATMENT

         The Merger, if consummated as proposed, will qualify as a pooling of interests for accounting and financial reporting purposes. Accordingly, under generally accepted accounting principles, the assets and liabilities of F&M will be combined with those of First M&F and carried forward at book values. In addition, the statements of operations of F&M will be combined with the statements of operations of First M&F on a retroactive basis. The obligations of F&M and First M&F to consummate the Merger are conditioned, among other matters, upon neither the Securities and Exchange Commission nor First M&F's independent auditors concluding that the Merger will not qualify for pooling of interests accounting treatment under generally accepted accounting principles.

EXPENSES AND FEES

         All legal and other costs and expenses incurred in connection with the Merger and the transactions contemplated thereby will be paid by the party incurring such costs and expenses.

REGULATORY APPROVALS

         It is a condition to the consummation of the Merger that all required regulatory approvals, including the approval of the Federal Deposit Insurance Corporation (the "FDIC") and the Mississippi Department of Banking and Consumer Finance (the "Department"), be obtained. An application was submitted to the FDIC on October 6, 1995. An application will be submitted to the Department immediately after obtaining F&M shareholder approval. See "The Merger - - Conditions" and "The Merger -- Regulatory Approvals."

                                APPRAISAL RIGHTS

         Under Section 79-4-13.01 et seq. of the Mississippi BCA (a copy of which is attached hereto as Exhibit B), any holder of record of shares of F&M Common Stock, who files a written objection to the Merger prior to or at the Meeting at which the vote on the Merger is taken, and who does not vote in favor of the Merger, may demand in writing that F&M pay to such shareholder the fair cash value of such shares ("Appraisal Rights"). A person who is a beneficial owner, but not a registered owner, of shares of F&M Common Stock who wishes to exercise the rights of a dissenting shareholder under the Mississippi BCA must submit to F&M the record shareholder's written consent to the dissent not later than the time the beneficial owner asserts dissenter's rights and he must do so with respect to all shares of which he is the beneficial shareholder.

         Any shareholder of record contemplating making a demand for appraisal is urged to review carefully the provisions of Section 79-4-13.21 of the Mississippi BCA, particularly the procedural steps required to perfect Appraisal Rights thereunder. APPRAISAL RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF SECTION 79-4-13.21 ARE NOT FULLY SATISFIED.

         Set forth below is a summary of the procedures relating to the exercise of Appraisal Rights. The following summary does not purport to be a complete statement of the provisions of Article 13 of the Mississippi BCA and is qualified in its entirety by reference to Exhibit B hereto and to any amendments to such sections as may be adopted after the date of this Proxy Statement/Prospectus.

FILING WRITTEN OBJECTION AND VOTE AGAINST THE MERGER

         Before the shareholders' vote is taken on the proposal to approve the Merger, a shareholder of record who intends to exercise Appraisal Rights (a "Dissenter") must deliver to F&M a written notice of his intent to demand payment for his shares if the proposed Merger is effectuated and must not vote the shares of F&M Common Stock held by such Dissenter (the "Shares") in favor of the proposed Merger. Such written notice may be sent to F&M at 101 City Square, Bruce, Mississippi 38915, telephone number (601) 983-4368 to the attention of Jon Crocker. The return of a proxy card by a Dissenter with instructions to vote the Shares represented thereby against the Merger (or abstaining from voting) is not sufficient to satisfy the requirement of delivering written objection to F&M. The submission of a signed blank proxy card will serve to waive Appraisal Rights.

NOTICE BY F&M

         Within ten (10) days after the Effective Date F&M will notify each Dissenter who has purported to comply with the provisions of Section 79-4-13.21 of the Mississippi BCA that the Merger has become effective (the "F&M Notice"). The F&M Notice shall be sent by registered mail, addressed to the Dissenter at such Dissenter's last address on F&M's records immediately prior to the Effective Date.

WRITTEN DEMAND

         Within thirty (30) days after the delivery to the Dissenter of the F&M Notice, any Dissenter must file with F&M a demand for payment (the "Demand") for their Dissenter's Shares as of the day prior to the Meeting. The Demand must comply with the provisions of Article 13 and must specify the Dissenter's name and mailing address, the number of shares of F&M stock owned and state that the Dissenter is demanding payment of his or her shares. The Dissenter must also certify that the Dissenter had beneficial ownership of the shares before the date set forth in the F&M Notice, which is September 7, 1995, the date of the first
announcement of the proposed Merger to the news media.   Simultaneously with
the filing of the Demand, the Dissenter shall also deposit the certificate in accordance with the terms of the F&M Notice. A Dissenter who fails to satisfy any of the foregoing conditions within the proper time periods will conclusively be presumed to have acquiesced in the Merger and will lose his Appraisal Rights. The Demand may be sent to F&M at 101 City Square, Bruce, Mississippi 38915, telephone number (601) 983-4368 to the attention of Jon Crocker.

PAYMENT

         Upon receipt of the Demand, F&M shall pay Dissenters who complied with
Article 13 the amount F&M estimates to be the fair value of the Dissenter's Shares plus accrued interest. Certain financial information concerning F&M, its estimate of the value of the shares, an explanation of how interest was calculated, and a statement of rights to demand payment along with a copy of
Article 13, must accompany such offer or payment.

APPRAISAL

         A Dissenter may notify F&M in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate or a Dissenter may reject F&M's payment and demand in writing payment based on his own estimate of the fair value of his shares and amount of interest due. To be entitled to such rights, the Dissenter must notify F&M of his demand in writing within thirty (30) days after F&M made payment for the shares. If a Dissenter has rejected F&M's payment and demanded payment of the fair value of the shares and interest due and the demand for payment remains unsettled, F&M shall commence a judicial proceeding within sixty (60) days after receiving the payment demand and petition an appropriate court, as described in Article 13, to determine the fair value of the shares and accrued interest. If F&M does not commence such action within the required sixty (60) day period, it shall pay each Dissenter whose demand remains unsettled the amount demanded.

         F&M shall make all Dissenters whose demands remain unsettled parties to the proceeding and all parties must be served with a copy of the petition. Each Dissenter made a party to the proceeding is entitled to judgment for either the amount by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by F&M or for the fair value of his shares, plus accrued interest, after acquired shares for which F&M elected to withhold payment under Section 79-4-13.27.

         Dissenters considering exercising Appraisal Rights should bear in mind that the fair cash value of their Shares determined under Section 79-4-13.30 of the Mississippi BCA could be more than, the same as or less than the consideration they would otherwise receive pursuant to the Merger Agreement if they do not seek appraisal of their Shares.

COSTS

         The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. Additionally, the court may assess fees of legal counsel and of experts for the respective parties. The court shall assess the costs against F&M, except that the court may assess costs against all or some of the Dissenters to the extent the court finds the Dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under
Article 13, or the court may assess counsel fees against the Dissenters who were benefited.

         ANY F&M SHAREHOLDER WHO DESIRES TO EXERCISE APPRAISAL RIGHTS SHOULD CAREFULLY REVIEW THE MISSISSIPPI BCA AND IS URGED TO CONSULT SUCH SHAREHOLDER'S LEGAL ADVISOR BEFORE EXERCISING OR ATTEMPTING TO EXERCISE SUCH RIGHTS.

                     DESCRIPTION OF FIRST M&F CAPITAL STOCK

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

         The amended Articles of Incorporation (the "Articles") of First M&F authorize the issuance of 5,000,000 shares of Common Stock, par value $5.00 per share. On October 4, 1995, there were 2,940,900 shares of Common Stock outstanding (excluding 3,756 shares held by First M&F as Treasury shares).

         In addition, the Articles authorize First M&F to issue 500,000 shares of Class A voting preferred stock, no par value, and 500,000 shares of Class B non-voting preferred stock, no par value. On October 4, 1995, there were no shares of either class of preferred stock outstanding. The shares of each class of preferred stock may be issued from time to time by the Board of Directors in one or more series, and the variations, relative rights and preferences as between different series of each class may be fixed and determined by resolution of the Board of Directors with respect to the rate of dividend, redemption, liquidation payments, sinking fund provisions and conversion.

VOTING RIGHTS

         The holders of First M&F's Common Stock are entitled to one vote for each share of Common Stock held. Holders of Common Stock have cumulative voting rights in the election of directors.

         A holder of Class A voting preferred stock would be entitled to voting rights equivalent to those of a holder of Common Stock, including one vote per share on matters submitted to a vote at a meeting of stockholders and cumulative voting in the election of directors. A holder of Class B non-voting preferred stock would have no voting rights as a holder of such stock, except as specifically required by law.

DIVIDEND RIGHTS

         The holders of Common Stock are entitled to receive such dividends as may be declared, from time to time, by the Board of Directors out of funds legally available therefor. Substantially all of the funds available to First M&F for payment of dividends on the Common Stock are derived from dividends paid by Bank. The payment of dividends by First M&F is subject to the restrictions of Mississippi law applicable to the declaration of dividends by a business corporation. Under such provisions, no distribution may be made if, after giving it effect (1) First M&F would not be able to pay its debts as they become due in the usual course of business; or (2) First M&F's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if First M&F were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distributions.

         The holders of Class A voting preferred stock and Class B non-voting preferred stock would be entitled to receive fully cumulative dividends, when and as declared by the Board of Directors, payable at periods fixed by the Board of Directors at the rates specified in the issuing resolution of the Board of Directors for the particular series thereof, and no more, before any dividend could be paid or set apart for payment upon the Common Stock.

         Additionally, the Federal Reserve, in its Policy Statement on Cash Dividends Not Fully Covered by Earnings, has stated that bank holding companies should not pay dividends except out of current earnings and unless the prospective rate of earnings retention by the holding company appears consistent with its capital needs, asset quality and overall financial condition.

PREEMPTIVE RIGHTS

         The holders of Common Stock do not have any preemptive or preferential right to purchase or to subscribe for any additional shares of Common Stock that may be issued.

FULLY PAID AND NONASSESSABLE

         The shares of Common Stock presently outstanding are, and those shares of Common Stock to be issued in connection with the Offering will be when issued, fully paid and nonassessable. Such shares do not have any redemption provisions.

CUMULATIVE VOTING

         First M&F's Bylaws provide that in the election of directors, each shareholder entitled to vote has the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

LIQUIDATION RIGHTS

         In the event of liquidation, dissolution or winding-up of First M&F, whether voluntary or involuntary, the holders of Common Stock will be entitled to share ratably in any of the net assets or funds which are available for distribution to stockholders after the satisfaction of all liabilities or after adequate provision is made therefor and after payment of any preferences on liquidation of preferred stock, if any.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

         First M&F's Articles and Bylaws provide for indemnification by First M&F, to the fullest extent permitted by the Mississippi BCA, of directors, officers, employees and agents for expenses, judgments, fines and amounts paid in settlement by such persons.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling First M&F pursuant to the foregoing provisions, First M&F has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

TRANSFER AGENT AND REGISTRAR

         The registered transfer agent and registrar for the Common Stock is Merchants and Farmers Bank, Kosciusko, Mississippi.

CHANGES IN CONTROL

         Certain provisions of First M&F's Articles and Bylaws may have the effect of preventing, discouraging or delaying any change in the control of First M&F. The classification of the Board of Directors would delay any attempt by dissatisfied stockholders or anyone who obtains a controlling interest in the Common Stock to elect a new Board of Directors. The classes serve staggered three year terms so that one-third of the Directors are elected each year. These staggered terms of service may make it more difficult for First M&F's stockholders to effect a change in the majority of First M&F's Directors, because replacement of a majority of the directors will normally require two annual meetings of stockholders. Accordingly, this provision also may have the effect of discouraging hostile attempts to gain control of First M&F.

         The Articles contain in Article Nine provisions regarding the vote required to approve certain business combinations or other significant corporate transactions involving First M&F and a substantial stockholder. Mississippi law generally requires the affirmative vote of the holders of a majority of shares entitled to vote at a meeting to approve a merger, consolidation or dissolution of First M&F or a disposition of all or substantially all of First M&F's assets. The Articles require the affirmative vote of 80% of the total number of votes entitled to be cast to approve these and other significant corporate transactions ("business combinations") if an "Interested Stockholder" (as defined) is a party to the transaction or its percentage equity interest in First M&F will be increased by the transaction. A majority of the "Continuing Directors" (as defined) of the Board of Directors may, in all such cases, determine not to require such 80% affirmative vote. The required 80% approval of any such business combination includes all votes entitled to be cast with respect to voting shares not beneficially owned by any Interested Stockholder. In addition, such 80% affirmative vote will not be required if certain price criteria and procedural requirements are satisfied.

         An "Interested Stockholder" generally is defined under Article Nine as the "beneficial owner" of 10% or more of the outstanding shares of stock of First M&F entitled to vote generally in the election of Directors ("voting shares"). "Beneficial ownership" generally is defined in accordance with the definition of beneficial ownership in Rule 13d-3 under the Securities Exchange Act of 1934 and includes all shares to which the Interested Stockholder in question has sole or shared voting or investment power. However, for purposes of Article Nine, an Interested Stockholder is also deemed to own beneficially shares owned, directly or indirectly, by an "Affiliate" or "Associate" (each as defined in paragraph (C)(7) of Article Nine) of the Interested Stockholder, as well as (1) shares of which it or any such Affiliate or Associate has a right to acquire, (2) shares issuable upon the exercise of options or rights, or upon conversion of convertible securities, held by the Substantial Stockholder and
(3) shares beneficially owned by any other person with whom the Substantial Stockholder or any of his Affiliates or Associates acts as a partnership, syndicate or other group pursuant to an agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of capital stock of First M&F.

         A "business combination" subject to Article Nine includes: a merger or consolidation involving First M&F or any of its subsidiaries and an Interested Stockholder; a sale, lease or other disposition of a "substantial part" of the assets of First M&F or any of its subsidiaries (that is, assets constituting in excess of 5% of the book value of the total consolidated assets of First M&F) to an Interested Stockholder; an issuance of equity securities of First M&F or any of its subsidiaries to an Interested Stockholder for consideration aggregating 5% of the shareholders' equity; a liquidation or dissolution of First M&F (if, as of the record date for the determination of stockholders entitled to vote with respect thereto, any person is an Interested Stockholder); and a reclassification or recapitalization of securities (including any reverse stock split) of First M&F or any of its subsidiaries or a reorganization, in any case having the effect, directly or indirectly, of increasing the percentage interest of an Interested Stockholder in any class of equity securities of First M&F or such subsidiary.

         A "Continuing Director" is defined as one serving as a director, or one elected or appointed prior to the time the Interested Stockholder in question acquires such status, or one designated as a Continuing director (prior to his initial election or appointment) by a majority of the whole Board of Directors, but only if a majority of the whole Board shall then consist of Continuing Directors, by a majority of the then Continuing Directors.

         Under those circumstances in which Article Nine would apply, a minority of First M&F's stockholders may prevent the consummation of a transaction favored by a majority of stockholders. As a practical matter, the requirement of an 80% vote may also mean that the type of business combination to which Article Nine is addressed might not be accomplished by the controlling entity while there remains any widely dispersed public market in First M&F's voting shares. All directors and officers as a group may be deemed to beneficially own, as of October 1, 1995, approximately 31.48% of the outstanding Common Stock, excluding shares to which beneficial ownership is disclaimed. Thus, management and these persons could themselves, by failing to vote, defeat such a proposed transaction. Article Nine may deter unsolicited tender offers for First M&F, even if such tender offers are favored by and
beneficial to the holders of a majority of First M&F's shares.   The Board of
Directors has no knowledge of any proposed tender offer for First M&F or other acquisition offer.

         Article Nine may not be amended or repealed without the affirmative vote of 80% or more of the votes entitled to be cast by all holders of voting shares (which 80% vote must also include the affirmative vote of a majority of the votes entitled to be cast by all holders of voting shares not beneficially owned by any Interested Stockholder).

         Article Seven of the Articles provides that the number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by Bylaw adopted by a majority of the Board of Directors (but in no event less than nine). This provision enables the Board of Directors to increase the size of the Board during the period between annual meetings of stockholders to accommodate the inclusion of persons it concludes would be valuable additions to the Board. It also enables the Board to decrease the number of directorships in order to respond to circumstances under which the Board deems a lower number of directors to be desirable, such as when a director unexpectedly dies or resigns and a qualified candidate to replace the departing director is not immediately available. It should be noted that, under the Mississippi BCA, the Board may only increase or decrease by 80% or less the number of directors last approved by the stockholders; the stockholders must approve any proposal by the Board to increase or decrease by more than 30% the number of directors last approved by the stockholders.

         Article Seven of the Articles also provides that (1) vacancies occurring on the Board of Directors may be filled only by the shareholders at an Annual Meeting, (2) directors may be removed with or without cause only by the holders of 80% of the shares eligible to vote and no individual director may be removed if the number of votes cast against removal would be sufficient to elect the director if such shares were voted cumulatively, and (3) Article Seven may not be amended or repealed without the approval of the holders of 80% of the outstanding Common Stock.

         These provisions may have the effect of making it more difficult for stockholders to replace or add directors, or to otherwise influence actions taken by Directors, which may discourage attempts to acquire control of First M&F which may (or may not) be in the best interests of the majority of the stockholders.

                     COMPARISON OF THE RIGHTS OF HOLDERS OF
                  F&M COMMON STOCK AND FIRST M&F COMMON STOCK

         F&M and First M&F are both incorporated in the State of Mississippi. Shareholders of F&M, whose rights as shareholders are currently governed by Mississippi law and by F&M's Articles of Incorporation (the "F&M Articles") and Bylaws, will, upon consummation of the Merger, become shareholders of First M&F and their rights as such will be governed by Mississippi law and by First M&F's Articles of Incorporation (the "First M&F Articles") and Bylaws.

         Certain significant differences between the rights of shareholders of F&M and shareholders of First M&F are set forth below. This summary is not intended to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by the Articles of Incorporation and Bylaws of F&M and First M&F, respectively, to which F&M shareholders are referred.

AUTHORIZED SHARES OF CAPITAL STOCK; DIVIDEND RIGHTS

         F&M. F&M's Articles authorize the issuance of 10,000 shares of F&M Common Stock. As of the date of this Proxy Statement/Prospectus, 10,000 shares were issued, of which 10,000 were outstanding.

         FIRST M&F. First M&F's Articles authorize the issuance of 5,000,000 shares of First M&F Common Stock and 500,000 shares of Class A voting preferred stock no par value and 500,000 shares of Class B Non-Voting Preferred Stock no par value (together, "First M&F Preferred Stock"). On October 4, 1995 there were 2,940,900 shares of Common Stock outstanding (excluding 3,756 shares held by First M&F as Treasury shares) and there were no shares of either class of preferred stock outstanding. The shares of each class of preferred stock may be issued from time to time by the Board of Directors in one or more series, and the variations, relative rights and preferences as between different series of each class may be fixed and determined by resolution of the Board of Directors with respect to the rate of dividend, redemption, liquidation payments, sinking fund provisions and conversion.

         Additionally, the Federal Reserve, in its Policy Statement on Cash Dividends Not Fully Covered by Earnings, has stated that bank holding companies should not pay dividends except out of current earnings and unless the prospective rate of earnings retention by the holding company appears consistent with its capital needs, asset quality and overall financial condition.

         During the time that any series of First M&F Preferred Stock is outstanding, no dividends may be declared or paid on First M&F Common Stock, unless dividends on all outstanding shares of First M&F Preferred Stock for the current and all past dividend periods have been declared and paid or provision made for the payment thereof. Dividends with respect to First M&F Preferred Stock are required to be cumulative.

VOTING RIGHTS

         F&M. F&M has one authorized class of stock and, under F&M's Bylaws, each outstanding share of F&M stock is entitled to one (1) vote on each matter submitted to a vote. Holders of Common Stock have cumulative voting rights in the election of directors.

         FIRST M&F. Pursuant to the Mississippi BCA and First M&F's Bylaws, each outstanding share of First M&F stock is entitled to one (1) vote on each matter submitted to a vote. Holders of Common Stock have cumulative voting rights in the election of directors. A holder of Class A voting preferred stock would be entitled to voting rights equivalent to those of a holder of Common Stock, including one vote per share on matters submitted to a vote at a meeting of stockholders and cumulative voting in the election of directors. A holder of Class B Non-Voting Preferred Stock would have no voting rights as a holder of such stock, except as specifically required by law.

INDEMNIFICATION

         F&M. F&M's Articles and Bylaws do not contain a provision for indemnification of directors, officers, employees or agents for expenses, judgments, fines and amounts paid in settlement by such persons.

         FIRST M&F. First M&F's Articles and Bylaws provide for indemnification by First M&F, to the fullest extent permitted by the Mississippi BCA, of directors, officers, employees and agents for expenses, judgments, fines and amounts paid in settlement by such persons.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers or persons controlling First M&F pursuant to the foregoing provisions, First M&F has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SUPERMAJORITY VOTING REQUIREMENTS; BUSINESS COMBINATIONS

         F&M. F&M's Articles and Bylaws do not have supermajority voting requirements for business combinations or other matters.

         FIRST M&F. First M&F's Articles contain provisions regarding the vote required to approve certain business combinations or other significant corporate transactions involving First M&F and a substantial stockholder. Mississippi law generally requires the affirmative vote of the holders of a majority of shares entitled to vote at a meeting to approve a merger, consolidation or dissolution of First M&F or a disposition of all or substantially all of First M&F's assets. The Articles require the affirmative vote of 80% of the total number of votes entitled to be cast to approve these and other significant corporate transactions ("business combinations") if an "Interested Stockholder" (as defined) is a party to the transaction or its percentage equity interest in First M&F will be increased by the transaction. A majority of the "Continuing Directors" (as defined) of the Board of Directors may, in all such cases, determine not to require such 80% affirmative vote. The required 80% approval of any such business combination includes all votes entitled to be cast with respect to voting shares not beneficially owned by any Interested Stockholder. In addition, such 80% affirmative vote will not be required if certain price criteria and procedural requirements are satisfied. See "Description of First M&F Capital Stock--Changes in Control" for a fuller discussion of this provision and for definitions of such terms.

REMOVAL OF DIRECTORS

         F&M. F&M's Bylaws provide that any director may be removed at any time without cause or changes, at any meeting of the shareholders called for that purpose, by vote of a majority of all of the shares of stock issued and outstanding.

         FIRST M&F. First M&F's Articles provide that directors may be removed with or without cause only by the holders of 80% of the shares eligible to vote and no individual director may be removed if the number of votes cast against removal would be sufficient to elect the director if such shares were voted cumulatively.

VACANCIES IN THE BOARD OF DIRECTORS

         F&M. F&M's Bylaws provide that when any vacancy occurs in the Board of Directors, whether by reason of increase in the number of members composing the Board, or otherwise, the remaining members of the Board may appoint a director or directors to fill such vacancy or vacancies at any regular meeting of the Board, or at a special meeting of the Board called for that purpose.

         FIRST M&F. First M&F's Articles provide that vacancies occurring on the Board of Directors may be filled only by shareholders at an annual meeting.

AMENDMENT OF THE ARTICLES OF INCORPORATION

         F&M. F&M's Articles may be amended pursuant to Miss. Code Ann. Section 81-3-15 by a majority vote of F&M's shareholders.

         FIRST M&F. Articles Seven and Nine of First M&F's Articles may not be amended or repealed without the affirmative vote of 80% or more of the votes entitled to be cast by all holders of voting shares. See "Description of First M&F's Common Stock--Changes in Control" for a fuller discussion of the terms of Articles Seven and Nine and the restrictions on their amendment or repeal.

SPECIAL MEETINGS OF SHAREHOLDERS

         F&M. The Bylaws provide that special meetings may be called by the Board of Directors or by any three or more shareholders owning twenty-five percent (25%) of the stock of F&M.

         FIRST M&F. The Bylaws provide that special meetings may be called by the Chairman, Vice Chairman or at the request of the holders of not less than thirty-three and one-third percent (33 1/3%) of all the outstanding shares of First M&F entitled to vote at the meeting.

                        INFORMATION CONCERNING FIRST M&F

BUSINESS

         GENERAL. First M&F is a bank holding company under the Bank Holding Company Act. It engages exclusively in the banking business through its subsidiary, Merchants and Farmers Bank (the "Bank"). The principal executive offices of First M&F and the Bank are located at 221 East Washington Street, Kosciusko, Mississippi.

         First M&F was incorporated in 1979 by management of the Bank and became the parent of the Bank through an exchange offer pursuant to which First M&F issued shares of common stock and debentures in exchange for the then outstanding shares of the Bank. First M&F presently owns 100% of the outstanding stock of the Bank.

         The Bank was chartered and organized under the laws of the State of Mississippi in 1890. The Bank offers a complete range of commercial and consumer banking services through its main office and two branch offices in Kosciusko and its branch offices in Ackerman, Brandon, Canton, Durant, Grenada, Lena, Madison, Oxford, Pearl, Philadelphia, Puckett, Ridgeland, Starkville and Weir, Mississippi. The Bank makes commercial, real estate, consumer and agricultural loans and offers a variety of trust services.

         The Bank has three wholly-owned finance company subsidiaries - State Financial Services, Inc., M & F Financial Services, Inc. and Family Budget Service of Carthage, Inc. - which have offices in Kosciusko, Jackson, Pearl and Carthage, Mississippi. The Bank also has a wholly-owned credit insurance subsidiary, First M&F Insurance Company, Inc., based in Kosciusko. The Bank also has a wholly-owned real estate property management subsidiary, Merchants and Farmers Bank Securities Corp., Inc., based in Kosciusko.

         As of October 4, 1995, the Bank had approximately 190 full-time equivalent employees.

         On February 12, 1992, the Board of Directors approved a four to one stock dividend and on August 9, 1995 approved a two for one stock dividend. The financial information disclosed in this report has been restated to reflect the stock dividends.

         RECENT ACQUISITION ACTIVITIES. On June 15, 1990, the Bank acquired the Kosciusko and Philadelphia, Mississippi branches of Unifirst Bank for Savings, F.S.B. from the Resolution Trust Corporation (RTC). This transaction increased the Bank's total assets by approximately $21,100,000 and its total deposit liabilities by approximately $21,200,000. On December 27, 1991, the Bank assumed approximately $14,397,000 of deposits and acquired certain assets of OmniBank's Rankin County operations. This Rankin County acquisition was made to complement the Bank's opening of a Rankin County branch in 1990. In April, 1994, the Bank acquired approximately $5,100,000 in deposit liabilities of Security Federal Savings Association from the RTC at Kosciusko, Attala County and Starkville, Oktibbeha County, Mississippi.

         COMPETITION. The deregulation of the financial services industry, the elimination of many previous distinctions between commercial banks and other types of financial institutions and the enactment in Mississippi and other states of legislation permitting state-wide branching or multi-bank holding companies as well as interstate banking, has created a highly competitive environment for commercial banking in First M&F's market area. The principal competitive factors in the markets for deposits and loans are interest rates paid and charged. First M&F also competes through the efficiency, quality, range of services and products it provides, convenience of the Bank's offices and ATM locations and office hours.

         In attracting deposits and in its lending activities, First M&F competes generally with other commercial banks, savings associations, credit unions, mortgage banking firms, consumer finance companies, securities brokerage firms, mutual funds, insurance companies and other financial institutions, many of which have greater resources than those available to First M&F.

         DEPOSITS. The Bank has a number of programs designed to attract depository accounts which are offered to consumers and to small and middle size businesses at interest rates generally consistent with market conditions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of First M&F".

         The Bank offers twelve (12) ATMs at its twenty-five (25) banking offices of which two (2) are free-standing. The Bank is a member of regional and international networks such as Plus, Gulfnet and Money Belt, which allow ATM customers to access their depository accounts from regional, national and international ATM facilities. The Bank controls deposit flows primarily through the pricing of such deposits and to a certain extent through promotional activities. As of September 30, 1995, the Bank maintained no brokered deposits and $38,300,000 of certificates of deposit greater than $100,000. Management believes that the rates it offers, which are posted weekly on its deposit accounts, are generally competitive with or, in some cases, slightly below other financial institutions in the Bank's market areas.

         The operating account of Mississippi State University is held by the Bank pursuant to a contract which expires June 30, 1996. This relationship represents approximately a year to date average of $46,098,000 in liabilities (11.3% of the Bank's total liabilities). The Bank's investment strategy accommodates the possible loss of this relationship in 1996 by managing investment maturities. Such event should not have a materially adverse effect on the business of the Bank.

         SUPERVISION AND REGULATION

         BANK HOLDING COMPANY REGULATION. General: As a bank holding company, First M&F is subject to extensive regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve") pursuant to the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"). First M&F also is required to file certain reports with, and otherwise comply with the rules and regulations of, the Commission under Federal securities laws.

         Federal Regulation: The Bank Holding Company Act generally prohibits First M&F from engaging in activities other than banking or managing or controlling banks or other permissible subsidiaries or from acquiring or obtaining direct or indirect control of any company engaged in any activities other than those activities determined by the Federal Reserve to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In determining whether a particular activity is permissible, the Federal Reserve must consider whether the performance of such an activity can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. For example, making, acquiring or servicing loans, leasing personal property, providing certain investment or financial advice, performing certain data processing services, acting as agent or broker in selling credit life insurance and certain other types of insurance in connection with credit transactions and certain insurance underwriting activities have all been determined by regulations of the Federal Reserve to be permissible activities. The Bank Holding Company Act does not place territorial limitations on permissible bank-related activities of bank holding companies. However, despite prior approval, the Federal Reserve has the power to order a holding company or its subsidiaries to terminate any activity, or terminate its ownership or control of any subsidiary, when it has reasonable cause to believe that continuation of such activity or ownership of such subsidiary or control constitutes a serious risk to the financial safety, soundness or stability of any bank subsidiary of that holding company.

         The Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Federal Reserve: (1) before it may acquire direct or indirect ownership or control of any voting shares of any bank if, after such acquisition, such bank holding company will directly or indirectly own or control more than 5% of the voting shares of such bank, (2) before it or any of its subsidiaries other than a bank may acquire all or substantially all of the assets of a bank, or (3) before it may merge or consolidate with any other bank holding company. In reviewing a proposed acquisition, the Federal Reserve considers financial, managerial and competitive aspects, and must take into consideration the future prospects of the companies and banks concerned and the convenience and needs of the community to be served. As part of its review, the Federal Reserve reviews the indebtedness to be incurred by a bank holding company in connection with the proposed acquisition to ensure that the bank holding company can service such indebtedness in a manner that does not adversely affect the capital requirements of the holding company or its subsidiaries. The Bank Holding Company Act further requires that consummation of approved acquisitions or mergers be delayed for a period of not less than 15 days following the date of such approval. During such 15-day period, complaining parties may obtain a review of the Federal Reserve's order granting its approval by filing a petition in the appropriate United States Court of Appeals petitioning that the order be set aside.

         The Federal Reserve has adopted capital adequacy guidelines for use in its examination and regulation of bank holding companies. The regulatory capital of a bank holding company under applicable Federal capital adequacy guidelines is particularly important in the Federal Reserve's evaluation of a bank holding company and any applications by the bank holding company to the Federal Reserve. If regulatory capital falls below minimum guideline levels, a bank holding company or bank may be denied approval to acquire or establish additional banks or non-bank businesses or to open additional facilities. In addition, a financial institution's failure to meet minimum regulatory capital standards can lead to other penalties, including termination of deposit insurance or appointment of a conservator or receiver for the financial institution. There are two measures of regulatory capital presently applicable to bank holding companies, (1) risk-based capital and (2) leverage capital ratios.

         The Federal Reserve rates bank holding companies by a component and composite 1-5 rating system ("BOPEC"). The leverage ratio recently adopted by the Federal Reserve requires all but the most highly rated bank holding companies to maintain Tier 1 Capital at 4% to 5% of total assets. Certain bank holding companies having a composite 1 BOPEC rating and not experiencing or anticipating significant growth may satisfy the Federal Reserve guidelines by maintaining Tier 1 Capital of at least 3% of total assets. Tier 1 Capital for bank holding companies includes: equity; minority interest in equity accounts of consolidated subsidiaries; and qualifying perpetual preferred stock. In addition, Tier 1 Capital excludes goodwill.

         The risk-based capital guidelines are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies, to account for off-balance sheet exposure and to minimize disincentives for holding liquid assets. Under the risk-based capital guidelines, assets are assigned to one of four risk categories; these are 0%, 20%, 50% and 100%. As an example, U.S. Treasury securities are assigned to the 0% risk category while most categories of loans are assigned to the 100% risk category. The risk weight of off-balance sheet items such as standby letters of credit is determined by a two-step process. First, the amount of the off-balance sheet item is multiplied by a credit conversion factor of either 0%, 20%, 50% or 100%. Then, the result is assigned to one of the four risks categories.

         The primary component of risk-based capital is defined as Tier 1 Capital, which is essentially equal to common stockholders' equity, plus a certain portion of perpetual preferred stock. Tier 2 Capital, which consists primarily of the excess of any perpetual preferred stock, mandatory convertible securities, subordinated debt and general reserves for loan losses, is a secondary component of risk-based capital. The risk-weighted asset base is equal to the sum of the aggregate dollar values of assets and off-balance sheet items in each risk category, multiplied by the weight assigned to that category. Under these guidelines, bank holding companies are required to maintain a ratio of Tier 1 Capital to risk-weighted assets of at least 4% and a ratio of Total Capital (Tier 1 and Tier 2) to risk-weighted assets of at least 8%.

         First M&F, as a bank holding company within the meaning of the Bank Holding Company Act, is required to obtain the prior approval of the Federal Reserve before it may acquire substantially all the assets of any bank, or ownership or control of any voting shares of any bank, if, after such acquisition it would own or control, directly or indirectly, more than 5% of the voting shares of such bank. In no case, however, may the Federal Reserve approve the acquisition by First M&F of the voting shares, or substantially all the assets, of any bank located outside Mississippi unless such acquisition is specifically authorized by the laws of the state in which the bank to be acquired is located. The banking laws of Mississippi presently permit out-of-state banking organizations, provided the out-of-state banking organization's home state grants similar privileges to banking organizations in Mississippi. This reciprocity privilege was restricted to banking organizations in a specified geographic region which encompasses the states of Alabama, Arkansas, Florida, Georgia, Kentucky, Louisiana, Mississippi, Missouri, North Carolina, South Carolina, Tennessee, Texas, Virginia and West Virginia. However, effective September 29, 1995, such regional limitation was expanded by the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 to a nationwide basis. In addition, Mississippi banking organizations are permitted to acquire certain out-of-state financial institutions. A bank holding company is additionally prohibited from itself engaging in, or acquiring direct or indirect control of more than 5% of the voting shares of any company engaged in, non-banking activities.

         As a bank holding company, First M&F is required to give the Federal Reserve prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of First M&F's consolidated net worth. The Federal Reserve may disapprove such a purchase or redemption if it determines that the proposal constitutes an unsafe or unsound practice, would violate any law, regulation, Federal Reserve order or directive or any condition imposed by, or written agreement with, the Federal Reserve.

         In November 1985, the Federal Reserve adopted its Policy Statement on Cash Dividends Not Fully Covered by Earnings (the "Policy Statement"). The Policy Statement sets forth various guidelines that the Federal Reserve believes that a bank holding company should follow in establishing its dividend policy. In general, the Federal Reserve stated that bank holding companies should not pay dividends except out of current earnings and unless the prospective rate of earnings retention by the holding company appears consistent with its capital needs, asset quality and overall financial condition.

         The activities of First M&F are also restricted by the provisions of the Glass-Stegall Act of 1933 (the "Act"). The Act prohibits First M&F from owning subsidiaries engaged principally in the issue, flotation, underwriting, public sale or distribution of securities. The interpretation, scope and application of the provisions of the Act currently are being reviewed by regulators and legislators. The outcome of the current examination and appraisal of the provisions in the Act and the effect of such outcome on the ability of bank holding companies to engage in securities-related activities cannot be predicted.

         First M&F is a legal entity separate and distinct from the Bank. There are various restrictions which limit the ability of the Bank to finance, pay dividends or otherwise supply funds to First M&F or other affiliates. In addition, subsidiary banks of holding companies are subject to certain restrictions imposed by the Federal Reserve Act on any extensions of credit to the bank holding company or any of its subsidiaries, on investments in the stock or other securities thereof and on the taking of such stock or securities as collateral for loans to any borrower. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with extensions of credit, or leases or sales of property or furnishing of services.

         BANK REGULATION. The operations of the Bank are subject to state and Federal statutes applicable to state banks and the regulations of the Federal Reserve and of the Federal Deposit Insurance Corporation (FDIC). Such statutes and regulations relate to, among other things, required reserves, investments, loans, mergers and consolidations, issuance of securities, payment of dividends, establishment of branches and other aspects of the Bank's operations.

         The Bank is subject to regulation and periodic examination by the FDIC and the Mississippi Department of Banking and Consumer Finance. These regulatory authorities examine such areas as reserves, loan and investment quality, management policies, procedures and practices and other aspects of operations. These examinations are designed for the protection of the Bank's depositors, rather than its stockholder. In addition to these regular examinations, First M&F and the Bank must furnish periodic reports to their respective regulatory authorities containing a full and accurate statement of their affairs.

         The Bank is a member of the FDIC, and their deposits are insured as provided by law by the Bank Insurance Fund ("BIF"). As of December 31, 1994, the annual BIF premium was 0.23% of the Bank's deposits. On August 8, 1995, the FDIC announced a reduction of the annual BIF premium to .045% of the Bank's deposits. First M&F's assessments are currently determined by the level of its risk-based capital and the latest examination grading by the FDIC. The assessment may range from a minimum of .045% to a maximum of .31% of deposits.

         The Bank is subject to capital regulations promulgated by the FDIC for insured state banks. The FDIC's minimum capital requirements for an insured state nonmember bank establishes a minimum leverage standard of 3%. Tier I Capital to total assets for the most highly rated banks under the Uniform Interagency Bank rating system. All other state nonmember banks are required to meet a minimum leverage ratio of at least 4% to 5%.

         In addition, to regulating capital, the FDIC has broad authority to prevent the development or continuance of unsafe or unsound banking practices. Pursuant to this authority, the FDIC has adopted regulations which, among other things, restrict preferential loans and loan amounts by banks to "affiliates" and "insiders" of banks, require banks to keep information on loans to major stockholders and executive officers and bar certain director and officer interlocks between financial institutions. The FDIC also is authorized to approve mergers, consolidations and assumption of deposit liability transactions between insured banks and between insured banks and uninsured banks or institutions to prevent capital or surplus depletion in such transactions where the resulting, continuing or assumed bank is an insured nonmember state bank, like the Bank.

         Although, the Bank is not a member of the Federal Reserve System, it is subject to Federal Reserve regulations that require the Bank to maintain reserves against transaction accounts (primarily checking accounts), money market deposit accounts and nonpersonal time deposits. Because reserves generally must be maintained in cash or in noninterest-bearing accounts, the effect of the reserve requirements is to increase the cost of funds for the Bank. Subject to an exemption from reserve requirements on a limited amount of an institution's transaction accounts, the Federal Reserve regulations currently require that reserves be maintained against net transaction accounts in the amount of 3% of the aggregate of such accounts up to $54 million, or, if the aggregate of such accounts exceeds $54 million, $1.620 million plus 10% of the total in excess of $54 million.

         The foregoing is a brief summary of certain statutes, rules and regulations affecting First M&F and the Bank and is not intended to be an exhaustive discussion of all the statutes and regulations having an impact on the operations of such entities.

         RECENT LEGISLATION. On August 9, 1989, the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") was enacted, substantially reorganizing Federal regulation of financial institutions. Although adopted primarily to address problems in the savings and loan industry, FIRREA made significant changes in the regulation of financial institutions generally, including a substantial increase in deposit insurance premiums, significant strengthening in regulatory authority and penalties (including the imposition of liability on an FDIC-insured institution for any losses the FDIC incurs in connection with the default or imminent default of any FDIC-insured institutions under common control with such institution) and new authority for bank holding companies and banks to acquire thrifts. Deposit insurance was reorganized into two funds, the Savings Association Insurance Fund and the Bank Insurance Fund, both of which were made subject to management by the FDIC.

         On October 22, 1990, the Comprehensive Thrift and Bank Fraud Prosecution and Taxpayer Recovery Act of 1990 ("TPRA") was adopted. The most significant provisions of this legislation imposed higher penalties for bank and thrift fraud and broadly authorized the FDIC to increase deposit insurance premiums.

         In December, 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") became law. FDICIA substantially revised the depository institution regulatory and funding provisions of the Federal Deposit Insurance Act and made revisions to several other Federal banking statutes.

         Among other things, FDICIA requires the Federal banking regulators to take prompt corrective action in respect of depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "Well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." A depository institution is well capitalized if it exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets each such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if it fails to meet any critical capital level set forth in regulations. The critically undercapitalized level occurs where tangible equity is less than 2% of total tangible assets or less than 65% of the minimum leverage ratio to be prescribed by regulation (except to the extent that 2% would be higher than such 65% level). A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

         FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Effective December 19, 1993, undercapitalized depository institutions also became subject to restrictions on borrowing from the Federal Reserve System. In addition, undercapitalized depository institutions are subject to growth limitations and are required to submit capital restoration plans. A depository institution's holding company must guarantee the capital plan, up to an amount equal to the lesser of 5% of the depository institution's assets at the time it becomes undercapitalized or the amount of the capital deficiency when the institution fails to comply with the plan. The Federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized.

         Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized depository institutions are subject to appointment of a receiver or conservator.

         FDICIA required the Federal banking agencies to develop, within one year of the date of enactment, uniform accounting standards and requirements that are consistent with, or no less stringent than, generally accepted accounting principles. The Federal banking agencies also were required by FDICIA to develop a method for insured depository institutions to provide supplemental disclosure of contingent liabilities and the estimated fair market value of assets and liabilities, to the extent feasible and practicable, for any balance sheet, financial statement, report or condition or other report required to be filed with a Federal banking agency. FDICIA required that the Federal banking agencies prescribe new safety and soundness standards.

         FDICIA provides authority for special assessments against insured deposits and for the development of a general risk-based deposit insurance assessment system. The risk-based insurance assessment system would be used to calculate a depository institution's semiannual deposit insurance assessment based on the probability (as defined in the statute) that the deposit insurance fund will incur a loss with respect to the institution. In accordance with FDICIA the FDIC approved a transitional risk-based insurance premium system and an increase in the deposit insurance premium for commercial banks and thrifts to an average of 25.4 basis points which became effective January 1, 1993.

         Effective with fiscal years beginning after December 31, 1992, each insured institution having over $500 million in total assets is required to submit to the FDIC and make available to the public an annual report on the institution's financial condition and management's responsibility and assessment of the internal controls over financial reporting. The institution's independent public accountant will be required to audit and attest to certain of the statements made in that annual report.

         FDICIA amended prior law with respect to the acceptance of brokered deposits by insured depository institutions to permit only a "well capitalized" (as defined in the statute as significantly exceeding each relevant minimum capital level) depository institution to accept brokered deposits without prior regulatory approval. A depository institution which has a capital level category of "undercapitalized" may not accept brokered deposits without prior regulatory approval. FDICIA also established new uniform disclosure requirements for the interest rates and terms of deposit accounts.

         FDICIA also contains various provisions related to an institution's interest rate risk. Under certain circumstances, an institution may be required to provide additional capital or maintain higher capital levels to address interest rate risks.

         The foregoing necessarily is a general description of certain provisions of FDICIA and does not purport to be complete. Several of the provisions of FDICIA are being implemented through the adoption of regulations by various Federal banking agencies. FDICIA is not expected to have a material effect on the results of operations of First M&F.

         The Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") was signed by the President on September 23, 1994. The Riegle Act contains community development provisions which are designed to enhance lending to underdeveloped areas through matching grants. The Riegle Act attempts to streamline regulations of financial institutions through coordinated examinations and elimination of certain publication requirements and includes provisions on money laundering reform and national flood insurance reform.

         The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Riegle-Neal Act") was signed by the President on September 29, 1994. The Riegle-Neal Act permits bank holding companies domiciled in any state to acquire banks and bank holding companies located in any other state after September 29, 1995. Further, unless state legislatures elect otherwise, under the Riegle-Neal Act banks will be allowed to establish interstate branches beginning June 1, 1997. Finally, the Riegle-Neal Act permits any bank subsidiary of a bank holding company to act as agent for depository institution affiliates with respect to receipt of deposits, renewal of time deposits, closing of loans, receipt of loan payment and servicing of loans.

         Finally additional bills may be introduced in the future in the United States Congress and state legislatures to alter the structure, regulation and competitive relationships of financial institutions. It cannot be predicted whether and what form any of these proposals will be adopted or the extent to which the business of First M&F and the Bank may be affected thereby.

         EFFECT OF GOVERNMENTAL POLICIES. In general, the difference between the interest rate paid by a bank on its deposits and its other borrowings, and the interest rate received by a bank on loans extended to its customers and securities held in its investment portfolio, will comprise a major portion of the bank's earnings. However, due to recent deregulation of the industry, the banking business is becoming increasingly dependent on the generation of fees and service charges.

         The earnings and growth of a bank will be affected not only by general economic conditions, both domestic and foreign, but also by the monetary and fiscal policy of the United States Government and its agencies, particularly the Federal Reserve. The Federal Reserve can and does implement national monetary policy, such as seeking to curb inflation and combat recession by its open-market operations in United States Government securities, adjustments in the amount of reserves that banks and other financial institutions are required to maintain and adjustments to the discount rates applicable to borrowings by banks which are members of the Federal Reserve System and target rates for Federal funds transactions. The actions of the Federal Reserve in these areas influence the growth of bank loans, investments and deposits, and also affect interest rates charged on loans and paid on deposits. The nature and timing of any future changes in monetary policies and their potential impact on First M&F cannot be predicted.

         IMPACT OF NEW ACCOUNTING STANDARDS. In May, 1993, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 115 (SFAS 115), "Accounting For Certain Investments in Debt and Equity Securities". SFAS 115 is effective for fiscal years beginning after December 15, 1993, and requires that debt and equity securities be classified into one of three categories; held-to-maturity, available-for-sale, or trading. Investments classified as available-for-sale or trading are to be recorded at their fair value. Unrealized gains and losses for trading investments shall be included in current earnings, net of applicable income taxes. Unrealized gains and losses for available-for-sale investments shall be excluded from earnings and reported as a separate component of stockholders' equity, net of applicable income taxes. As discussed in the notes to the consolidated financial statements, First M&F adopted SFAS 115 effective January 1, 1994.

         In May, 1993, the FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." SFAS 114 requires a creditor to measure impaired and restructured loans at the present value of expected future cash flows, discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. For purposes of this Statement, a loan is considered impaired when it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. SFAS 114 is effective for fiscal years beginning after December 15, 1994. In October 1994, the FASB issued SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." This Statement amends SFAS 114 by eliminating the income recognition provisions outlined in SFAS 114 and allowing creditors to use existing methods for recognizing interest income on impaired loans. SFAS 118 is effective concurrent with the effective date of SFAS 114. The adoption of these Statements will not have a material impact on the consolidated financial statements.

         In June, 1993, the FASB issued SFAS No. 116, "Accounting for Contributions Received and Contributions Made." SFAS 116 requires that contributions made by First M&F, including unconditional promises to give, be recognized as expenses at their fair values in the period made. Conditional promises to give are recognized when the conditions are substantially met. SFAS 116 is effective for fiscal years beginning after December 15, 1994 and for interim periods within those fiscal years. Adoption of this Statement will not have a material impact on the consolidated financial statements.

         INTERNAL REVENUE SERVICE AUDIT. As discussed in note 11 to the consolidated financial statements, as a result of an examination of consolidated income tax returns and resulting litigation, on September 23, 1991, the United States District Court for the Northern District of Mississippi ruled in favor of First M&F in a suit filed against the Internal Revenue Service seeking refunds of taxes assessed and paid for 1982-1984 as a result of the disallowance, as a deductible expense, of interest payments on First M&F's debentures (which have been retired). The Internal Revenue Service appeal was dismissed by the Fifth Circuit Court on December 5, 1991. As a result of this ruling, in 1992, First M&F received a refund of taxes paid for 1982-1984 amounting to $683,952, plus interest of $841,391. In addition, in 1992, First M&F reversed approximately $291,900 in potential taxes that had been accrued for 1985-1990.

PROPERTIES

         The Bank's main office, located at 221 East Washington Street, Kosciusko, Mississippi, is a two-story, brick building with drive-up facilities. The Bank owns its main office building and eighteen of its branch bank facilities. The remaining six branch facilities (three of which are finance company offices) are occupied under leases, two of which are month-to-month leases, and the remainder of which have terms expiring through 2000. It is anticipated that all leases will be renewed.

LEGAL PROCEEDINGS

         The Bank is a defendant in three (3) lawsuits pending in the Circuit Court of Lafayette County, Mississippi:, Rayner v. Merchants and Farmers Bank, (instituted on March 29, 1993); Smith v. Merchants and Farmers Bank (instituted on February 4, 1994); and Miller v. Merchants and Farmers Bank (instituted on February 4, 1994). The lawsuits allege fraud and misappropriation by a former Bank employee. Claims against the Bank are based upon the payment of checks with forged endorsements and the authority of the former employee to endorse such checks. The plaintiffs allege actual damages of approximately $600,000 in the aggregate and seek unspecified punitive damages. The Bank is vigorously defending these lawsuits and has asserted defenses it believes are meritorious; however, the likelihood of ultimate success cannot be measured at this time.

         The Bank is also a defendant in a lawsuit styled Mahaffey v. Merchants and Farmers Bank and Mark Baird pending in the Circuit Court of Madison County, Mississippi which was instituted on July 22, 1991. The lawsuit alleges numerous wrongful acts by the Bank which allegedly give rise to claims for damages of approximately $247,000 and punitive damages of $2,650,000. This case is currently in the process of discovery; therefore, the Bank lacks sufficient information regarding the nature of the claims to comment on the likelihood of successfully defending the action.

         The Bank is also a defendant in a lawsuit styled Phelps v. Merchants and Farmers Bank which was instituted on November 7, 1994, in the Circuit Court of Oktibbeha County but removed to the Bankruptcy Court for the Northern District of Mississippi where it is now pending as an adversary proceeding.
The lawsuit alleges that a foreclosure sale at which the Bank purchased certain property that it sold to Mr. Phelps was void and violated an automatic stay. Mr. Phelps seeks the return of the amount he paid for the property purchased from the Bank and $1,000,000 in punitive damages. The Bank commenced an adversary proceeding against Mr. Phelps and others seeking a declaration that the foreclosure sale was valid. This adversary proceeding is pending in the Bankruptcy Court for the Northern District of Mississippi. While the Bank believes its defenses to be good, the litigation is in early stages and the outcome cannot be determined.

DIRECTORS AND OFFICERS

         The following table provides certain information concerning directors and executive officers of First M&F as of October 1, 1995:

                                     Position Held in Company                             Term as
                                       Principal Occupation                               Director
      Name and Age                    During Last Five Years                              Expires
      ------------                    ----------------------                              -------
*Fred A. Bell, Jr., 54               Director since 1981;                                   1997
                                     Manager, Mississippi Materials Corp.
                                     (concrete and building materials manufacturer/
                                     distributor)

Charles T. England, 58               Director since l980;                                   1997
                                     Supervisor of Finance Company
                                     subsidiaries of Bank beginning in 1995;
                                     Registered Representative Security Financial
                                     Network in 1994; Farmer; Formerly
                                     Chancery Clerk, Attala County

Toxey Hall, III, 55                  Director since 1984;                                   1997
                                     President, Thomas-Walker-Lacy, Inc.
                                     (retail discount store)

Barbara K. Hammond, 50               Director since 1995;                                   1998
                                     Specialist Circuit Capacity
                                     Management, Bell South Communications

Joe Ivey, 37                         Director since 1994; Chairman and                      1997
                                     CEO, Ivey Mechanical (plumbing
                                     and electrical contractors)

                                     Position Held in Company                             Term as
                                       Principal Occupation                               Director
      Name and Age                    During Last Five Years                              Expires
      ------------                    ----------------------                              -------
*J. Marlin Ivey, 59                  Director since 1979; Member, Audit                     1997
                                     Committee; President, Ivey National Corp.
                                     (holding company for various
                                     businesses, including an antique
                                     store and rental properties)

R. Dale McBride, 56                  Director since 1979;                                   1996
                                     President of the Durant Branch of
                                     the Bank

*Susan P. McCaffery, 56              Director since 1987; Member, Audit Committee;          1997
                                     Professor, Wood Junior College

Dr. William M. Myers, 68             Director since 1979;                                   1998
                                     Dentist

Otho E. Pettit, Jr., 45              Director since 1993;                                   1996
                                     Attorney

*Hugh S. Potts, Jr., 50              Director since 1979;                                   1996
                                     Chairman and CEO since 1994,
                                     Vice-President 1979-1983,
                                     Vice-Chairman of the Bank through 1993

*Charles W. Ritter, Jr., 61          Director since 1979;                                   1996
                                     Chairman, Audit Committee;
                                     President, The Attala Company
                                     (feed manufacturing company)

*W. C. Shoemaker, 63                 Director since 1979;                                   1998
                                     President, W.C. Shoemaker, Inc.
                                     (investments and real estate company)

*Scott M. Wiggers, 51                Director since 1983;                                   1998
                                     President since 1988; Treasurer
                                     since 1979; President of the Bank

*Edward G. Woodard, 41               Director since 1989;                                   1997
                                     President, K. M. Distributing, Inc.
                                     (wholesaler of chain saws, lawn and
                                     garden products)

Upon the Effective Date the following person will become a director of First
M&F:

Jon A. Crocker, 53                   Currently Chairman of the Board and                    1998
                                     Chief Executive Officer of F&M

*Member of the Executive Committee of the Bank

Hugh S. Potts, Jr. and Susan P. McCaffery are brother and sister. J. Marlin Ivey is the father of Joe Ivey.

EXECUTIVE COMPENSATION

         The following tables show the cash compensation for 1994, 1993 and 1992 for the chief executive officer of First M&F and all executive officers of First M&F and the Bank whose cash compensation exceeded $100,000.

------------------------------------------------------------------------------------------------------------
                                                                  Annual Compensation
------------------------------------------------------------------------------------------------------------
                                                                              Other Annual       All Other
  Name and Principal Position     Year         Salary           Bonus         Compensation      Compensation
------------------------------------------------------------------------------------------------------------
 Hugh S. Potts, Jr.               1994      $149,643         $15,000          $1,358 (1)      $      -0-
   Chairman of the Board and      --------------------------------------------------------------------------
  CEO since 4/15/94; Vice         1993       141,173           9,750           1,330 (1)             -0-
  Chairman until 4/15/94          --------------------------------------------------------------------------
                                  1992       130,167          12,903           1,136 (1)             -0-
------------------------------------------------------------------------------------------------------------
 Scott M. Wiggers                 1994       109,823          10,000           1,453 (1)             -0-
  President                       --------------------------------------------------------------------------
                                  1993       101,686          12,000             636 (1)             -0-
                                  --------------------------------------------------------------------------
                                  1992        93,503           9,274             759 (1)             -0-
------------------------------------------------------------------------------------------------------------
 Hugh S. Potts, Sr.               1994       108,100           3,270           2,481 (1)             -0-
   Chairman of the Board                                                       6,198 (2)
  and CEO through 4/14/94;        --------------------------------------------------------------------------
  Consultant to Bank since        1993       148,171          11,000           2,482 (1)             -0-
  4/14/94                         --------------------------------------------------------------------------
                                  1992       136,610          13,413           2,482 (1)             -0-
------------------------------------------------------------------------------------------------------------

(1) Cost of excess life insurance
(2) Automobile allowance

         Hugh S. Potts, Sr. retired as Chairman of the Board and Chief Executive Officer of First M&F effective April 15, 1994. Mr. Potts' son, Hugh
S. Potts, Jr., currently serves as First M&F's Chief Executive Officer and Chairman of First M&F's Board of Directors.

         Included in the salary disclosure for Hugh S. Potts, Sr., for the year 1994 is $75,000 which was paid to him in his capacity as a consultant to the Bank. There is no written agreement covering the terms of this consulting arrangement and there are no current plans to reduce the agreement to writing. Hugh S. Potts, Sr. served as Chairman of the Board of Directors and Chief Executive Officer of the Bank for approximately 24 years, during which time he developed numerous business relationships on behalf of the Bank and gained knowledge in the day-to-day management and operations of the Bank. Pursuant to the terms of the Mr. Potts' consulting agreement with the Bank, he is regularly (almost daily) at the Bank where he advises management on a variety of topics, including business development. With his years of experience in bank management, Mr. Potts acts as an adviser on how to solve the various problems and issues that arise in the Bank's operations, including customer relations, personnel matters, strategic planning, and regulatory concerns. The Bank anticipates that this consulting agreement with Mr. Potts will continue as long as Mr. Potts is physically able to be present at the Bank and contribute his experience and knowledge.

         PENSION PLAN. The following table indicates the estimated annual benefits payable to persons in specified classifications upon retirement at age 65.

------------------------------------------------------------------------------------------------------
 Average Annual
 Compensation                                        Credited Years of Service
------------------------------------------------------------------------------------------------------
                           15                20                 25                30                35
                           --                --                 --                --                --
------------------------------------------------------------------------------------------------------
  $  25,000          $  3,000         $  4,000           $  5,000           $  6,000          $  7,000
------------------------------------------------------------------------------------------------------
     50,000             6,000            8,000             10,000             12,000            14,000
------------------------------------------------------------------------------------------------------
     75,000             9,000           12,000             15,000             18,000            21,000
------------------------------------------------------------------------------------------------------
    100,000            12,000           16,000             20,000             24,000            28,000
------------------------------------------------------------------------------------------------------
    160,000            19,200           25,600             32,000             38,400            44,800
    =======            ======           ======             ======             ======            ======
------------------------------------------------------------------------------------------------------

         Credited years of service for the individuals named in the Summary Compensation Table above are anticipated to be as follows: Hugh S. Potts, Sr. - 58 years; Hugh S. Potts, Jr. - 37 years; Scott M. Wiggers - 34 years.

         A participant in First M&F's Pension Plan whose service is terminated on or after the date on which he attains his normal retirement age and on or before his normal retirement date is eligible to retire and receive a normal retirement benefit. The amount of the normal benefit under the Plan is equal to 1/12 of the sum of the amounts described below in (l) and (2) multiplied by (3) where:

         (1) = eight-tenths of one percent (0.8%) of the participant's average earnings;

         (2) = twenty-five hundredths percent (0.25%) of the participant's average earnings in excess of Twenty-Four Thousand and no/100 dollars ($24,000.00); and

         (3) = the participant's benefit service as of his normal retirement date.

         If a participant's annual benefit commences before the participants social security retirement age, but on or after age 62, the amount of the benefit is reduced. If the annual benefit of a participant commences prior to age 62, the amount of the benefit shall be the actuarial equivalent of an annual benefit beginning at age 62 reduced for each month by which benefits commence before the month in which the participant attains age 62. If the annual benefit of a participant commences after the participant's social security retirement age, the benefit amount is adjusted so that it is the actuarial equivalent of an annual benefit beginning at the participant's social security retirement age.

         DIRECTOR COMPENSATION. Non-Officer Directors receive annual compensation in the amount of $550 per Board meeting attended payable at the end of the year, plus an additional $20 for each committee meeting attended.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         As discussed in the notes to the consolidated financial statements, through the Bank, First M&F makes loans to its directors and executive officers and their associates. All such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

            STOCK OWNERSHIP OF MANAGEMENT OF FIRST M&F AND PRINCIPAL
                           SHAREHOLDERS OF FIRST M&F

         Management of First M&F knows of no person who owns of record or beneficially, directly or indirectly, more than 5% of the outstanding common stock of First M&F except as set forth below:

-------------------------------------------------------------------------------------------------------------
 Name and Address of Beneficial Owner             Amount and Nature of Beneficial Ownership        Percent of
                                                              of Common Stock                      Class
-------------------------------------------------------------------------------------------------------------
 Hugh S. Potts, Jr.                                          364,836 shares (1)                   12.40%
 1104 Walnut Grove Rd.
 Kosciusko, MS 39090
-------------------------------------------------------------------------------------------------------------
 Charles W. Ritter, Jr.                                      170,000 shares (2)                    5.78%
 Woodbrier Subdivision
 Kosciusko, MS 39090
-------------------------------------------------------------------------------------------------------------

(1) Mr. Potts shares voting and investment power with respect to 84,752 of these shares, which are held in three trusts.
(2) Mr. Ritter shares investment power with respect to 78,000 of these shares with his wife and two children.

         The following table shows the number and percentage of shares of First M&F's common stock beneficially owned by each director and by all directors and executive officers as a group, as of October 1, 1995. Except as otherwise indicated, each director has sole voting and investment power with respect to the shares shown on the table.

       Name and Address             Amount and Nature of Beneficial                   Percent of
     of Beneficial Owner               Ownership of Common Stock                         Class
     -------------------            -------------------------------                  -------------
     Fred A. Bell, Jr.                      15,000 shares                                *
     603 Hickory Hill Dr.
     P. O. Box 694
     Kosciusko, MS 39090

     Charles T. England                     15,000 shares                                *
     608 Smythe Street
     P. O. Box 414
     Kosciusko, MS 39090

     Toxey Hall, III                         1,920 shares                                *
     1498 Sunset Dr.
     Canton, MS 39046

     Barbara K. Hammond                      2,000 shares                                *
     1468 Roxbury Court
     Jackson, MS 39211

     J. Marlin Ivey (1)                   112,000 shares (2)                             3.81%
     309 East Jefferson St.
     P. O. Box 610
     Kosciusko, MS 39090

       Name and Address             Amount and Nature of Beneficial                   Percent of
     of Beneficial Owner               Ownership of Common Stock                         Class
     -------------------            -------------------------------                  -------------
     Joseph M. Ivey (1)                   100,062 shares (2)                             3.40%
     211 S. Madison
     P. O. Box 610
     Kosciusko, MS 39090

     R. Dale McBride                       18,624 shares (3)                             *
     Route 1, Box 179
     Durant, MS 39063

     Susan P. McCaffery (4)               113,822 shares (5)                             3.87%
     327 East Jefferson St.
     Kosciusko, MS 39090

     William M. Myers, DDS                 28,000 shares (6)                             *
     308 East Jefferson St.
     Kosciusko, MS 39090

     Otho E. Pettit, Jr.                   10,754 shares (7)                             *
     212 Oakland
     Kosciusko, MS 39090

     Hugh S. Potts, Jr. (4)               364,836 shares (8)                            12.40%
     1104 Walnut Grove Road
     Kosciusko, MS 39090)

     Charles W. Ritter, Jr.               170,000 shares (9)                             5.78%
     Woodbrier Subdivision
     P. O. Box 538
     Kosciusko, MS 39090

     W. C. Shoemaker                        40,266 shares                                1.37%
     P. O. Box 550
     Kosciusko, MS 39090

     Scott M. Wiggers                     11,696 shares (10)                             *
     1207 East South St.
     Kosciusko, MS 39090

     Edward G. Woodard                     8,306 shares (11)                             *
     P. O. Box 488
     Kosciusko, MS 39090

     Executive Officers
        (including Executive Officers
        of the Bank) and Directors
        as a Group                          925,756 shares                              31.48%
                                            =======                                     =====

* less than one percent (1%)

(1)  Director J. Marlin Ivey is the father of director Joseph M. Ivey.

(2) Of these shares, 92,000 are registered in the name of Ivey National Corp., of which J. Marlin Ivey is the President and Joseph M. Ivey is an officer.

(3) Mr. McBride shares voting and investment power with respect to 12,740 of these shares with his wife and children.

(4) Mrs. McCaffery and Hugh S. Potts, Jr. are brother and sister. Their father is First M&F's former Chief Executive Officer and Chairman of the Board Hugh S. Potts, Sr.

(5) Mrs. McCaffery shares voting and investment power with respect to 9,094 of these shares with her husband and children.

(6) Dr. Myers shares voting and investment power with respect to 23,500 of these shares with his children, which are held in a trust.

(7) Of these shares, 3,326 are registered in the name of Mr. Pettit's wife, and 400 shares are held by Mr. Pettit as custodian for his minor children.

(8) Mr. Potts shares voting and investment power with respect to 84,752 of these shares, which are held in three trusts.

(9) Mr. Ritter shares investment power with respect to 78,000 of these shares with his wife and two children.

(10) Mr. Wiggers shares voting and investment power with respect to 1,134 of these shares with his wife.

(11) Mr. Woodard shares voting and investment power with respect to 880 of these shares with his wife.

            MARKET PRICES OF AND DIVIDENDS ON FIRST M&F COMMON STOCK

     At October 4, 1995, there were 439 holders of record of First M&F's common stock. First M&F's common stock is traded "over the counter". In 1987, a Mississippi brokerage firm acted as a market maker for the stock. However, First M&F's common stock has traded on a limited basis and no firm is presently acting as a market maker for First M&F's common stock.

     To the best of management's knowledge, the prevailing trading ranges for First M&F's common stock were as follows (as restated to reflect a two for one stock dividend on August 9, 1995):

                                  Low Bid             High Bid
                                  or Last             or Last
                                  Sale Price          Sale Price
                                  ----------          ----------
           1992:

    First quarter                   $  4.99             $  5.00
    Second quarter                     5.00                7.50
    Third quarter                      6.50                7.50
    Fourth quarter                     7.50               10.00

           1993:

    First quarter                   $  9.00             $ 10.50
    Second quarter                     9.00               11.00
    Third quarter                      9.00               11.00
    Fourth quarter                    10.00               11.00

           1994:

    First quarter                   $ 12.75             $ 12.75
    Second quarter                    12.75               13.00
    Third quarter                     12.75               13.00
    Fourth quarter                    13.00               13.00

           1995:

    First quarter                   $ 13.00             $ 13.00
    Second quarter                    13.00               13.00
    Third quarter                     26.00               26.00

    The following is a summary of cash dividends per share (as restated to reflect a two for one stock dividend on August 9, 1995):

                             1992         1993           1994           1995
                             ----         ----           ----           ----
    First quarter           $ .10        $ .125         $ .125         $ .125
    Second quarter            .10          .125           .125           .135
    Third quarter             .11          .125           .125           .17
    Fourth quarter            .125         .125           .125           .__
                             -----        -----          -----         -----
                             $.435        $.50           $.50          $ .43
                             =====        ====           ====          =====

    The ability of First M&F to pay dividends is dependent upon dividends and income tax benefits paid to First M&F by the Bank. The Bank is also subject to capital maintenance requirements imposed by regulatory authorities.

                       SELECTED FINANCIAL DATA-FIRST M&F

                                  Six Months Ended
                                      June 30,                                 Years Ended December 31,
Statement of Income              1995          1994            1994        1993           1992          1991        1990
-------------------              ----          ----            ---------------------------------------------------------
                                                                  (In thousands of dollars, except per share amounts)
Total investment income       $ 16,636     $  13,023        $ 27,969     $ 25,624        $ 27,029   $ 27,735     $ 27,562
Total interest expense           7,694         5,237          11,594       10,309          11,740     15,177       16,653
                              --------     ---------        --------     --------        --------   --------     --------
Net investment income            8,942         7,786          16,375       15,315          15,289     12,558       10,909
Provision for possible
     loan losses                   604           526             808        1,015           1,209      1,253        1,377
                              --------     ---------        --------     --------        --------   --------     --------
Net investment income
     after provision for
     possible loan losses        8,338         7,260          15,567       14,300          14,080     11,305        9,532
Other operating income           2,235         1,724           3,195        2,977           3,686      2,413        2,439
Other operating expense          6,928         6,353          13,075       12,273          12,370     10,394        9,816
                              --------     ---------        --------     --------        --------   --------     --------
Income before income taxes       3,645         2,631           5,687        5,004           5,396      3,324        2,155
Income taxes                       892           632           1,444        1,251             436        848          581
                              --------     ---------        --------     --------        --------   --------     --------

Net income                    $  2,753     $   1,999        $  4,243     $  3,753        $  4,960   $  2,476     $  1,574
                              ========     =========        ========     ========        ========   ========     ========

Earnings per share (l)        $   1.00     $    0.75        $   1.91     $   1.41        $   1.86   $    .93     $    .59
Dividends per share (1)       $   0.26     $     .25        $    .50     $    .50        $    .43   $    .28     $    .25
                              ========     =========        ========     ========        ========   ========     ========

Selected Balances
-----------------
Total assets                  $450,030     $ 410,098        $415,913     $376,123        $355,952   $335,128     $300,152
Investment securities          137,133       134,839         133,013      130,905         144,574    141,347      117,196
Net loans                      263,552       216,548         251,182      198,781         167,994    153,809      146,514
Earning assets                 411,496       373,187         384,601      346,615         323,373    302,856      272,558
Deposits                       360,738       333,375         332,701      303,573         322,987    305,858      272,962
Short-term borrowings           44,964        36,064          44,822       37,804           3,744      7,604        2,607
Debentures                           0             0               -            -               -        184          297
Other borrowings                 3,512         6,313           5,232        3,409               2        552           52
Stockholders' equity          $ 37,278     $  29,755        $ 30,515     $ 29,087        $ 26,644   $ 22,842     $ 21,118
                              ========     =========        ========     ========        ========   ========     ========

Selected Ratios
---------------
Return on average assets (2)     1.27%         1.02%           1.15%        1.02%           1.43%       .79%         .54%
Return on average equity (2)    16.24%        13.60%          15.32%       13.56%          19.44%     11.16%        7.62%
Average capital to
     average assets (2)          7.83%         7.49%           7.52%        7.52%           7.35%      7.04%        7.13%
Dividend payout                 26.70%        33.33%          31.45%       35.59%          23.32%     30.27%       41.53%
                              =======      ========         =======      =======         =======    =======      =======

(1)    As restated to reflect a two for one stock dividend on August 9, 1995.

(2)    Exclusive of valuation allowance for securities available for sale.

                  PRO FORMA SELECTED FINANCIAL DATA-FIRST M&F
                                   UNAUDITED


                                       Six Months Ended
                                           June 30,                              Years Ended December 31,
                                       --------------------------------------------------------------------------------------
                                           1995          1994         1994         1993        1992         1991         1990
                                       --------------------------------------------------------------------------------------
                                                      (In thousands of dollars, except per share amounts)
Statement of Income
-------------------
Total investment income                 $17,752       $14,137      $30,209      $27,822     $29,200      $29,886      $29,619
Total interest expense                    8,195         5,656       12,464       11,128      12,711       16,424       17,990
Net investment income                     9,557         8,481       17,745       16,694      16,489       13,460       11,629
Provision for possible loan losse           621           568          882        1,070       1,274        1,319        1,442
Other operations income                   2,358         1,854        3,444        3,222       3,905        2,717        2,666
Other operations expenses                 7,301         6,702       13,821       13,058      12,999       11,007       10,312
Income taxes                                954           729        1,608        1,442         635          960          657
                                       --------------------------------------------------------------------------------------
Net income                               $3,039        $2,336       $4,878       $4,346      $5,486       $2,892       $1,884
                                       ======================================================================================

Per Share Data
--------------
Earnings per share                        $0.95         $0.75        $1.56        $1.39       $1.76        $0.93        $0.59
                                       ======================================================================================
Dividends per share                       $0.26         $0.24        $0.50        $0.50       $0.43        $0.28        $0.24
                                       ======================================================================================

Selected Ratios
---------------
Total assets                           $481,915      $441,572     $446,480     $406,151    $373,835     $360,616     $323,366
Investment securities                   159,040       156,327      153,231      151,875     163,747      159,105      132,261
Net loans                               270,717       223,280      258,680      205,071     172,126      159,834      153,008
Earnings Assets                         441,419       402,370      413,317      374,825     349,252      326,640      294,118
Deposits                                387,934       360,587      358,844      329,509     347,110      327,563      293,031
Short-term borrowing                     44,964        36,064       44,822       37,804       3,744        7,604        2,607
Debentures                                                                                                   184          297
Other borrowings                          3,512         6,313        5,232         3,09           2          552           52
Stockholders'  equity                    41,905        33,980       34,709       32,974      30,117       25,950       23,950

Selected Ratios
---------------
Return on Average Assets                  1.31%         1.10%        1.15%        1.15%       1.49%         .85%         .63%
Return on Average Equity                 15.86%        13.95%       14.43%       13.80%      19.59%       11.61%        8.08%
Average Capital to Average Assets         8.25%         7.90%        7.94%        8.11%       7.64%        7.30%        7.77%
Dividend Payout                          24.05%        28.55%       31.47%       34.86%      23.97%       30.48%       40.92%

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                            OPERATIONS OF FIRST M&F

         The following discussion and analysis of the financial condition and results of operations of First M&F should be read in conjunction with the consolidated financial statements, the accompanying notes, and other financial data appearing elsewhere in this Proxy Statement/Prospectus.

1994 COMPARED WITH 1993 AND 1992

         RESULTS OF OPERATIONS. Net income for 1994 was $4,242,939, a 13.1% increase from 1993. Net income for 1993 was $3,752,462, a decrease from 1992. However, net income for 1992 was significantly increased due to First M&F's settlement of IRS litigation. Other income for 1992 included $841,391 in interest income from the IRS, and income tax expense for 1992 was reduced by $975,852 related to this settlement. As a result, 1992 net income included $1,531,170 of nonrecurring income, after giving tax effect to the IRS interest income. Income from normal recurring operations was $3,428,724 in 1992. Net income for 1993 increased by 9.4% over 1992 net income from normal recurring operations. Other terms affecting income are discussed in the following paragraphs.

         NET INTEREST INCOME. Net interest income is the largest component of First M&F's net income and represents the income earned on interest-earning assets less the cost of interest-bearing liabilities. This major source of income represents the earnings from First M&F's primary business of gathering funds from deposit sources and investing those funds in loans and securities. First M&F's long-term objective is to manage those assets and liabilities to provide the largest possible amount of income, while balancing interest-rate, credit, liquidity and capital risks.

         Net interest income increased by 6.9% in 1994. Earning assets and interest bearing liabilities both increased in 1994, and interest income and interest expense both increased, reflecting primarily the increase in volume and also the increase in short-term interest rates toward the end of the year. The 26.3% increase in loans in 1994, and the related pricing of these loans contributed to the increase in net interest income.

         Net interest income remained relatively stable in 1993, with an increase of approximately $25,000 from 1992. Although earning assets and interest bearing liabilities both increased in 1993, interest income and interest expense both decreased, reflecting a continued decline in short-term interest rates.

         PROVISION AND RESERVE FOR POSSIBLE LOAN LOSSES. The estimate of the loan loss reserve and provision for possible loan losses is determined by management after considering the following factors: (1) analytical review of loan loss experience in relation to outstanding loans; (2) internal reviews of problem loans and overall portfolio quality; (3) examinations of the loan portfolio conducted by Federal and state supervisory authorities; (4) management's judgment with respect to current and expected economic conditions and their impact on the loan portfolio and borrowers ability to pay; and (5) the relationship of the reserve for possible loan losses to outstanding loans. The provision for loan losses was $808,192 in 1994 as compared to $1,015,166 in 1993 and $1,208,969 in 1992. The Bank has continued to make significant efforts to strengthen the loan portfolio through sound lending practices and careful monitoring of existing loans.

         A summary of the reserve for possible loan losses follows (in thousands):


                                                1994          1993          1992        1991         1990
                                                ---------------------------------------------------------
Balance at beginning of period                $ 2,700       $ 2,300       $ 2,000       $2,000     $ 1,850

Charge-offs:
  Commercial, financial and agricultural           22            79           186           93         743
  Real estate                                     105           358           535          714          71
  Consumer loans                                  402           417           412          697         588
                                              -------       -------       -------       ------     -------
                                                  529           854         1,133        1,504       1,402
                                              -------       -------       -------       ------     -------
Recoveries:
  Commercial, financial and agricultural            7            31           38           112          62
  Real estate                                      34            44            21           11          --
  Consumer loans                                  180           164           165          128         113
                                              -------       -------       -------       ------     -------
                                                  221          239            224          251         175
                                              -------       -------       -------       ------     -------
Net charge-offs                                   308           615           909        1,253       1,227
                                              -------       -------       -------       ------     -------

Provision for possible loan losses                808         1,015         1,209        1,253       1,377
                                              -------       -------       -------       ------     -------

Balance at end of period                      $ 3,200       $ 2,700       $ 2,300       $2,000     $ 2,000
                                              =======       =======       =======       ======     =======

A summary of selected ratios follows:

                                                1994         1993         1992        1991         1990
                                                -------------------------------------------------------

Net charge-offs to average net loans              .12%         .33%        .57%        .84%         .84%

Net charge-offs to reserve for loan losses       9.63%       22.78%      39.52%      62.65%       68.83%

Reserve for loan losses to net year end loans    1.26%        1.34%       1.35%       1.28%        1.35%

         NON-INTEREST INCOME. Other operating income, exclusive of the effect of security transactions and interest received from the IRS, increased by 15.4% from 1994 to 1993 and by 5.7% from 1992 to 1993. Other operating income was significantly impacted in 1992 due to the settlement of litigation with the Internal Revenue Service. First M&F received refunds of approximately $684,000 in back taxes and $841,000 in interest on those taxes. The IRS interest was credited to non-interest income and the taxes were credited to income tax expense.

         Deposit income has increased due mainly to increased volumes in deposit account service charges. Credit insurance income showed increases as volumes of insurance written significantly improved.

         A summary of non-interest income follows (in thousands):

                                                      1994             1993               1992
                                                    ------------------------------------------
Service charges on deposit accounts                 $ 2,606          $ 2,250           $ 2,107
Credit insurance income                                 390              323               271
Other fee income                                        260              227               218
Trust department income                                  49               49                61
Safe deposit income                                      71               71                68
Other                                                    60               58                93
                                                    -------          -------           -------
                                                      3,436            2,978             2,818
Investment transactions                               (241)              (1)                27
IRS interest                                              -                -               841
                                                    -------          -------           -------

                                                    $ 3,195          $ 2,977           $ 3,686
                                                    =======          =======           =======

         NON-INTEREST EXPENSE. Other operating expenses increased by 6.5% in 1994 and decreased by 0.8% in 1993. Payments in settlement of litigation accounted for 2.4% of the increase in 1994. In spite of the costs involved in operating an expanded branch network, First M&F continues to focus its efforts on the control of all areas of operating expenses.

         A summary of non-interest expense follows (in thousands):

                                                     1994               1993              1992
                                                     -----------------------------------------
Salaries and employee benefits                      $ 5,859           $ 5,318          $ 5,276
Net occupancy expenses                                  846               879              803
Equipment and data processing expenses                1,675             1,557            1,455
Advertising and promotion                               371               286              239
Postage and other carriers                              387               352              359
Professional and consulting fees                        291               353              465
Regulatory insurance and fees                           784               795              760
Supplies and printing                                   404               370              401
Telephone                                               433               316              284
Amortization of intangible assets                       225               380              401
Litigation settlement                                   295                 -                -
Other                                                 1,505             1,667            1,926
                                                    -------           -------          -------

                                                    $13,075           $12,273          $12,369
                                                    =======           =======          =======

         INCOME TAXES. Income tax expense was $1,443,772 in 1994, $1,251,200 in 1993 and $436,495 in 1992. However, income tax expense for 1993 operations decreased 11.4% from income tax expense from 1992 operations, reflecting the 7.3% decrease in income before taxes. As discussed in note 11 to the consolidated financial statements, 1992 income tax expense includes the effects of the conclusion the successful litigation against the Internal Revenue Service as follows:


Income tax expense based on 1992 operations                  $ 1,412,347
Effect of IRS litigation:
  Refund of prior taxes paid                                   (683,952)
  Refund of prior taxes accrued                                (291,900)
                                                             ----------

                                                             $  436,495
                                                             ==========

         The effective tax rate, based on normal operations, was 25.4% in 1994, 25.0% in 1993, and 26.2% in 1992. First M&F's investment in state and political subdivision bonds has increased to 26.0% of the investment portfolio in 1994 and from 17.6% in 1992. First M&F does not plan to significantly increase the proportion of the investment portfolio committed to these investments solely for income tax considerations. However, First M&F will continue to evaluate tax-exempt investment opportunities based on First M&F's tax position and some additional investment in tax-exempt securities could be expected.

         FINANCIAL CONDITION. Net loans increased by 26.3% in 1994 and by 18.3% in 1993. The amortized cost of the investment portfolio increased by 3.3% in 1994 and decreased by 9.5% in 1993, and has made more liquid as maturing securities were replaced with shorter term instruments. These trends reflect First M&F's efforts to invest new and available funds in loans to enhance the yield on earning assets while meeting the credit needs of its customers.

         The funding of earning assets in 1994 and 1993 was made primarily through increases in interest bearing deposits and short-term borrowings. The following table shows the 1994 increases by type of account (in thousands):


                                                                      December 31,
                                                        ---------------------------------------
                                                        1994             1993           Change
                                                        ---------------------------------------
Non-interest bearing deposits                          $ 48,301        $ 41,769         $  6,532
                                                       --------        --------         --------

NOW accounts                                             53,036          58,097          (5,061)
MMDA and savings deposits                                78,758          74,525            4,233
Certificates of deposits                                152,606         129,181           23,425
                                                       --------        --------         --------

        Total interest bearing deposits                 284,400         261,803           22,597
                                                       --------        --------         --------

        Total deposits                                 $332,701        $303,572         $ 29,129
                                                       ========        ========         ========

Short-term borrowings                                  $ 44,822        $ 37,804         $  7,738
                                                       ========        ========         ========

         A comparison of the percentage composition of the investment portfolio at December 31, follows:

                                                       1994               1993
                                                       ----               ----
U. S. Treasury:
  Available for sale                                   17.4%                 -%
  Held to maturity                                      9.6%              29.5%
                                                      -----              -----
                                                       27.0%              29.5%
                                                      -----              -----

U. S. Government agencies and corporations:
  Available for sale                                    6.5%                 -%
  Held to maturity                                      5.3%              10.3%
                                                      -----              -----
                                                       11.8%              10.3%
                                                      -----              -----

Mortgage-backed investments:
  Available for sale                                   14.5%                 -%
  Held to maturity                                     19.5%              37.2%
                                                      -----              -----
                                                       34.0%              37.2%
                                                      -----              -----

States and political subdivisions:
  Available for sale                                   10.6%                 -%
  Held to maturity                                     15.4%              21.9%
                                                      -----              -----
                                                       26.0%              21.9%
                                                      -----              -----

Other:
  Available for sale                                    1.2%                 -%
  Held to maturity                                        -%               1.1%
                                                      -----              -----
                                                        1.2%               1.1%
                                                      -----              -----

Total available for sale                               50.2%                 -%
Total held to maturity                                 49.8%             100.0%
                                                      -----              -----
                                                      100.0%             100.0%
                                                      =====              =====

         LOANS. First M&F's primary use of funds in 1994 and 1993 was increased loan volume. Average loans increased by 19.1% in 1994 and by 17.1% in 1993.

         A summary of the loan portfolio, net of unearned income, at December 31, follows (in thousands):

                                                        1994       1993        1992        1991           1990
                                                      --------   --------    --------    --------       --------
Commercial, financial and agricultural                $ 86,769   $ 72,633    $ 67,047    $ 61,021       $ 55,256

Real estate - construction                              18,749      8,328       5,996       5,472          5,500

Real estate - mortgage                                  77,568     67,092      56,246      49,337         47,257

Consumer loans                                          71,049     52,936      40,434      39,788         40,501

Lease financing                                            247        492         571         191              -
                                                      --------   --------    --------    --------       --------

                                                      $254,382   $201,481    $170,294    $155,809       $148,514
                                                      ========   ========    ========    ========       ========

         A schedule of loan maturities at December 31, 1994, follows (in thousands):

                                                        One Year     After One but         After
                                                        or Less       Within Five        Five Years    Total
                                                       ----------    -------------       ----------    -----
Commercial and real estate                              $ 74,850         $ 95,192         $ 13,291    $183,333
Installment loans to individuals                          26,912           43,305              832      71,049
                                                        --------         --------         --------    --------

                                                        $101,762         $138,497         $ 14,123    $254,382
                                                        ========         ========         ========    ========

         A summary of interest rate sensitivity at December 31, 1994, follows (in thousands):

                                                              Fixed Rate       Variable Rate      Total
                                                              ----------       -------------      -----
  Due after one but within five years                          $100,676           $ 37,821       $138,497
  Due after five years                                            8,186              5,937         14,123
                                                               --------           --------       --------

                                                               $108,862           $ 43,758       $152,620
                                                               ========           ========       ========

         A summary of nonaccrual and past due loans at December 31, follows (in thousands):

                                                 Past Due                     Percentage of Loans,
         Year          Nonaccrual          90 Days or More       Total        Net of Unearned Discount
         ----          ----------          ---------------       -----        ------------------------
         1990             $1,425               $1,416           $2,841                 1.91%
         1991                809                  458            1,267                  .81%
         1992                730                  418            1,148                  .72%
         1993                519                  723            1,242                  .62%
         1994                253                  392              645                  .25%
                          ======               ======           ======                 =====

               If interest due on all nonaccrual loans had been earned at the stated loan rates, it is estimated that investment income would have been increased by approximately $22,000 in 1994, $86,000 in 1993 and $100,000 in 1992.

          INVESTMENTS. A summary of the market value (book value) of securities available for sale at December 31, 1994, follows (in thousands):

  U. S. Treasury                                             $ 22,583

  U. S. government agencies and corporations                    8,359

  Mortgage-backed investments                                  18,689

  State and political subdivisions                             14,552

  Other                                                         1,461
                                                             --------

                                                             $ 65,644
                                                             ========

           A summary of the amortized cost (book value) of investment securities at December 31, follows (in thousands):

                                                      1994            1993              1992
                                                    -------         --------          --------
U. S. Treasury                                      $13,010         $ 38,553          $ 38,595

U. S. government agencies and corporations            7,206           13,543            22,003


Mortgage-backed investments                          26,352           48,630            52,311

State and political subdivisions                     20,801           28,709            25,424

Other                                                     -            1,470             6,241
                                                    -------         --------          --------

                                                    $67,369         $130,905          $144,574
                                                    =======         ========          ========

              The following table sets forth the market value (book value) of maturities of securities available for sale at December 31, 1994 (in thousands), and the weighted average yields of such securities. Tax equivalent adjustments (using a 34% rate) have been made in calculating yields on obligations of state and political subdivisions.

                                                                 Maturing
                        ------------------------------------------------------------------------------------------
                                                 After One               After Five
                              Within             But Within              But Within                   After
                             One Year            Five Years              Ten Years                  Ten Years
                        ------------------------------------------------------------------------------------------
                        Amount      Yield     Amount      Yield       Amount     Yield         Amount      Yield
U.S. Treasury           $ 1,495     6.33%     $20,082      6.38%       $1,005    6.23%       $    -          -%

U.S. government
  agencies and corpor-
  ations                  4,176     5.81%       4,183      4.97%            -       -%            -          -%

Mortgage-backed
  securities               528      4.09%      16,564      5.39%        1,598    5.53%            -          -%
State and political
  subdivisions            4,336     9.06%       8,955      8.11%          844   11.11%          417      11.40%

Other                         -         -           -          -            -        -        1,461       4.50%
                        -------     -----     -------      -----       ------    -----       ------      -----

                        $10,535     7.14%     $49,784      6.24%       $3,447    7.10%       $1,878       6.03%
                        =======     =====     =======      =====       ======    =====       ======      =====

       The following table sets forth the amortized cost (book value) of maturities of investment securities at December 31, 1994 (in thousands), and the weighted average yields of such securities. Tax equivalent adjustments (using a 34% rate) have been made in calculating yields on obligations of state and political subdivisions.


                        ------------------------------------------------------------------------------------------
                                                                 Maturing
                        ------------------------------------------------------------------------------------------
                                                 After One               After Five
                              Within             But Within              But Within                   After
                             One Year            Five Years              Ten Years                  Ten Years
                        ------------------------------------------------------------------------------------------
                        Amount      Yield     Amount      Yield      Amount   Yield         Amount      Yield
U.S. Treasury           $    -         -%    $13,010      5.42%      $    -      -%         $    -         -%

U.S. government
  agencies and corpor-
  ations                     -         -%      5,513      5.76%       1,694   5.03%              -         -%

Mortgage-backed
  securities               414      7.38%     19,625      5.82%       3,605   6.16%          2,708      6.59%

State and political
  subdivisions             998      7.34%      8,680      7.14%       7,302   7.37%          3,820      8.45%
                        ------      ----     -------      ----      -------   ----          ------     -----

                        $1,412      7.35%    $46,828      5.95%     $12,601   6.71%         $6,528      7.69%
                        ======      ====     =======      ====      =======   ====          ======     =====

         DEPOSITS. As a primary source of funds, average total deposits increased by 9.6% in 1994 and decreased by 0.6% in 1993. The decrease in 1993 was primarily due to the transfer of deposits from a public university to securities sold under agreements to repurchase. Average interest bearing deposits increased by 1.6% in 1994 and decreased by 1.3% in 1993. Management expects deposit growth to continue to be the primary source of funds.

         A summary of the average daily balances of deposits is as follows (in thousands):

                                               1994                 1993                 1992
                                               ----                 ----                 ----
Non-interest bearing demand deposits         $ 43,594             $ 37,469             $ 35,638

Interest bearing demand and savings deposits  135,765              144,481              142,616

Time deposits                                 145,096              131,787              137,266
                                             --------             --------             --------

                                             $324,455             $313,737             $315,520
                                             ========             ========             ========

         Time deposits in excess of $100,000 as a percentage of total deposits were 8.4% and 8.3% at December 31, 1994 and 1993. Maturities of time deposits of $100,000 or more at December 31, 1994, are as follows (in thousands):

Three months or less                                   $ 11,062

Over three through twelve months                          5,209

Over twelve months                                       11,796
                                                       --------

                                                       $ 28,067
                                                       ========

         SHORT-TERM BORROWINGS. Short-term borrowings are used by First M&F as a temporary funding source. Average balances increased significantly by $13,792,563 in 1994 and $19,554,471 in 1993.

         The following is a summary of short-term borrowings:

                                                      1994                  1993               1992
                                                      ----                  ----               ----
Year end balance                                   $44,822,025           $37,804,095        $ 3,743,570

Average balance                                     36,212,900            22,420,337          2,865,866

Maximum month end balance during the year           48,081,856            47,182,872          3,745,570

Interest paid                                        1,447,990               688,192            156,281

Average rate                                             4.00%                 3.07%              5.45%

         LIQUIDITY AND CAPITAL RESOURCES. The primary objective of asset/liability management is to provide a balance between safety, liquidity and impact on net investment income. Asset/liability management remained a priority in 1994 and 1993 as management worked toward decreasing the impact of fluctuating short-term interest rates. Management continued to address liquidity, and available funds were used to fund continued loan growth.

         The GAP position of First M&F at December 31, 1994, is set forth in the following table:

                                                     0-3             4-12           1-5           Over
                                                   Months           Months         Years         5 Years
                                                 --------------------------------------------------------
Interest-bearing bank balances                   $     406         $     -      $      -        $     -
Securities available for sale                        5,429           8,309        49,314          2,592
Investment securities                                  581           4,702        46,060         16,046
Loans, net of unearned income                      100,942          47,791        93,792         11,857
                                                 ---------         -------      --------        -------
           Total interest-earning assets            107,35          60,802       189,166         30,495
                                                 ---------         -------      --------        -------

Interest-bearing deposits                          152,883          55,800        71,608          4,109
Securities sold under agreements
   to repurchase and other short-term borrowings    44,822               -             -              -
Other borrowings                                     1,310             917           959          2,046
                                                 ---------         -------      --------        -------
           Total interest-bearing liabilities      199,015          56,717        72,567          6,155
                                                 ---------         -------      --------        -------

           Interest sensitivity gap              $(91,657)         $ 4,085      $116,599        $24,340
                                                 =========         =======      ========        =======

         Variable rate instruments are presented based on repricing frequency. Mortgage-backed investments are included in the schedule by contractual maturity dates. Interest earning assets and interest bearing liabilities that do not have contractual maturity dates are included in the 0-30 day category.

         On a long-term basis, the ability of First M&F to pay its expenses and retire its debt is dependent upon dividends and income tax benefits paid to First M&F by the Bank. The Bank is also subject to capital maintenance requirements imposed by regulatory authorities. At December 31, 1994, the Bank was in compliance with such requirements and management anticipates that such requirements will continue to be met while funding First M&F through the payment of dividends and income tax benefits.

         In January 1989, the Federal Reserve Board released new standards for measuring capital adequacy for U.S. banking organizations. These standards require banks and bank holding companies to maintain capital based on risk-adjusted assets so that assets with potentially higher credit risk will require more capital backing than assets with lower risk. The standards classify capital into two tiers. Tier one capital generally consists of common stockholders' equity less goodwill. Tier two capital consists generally of the Tier one capital plus the reserve for loan losses and subordinated debt. At December 31, 1992, all banks are required to meet a minimum ratio of 8% of qualifying total capital to risk-adjusted assets with at least 4% Tier one capital. In 1993, the capital to assets ratio increased to 7.73% and decreased to 7.66%, exclusive of the effect of the valuation allowance for securities available for sale by year end 1994. The risk-based capital ratios for First M&F at December 31, 1994 and 1993, were far in excess of the minimum required regulatory levels. The Tier one capital ratio was 10.74% and 12.20% while the total risk-based capital ratio was 11.93% and 13.46%. The decreases in 1994 were due to increased loan volume. Management expects the capital position to remain strong and to improve during 1995, through earnings retention and the issuance of common stock.

         The following table illustrates First M&F's regulatory capital ratios at December 31, under the year-end requirements (in thousands).

                                                     1994              1993            1992
                                                  --------          --------        --------
    Tier one Capital                             $  28,954          $ 26,171        $ 23,348
    Tier two Capital adjustment                      3,200             2,700           2,300
                                                 ---------          --------        --------

           Total qualifying capital              $  32,154          $ 28,871        $ 25,648
                                                 =========          ========        ========


    Risk adjusted total assets                   $ 269,434          $214,445        $200,571
                                                 =========          ========        ========

    Tier one risk-based capital ratio               10.74%            12.20%          11.64%

    Total risk-based capital ratio                  11.93%            13.46%          12.79%

    Leverage ratio                                   7.01%             7.01%           6.62%
                                                 ========           =======         =======

    First M&F has not been informed by any regulatory agencies that it is to comply with any other standards than the minimum standards required in the regulations.

           1994 Average Balance Sheets and Interest Data (In 1,000's)

                                                            Average                                  Average
                                                            Balance             Interest           Yield or Rate
                                                            --------            --------          -------------
  Interest-bearing bank balances                            $  2,276            $     82              3.58%
  Taxable investments                                        107,804               5,926              5.50%
  Non-taxable investments                                     30,464               1,641              5.39%
  Federal funds sold                                           6,064                 240              3.97%
  Loans, net of unearned discount                            223,275              20,080              8.99%
                                                            --------            --------              -----

  Total interest earning assets                             $369,883            $ 27,969              7.56%
                                                            ========            ========              =====

  Cash and due from banks                                     15,010
  Fixed assets                                                 6,429
  Other assets                                                 9,966
  Reserve for loan losses                                    (2,983)
                                                            --------

                                                            $398,305
                                                            ========

  Interest-bearing demand and savings deposits              $135,765               3,528              2.60%
  Time deposits                                              145,097               6,359              4.38%
  Securities sold under agreements to repurchase and
     other short-term borrowings                              36,213               1,448              4.00%
  Other borrowings                                             4,871                 259              5.32%
                                                            --------            --------              -----

  Total interest-bearing liabilities                         321,946              11,594              3.60%
                                                            ========            ========              =====

  Non-interest bearing demand deposits                        43,594
  Other liabilities                                            2,225
                                                            --------
                                                             367,765
  Stockholders' equity                                        30,540
                                                            --------

                                                            $398,305
                                                            ========

  Average yield on earning assets                                                                     7.56%
  Average rate on interest-bearing liabilities                                                        3.60%
  Interest rate spread                                                                                3.96%
  Cost of total funds supporting earning assets                                                       3.13%
  Net yield on earning assets                                                                         4.43%

         Yields and corresponding income amounts for non-taxable investments are not presented on a tax-equivalent basis. Average balances are computed on a monthly basis. Non-accrual loans, the amount of which is not considered material, have been included in the average loan amounts outstanding.

           1993 Average Balance Sheets and Interest Data (In 1,000's)

                                                            Average                                  Average
                                                            Balance             Interest          Yield or Rate
                                                           ---------           ----------         -------------
  Interest-bearing bank balances                           $   3,653            $    116              3.18%
  Taxable investment securities                              117,136               6,877              5.87%
  Non-taxable investment securities                           26,020               1,537              5.91%
  Federal funds sold                                           7,867                 238              3.03%
  Loans, net of unearned discount                            187,521              16,856              8.99%
                                                           ---------            --------              ----

  Total interest earning assets                              342,197            $ 25,624              7.49%
                                                           ---------            ========              ====

  Cash and due from banks                                     14,321
  Fixed assets                                                 6,419
  Other assets                                                 8,012
  Reserve for loan losses                                    (2,668)
                                                           ---------

                                                           $ 368,281
                                                           =========

  Interest-bearing demand and savings deposits             $ 144,481               3,922              2.71%
  Time deposits                                              131,787               5,593              4.24%
  Securities sold under agreements to repurchase and
     other short-term borrowings                              22,420                 688              3.07%
  Other borrowings                                             1,810                 106              5.86%
                                                           ---------            --------              ----

  Total interest-bearing liabilities                         300,498            $ 10,309              3.43%
                                                           =========            ========              ====

  Non-interest bearing demand deposits                        37,469
  Other liabilities                                            2,632
                                                           ---------
                                                             340,599
  Stockholders' equity                                        27,682
                                                           ---------

                                                           $ 368,281
                                                           =========

  Average yield on earning assets                                                                     7.49%
  Average rate on interest-bearing liabilities                                                        3.43%
  Interest rate spread                                                                                4.06%
  Cost of total funds supporting earning assets                                                       3.01%
  Net yield on earning assets                                                                         4.48%

         Yields and corresponding income amounts for non-taxable investments are not presented on a tax-equivalent basis. Average balances are computed on a monthly basis. Non-accrual loans, the amount of which is not considered material, have been included in the average loan amounts outstanding.

           1992 Average Balance Sheets and Interest Data (In 1,000's)

                                                            Average                                  Average
                                                            Balance             Interest           Yield or Rate
                                                           ---------            ---------          -------------
  Interest-bearing bank balances                           $   2,997            $    105              3.50%
  Taxable investment securities                              127,349               9,256              7.27%
  Non-taxable investment securities                           23,254               1,516              6.52%
  Federal funds sold                                           5,292                 183              3.46%
  Loans, net of unearned discount                            160,120              15,969              9.97%
                                                           ---------            --------              ----

  Total interest earning assets                              319.012            $ 27,029              8.47%
                                                           ---------            ========              ====

  Cash and due from banks                                     13,023
  Fixed assets                                                 6,798
  Other assets                                                10,315
  Reserve for loan losses                                    (2,144)
                                                           ---------

                                                           $ 347,004
                                                           =========

  Interest-bearing demand and savings deposits             $ 142,616               4,736              3.32%
  Time deposits                                              137,266               6,840              4.98%
  Securities sold under agreements to repurchase and
     other short-term borrowings                               2,866                 164              5.72%
                                                           ---------            --------              ----

  Total interest-bearing liabilities                         282,748            $ 11,740              4.15%
                                                           ---------            ========              ====

  Non-interest bearing demand deposits                        35,638
  Other liabilities                                            3,107
                                                           ---------
                                                             321,493
  Stockholders' equity                                        25,511
                                                           ---------

                                                           $ 347,004
                                                           =========

  Average yield on earning assets                                                                     8.47%
  Average rate on interest-bearing liabilities                                                        4.15%
  Interest rate spread                                                                                4.32%
  Cost of total funds supporting earning assets                                                       3.68%
  Net yield on earning assets                                                                         4.79%

         Yields and corresponding income amounts for non-taxable investments are not presented on a tax-equivalent basis. Average balances are computed on a monthly basis. Non-accrual loans, the amount of which is not considered material, have been included in the average loan amounts outstanding.

                             Rate - Volume Analysis

                                                                     1994 Compared to 1993
                                                                   Increase (Decrease) Due to
                                                   --------------------------------------------------------
                                                         Volume               Rate               Net
                                                         ------               ----               ---
Investment income:

   Interest bearing bank balances                    $  (43,617)        $     9,386       $  (34,231)

   Taxable investments                                 (547,886)          (403,138)         (951,024)

   Tax-exempt investments                                262,541          (158,534)           104,007

   Federal funds sold                                   (54,627)             56,792             2,165

   Loans, net of unearned discount                     3,213,803             10,834         3,224,637
                                                     -----------        -----------       -----------

           Total investment income                     2,830,214          (484,660)         2,345,554
                                                     -----------        -----------       -----------

   Interest expense:

   Interest bearing deposits and savings deposits      (236,601)          (157,341)         (393,942)

   Time deposits                                         564,875            200,883           765,758

   Securities sold under agreements
      to repurchase and other short-term borrowings      423,363            336,435           759,798

   Other borrowings                                      178,616           (24,911)           153,705
                                                     -----------        -----------       -----------

           Total interest expense                        930,253            355,066         1,285,319
                                                     -----------        -----------       -----------

           Change in net investment income           $ 1,899,961        $ (839,726)       $ 1,060,235
                                                     ===========        ===========       ===========

                             Rate - Volume Analysis

                                                                     1993 Compared to 1992
                                                                  Increase (Decrease) Due to
                                                   ----------------------------------------------------------
                                                       Volume              Rate               Net
                                                       ------              ----               ---
Investment income:

   Interest bearing bank balances                    $   22,947       $   (11,974)        $    10,973

   Taxable investment securities                      (742,378)        (1,637,247)        (2,379,625)

   Tax-exempt investment securities                     180,295          (159,111)             21,184

   Federal funds sold                                    89,178           (34,092)             55,086

   Loans, net of unearned discount                    2,914,682        (2,027,912)            886,770
                                                     ----------       ------------        -----------

          Total investment income                     2,464,724        (3,870,336)        (1,405,612)
                                                     ----------       ------------        -----------

   Interest expense:

   Interest bearing deposits and savings deposits        61,949          (875,628)          (813,679)

   Time deposits                                      (273,033)          (973,648)        (1,246,681)

   Securities sold under agreements to repurchase
   and other short-term borrowings                     1,066,342         (534,431)            531,911

   Debentures payable                                     83,445            14,059             97,504
                                                     -----------      ------------        -----------

          Total interest expense                         938,703       (2,369,648)        (1,430,945)
                                                     -----------      ------------        -----------

          Change in net investment income            $ 1,526,021      $(1,500,688)        $    25,333
                                                     ===========      ============        ===========

COMPARISON OF SIX MONTHS ENDED JUNE 30, 1995 AND 1994

         RESULTS OF OPERATIONS. Net income for the six months ended June 30, 1995 was $2,752,511, a 37.7% increase over the comparable period for 1994. The following is a summary of the net change in several broad categories of income and expense.

                                                              Six Months Ended June 30

                                               1995           1994            $ Change         % Change
Net interest income                         $8,941,680      7,785,690         1,155,990          14.85%
Provision for loan loss                        604,016        525,988            78,028          14.83%
Other operating income                       2,234,907      1,723,556           511,351          29.68%
Other operating expense                      6,927,880      6,352,516           575,365           9.06%

Net income before tax                        3,644,691      2,630,742         1,013,949          38.55%

         Net interest income continues to reflect positive loan growth and increased levels of investment income in a static short term interest rate scenario. Interest expense has not increased proportionally with interest income primarily due to the short duration of the deposits. In late 1994, First M&F began to protect itself from the negative impact of possible rising interest rates by promoting longer term deposit accounts, and shortening the duration of investment securities. The provision for loan losses, some 14.8% higher than the same period of 1994 is considered adequate to allow the allowance for doubtful accounts to grow to a level sufficient to provide for the loan growth occurring in 1994 - 1995.

         Other operating income increased approximately 30.0% in 1995, primarily as a result of a one time recovery on a real estate loss from a prior year which occurred in the first quarter. Service charges on deposit accounts increased $143,000 during the first quarter over 1994 and $55,000 in the second quarter versus prior year periods due to increased volumes. Insurance commission income increased $22,000 in the first quarter and $25,000 in the second quarter as compared to prior periods of 1994 due to the growth of premiums written.

         Other operating expenses increased approximately 9% in 1995 as compared to 1994 with no major factor indicating change. Although expenses have stabilized, management continues to emphasize the reduction of non interest expense of First M&F.

         FINANCIAL CONDITION. At June 30, 1995, loans, net of unearned discount. were $267,166,519, a 5.0% increase over December 31, 1994, and a 21.7% increase over June 30, 1994. Investment securities held to maturity and securities available for sale remain constant as compared to December 31, 1994, at 1994 levels.

         The following table shows the balances of earning assets and interest bearing liabilities for June 30, 1995 and 1994, and for December 31, 1994 (in thousands).

                                                        06/30/95             12/31/94           06/30/94
                                                        --------             --------           --------
Interest bearing bank balances                         $    6,561         $       406         $    5,008
Investment securities                                     137,133             135,253            134,839
Federal funds sold                                          4,250                   0             21,800
Net loans                                                 263,552             251,181            216,548

    Total earning assets                               $  411,496         $   386,840         $  378,195

Interest bearing deposits                              $  307,050         $   284,399         $  287,009
Short term borrowings                                      44,964              44,822             41,050
Long term debt                                              3,512               5,231              3,313

    Total interest bearing liabilities                 $  355,526         $   334,452         $  331,372

    Net earning assets                                 $   55,970         $    52,388         $   46,823

 Earning assets/interest bearing liabilities               115.7%              115.7%             114.1%
 Net loans/earning assets                                   64.0%               64.9%              57.3%
 Net earning assets/total assets                            13.6%                9.3%              11.4%

         CAPITAL ADEQUACY. As discussed in Note 2 to the condensed consolidated financial statements, as a result of the stock offering completed May 10, 1995, capital adequacy is in excess of 8% (leverage ratio), which places First M&F's capital at or over peer bank levels. First M&F, through normal banking relationship's, has superior relationships with its correspondents and also is a member of the Federal Home Loan Bank of Dallas. These relationships provide additional funding levels should the need arise.

         First M&F has complied with all risk based capital ratios as required by its various regulators.

              PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

         The following pro forma financial information gives effect to the Merger as if the Merger had occurred on June 30, 1995 and all prior financial data restated to adjust for the issuance of 450,000 shares of First M&F Common Stock. The Pro Forma Financial Statements and accompanying notes should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this Proxy Statement/Prospectus.

================================================================================
         PROFORMA COMBINATION OF FIRST M&F CORPORATION AND SUBSIDIARIES
                        WITH FARMERS AND MERCHANTS BANK
                     PROFORMA COMBINED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)
               ( IN THOUSANDS OF DOLLARS EXCEPT PER SHARE DATA )
================================================================================

                                               ----------------------------------
                                                FIRST M&F   FARMERS AND   PROFORMA
                                               CORPORATION   MERCHANTS    COMBINED
                                               ----------------------------------
INTEREST INCOME
Interest and fees on loans                         $20,080        $800    $20,880
Interest on interest bearing bank balances             $82          $0        $82
Interest and dividends on securities                 7,567       1,401     $8,968
Interest on federal funds sold                         240          39       $279
                                               ----------------------------------
    TOTAL INTEREST INCOME                           27,969       2,240     30,209

INTEREST EXPENSE
Interest on deposits                                 9,887         869     10,756
Interest on federal funds purchased and
   securities sold under repurchase agreements       1,449                  1,449
Interest on other borrowings                           259                    259
                                               ----------------------------------
   TOTAL INTEREST EXPENSE                           11,595         869     12,464

NET INTEREST INCOME                                 16,374       1,371     17,745
Provision for possible loan losses                     808          74        882
                                               ----------------------------------
NET INTEREST INCOME AFTER PROVISION FOR
    POSSIBLE LOAN LOSSES                            15,566       1,297     16,863

OTHER INCOME                                                                    0
Service charges on deposit accounts                  2,606         160      2,766
Credit insurance income                                390                    390
Gains (losses) on sale of securities                  (241)          9       (232)
Other                                                  440          80        520
                                               ----------------------------------
    TOTAL OTHER INCOME                               3,195         249      3,444

OTHER EXPENSES                                                                  0
Salaries and employee benefits                       5,859         376      6,235
Net occupancy expenses                                 846          44        890
Equipment and data processing expenses               1,675          38      1,713
Regulatory insurance and fees                          783          64        847
Other                                                3,911         225      4,136
                                               ----------------------------------
    TOTAL OTHER EXPENSES                            13,074         747     13,821
                                               ----------------------------------
                                               ----------------------------------
INCOME BEFORE INCOME TAXES                           5,687         799      6,486
INCOME TAXES                                         1,444         164      1,608
                                               ----------------------------------
                                               ----------------------------------
    NET INCOME                                      $4,243        $635     $4,878
                                               ==================================

NET INCOME PER SHARE                                 $1.59      $63.50      $1.56
                                               ==================================
                                               ==================================
WEIGHTED AVERAGE SHARES OUTSTANDING              2,670,786      10,000  3,120,786
                                               ==================================

   (1) First M&F Corporation's financial statements at December 31, 1994 have been adjusted to reflect a two-for-one stock dividend occurring August 9, 1995

================================================================================
         PROFORMA COMBINATION OF FIRST M&F CORPORATION AND SUBSIDIARIES
                        WITH FARMERS AND MERCHANTS BANK
                     PROFORMA COMBINED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1993
                                  (UNAUDITED)
               ( IN THOUSANDS OF DOLLARS EXCEPT PER SHARE DATA )
================================================================================

                                                 ------------------------------------
                                                  FIRST M&F    FARMERS AND   PROFORMA
                                                 CORPORATION    MERCHANTS    COMBINED
                                                 ------------------------------------
INTEREST INCOME
Interest and fees on loans                           $16,855         $735     $17,590
Interest on interest bearing bank balances              $116           $0        $116
Interest and dividends on securities                   8,414        1,440      $9,854
Interest on federal funds sold                           239           23        $262
                                                 ------------------------------------
    TOTAL INTEREST INCOME                             25,624        2,198      27,822

INTEREST EXPENSE
Interest on deposits                                   9,515          818      10,333
Interest on federal funds purchased and
   securities sold under repurchase agreements           688                      688
Interest on other borrowings                             107                      107
                                                 ------------------------------------
   TOTAL INTEREST EXPENSE                             10,310          818      11,128

NET INTEREST INCOME                                   15,314        1,380      16,694
Provision for possible loan losses                     1,015           55       1,070
                                                 ------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR
    POSSIBLE LOAN LOSSES                              14,299        1,325      15,624

OTHER INCOME                                                                        0
Service charges on deposit accounts                    2,250          145       2,395
Credit insurance income                                  323                      323
Gains (losses) on sale of securities                      (1)           0          (1)
Other                                                    405          100         505
                                                 ------------------------------------
    TOTAL OTHER INCOME                                 2,977          245       3,222

OTHER EXPENSES                                                                      0
Salaries and employee benefits                         5,318          370       5,688
Net occupancy expenses                                   879           48         927
Equipment and data processing expenses                 1,557           55       1,612
Regulatory insurance and fees                            795           59         854
Other                                                  3,724          253       3,977
                                                 ------------------------------------
    TOTAL OTHER EXPENSES                              12,273          785      13,058
                                                 ------------------------------------
                                                 ------------------------------------
INCOME BEFORE INCOME TAXES                             5,003          785       5,788
INCOME TAXES                                           1,251          191       1,442
                                                 ------------------------------------
                                                 ------------------------------------
    NET INCOME                                        $3,752         $594      $4,346
                                                 ====================================

NET INCOME PER SHARE                                   $1.41       $59.40       $1.39
                                                 ====================================
                                                 ====================================
WEIGHTED AVERAGE SHARES OUTSTANDING                2,670,414       10,000   3,120,414
                                                 ====================================

   (1) First M&F Corporation's financial statements at December 31, 1993 have been adjusted to reflect a two-for-one stock dividend occurring August 9, 1995

================================================================================
         PROFORMA COMBINATION OF FIRST M&F CORPORATION AND SUBSIDIARIES
                        WITH FARMERS AND MERCHANTS BANK
                     PROFORMA COMBINED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1992
                                  (UNAUDITED)
               ( IN THOUSANDS OF DOLLARS EXCEPT PER SHARE DATA )
================================================================================


                                                ----------------------------------
                                                 FIRST M&F  FARMERS AND  PROFORMA
                                                CORPORATION  MERCHANTS   COMBINED
                                                ----------------------------------
INTEREST INCOME
Interest and fees on loans                          $15,969        $653    $16,622
Interest on interest bearing bank balances             $105          $0       $105
Interest and dividends on securities                 10,772       1,500    $12,272
Interest on federal funds sold                          183          18       $201
                                                ----------------------------------
    TOTAL INTEREST INCOME                            27,029       2,171     29,200

INTEREST EXPENSE
Interest on deposits                                 11,576         971     12,547
Interest on federal funds purchased and
   securities sold under repurchase agreements          156                    156
Interest on other borrowings                              8                      8
                                                ----------------------------------
   TOTAL INTEREST EXPENSE                            11,740         971     12,711

NET INTEREST INCOME                                  15,289       1,200     16,489
Provision for possible loan losses                    1,209          65      1,274
                                                ----------------------------------
NET INTEREST INCOME AFTER PROVISION FOR
    POSSIBLE LOAN LOSSES                             14,080       1,135     15,215

OTHER INCOME                                                                     0
Service charges on deposit accounts                   2,107         161      2,268
Credit insurance income                                 271                    271
Gains (losses) on sale of securities                     27           0         27
Other                                                 1,281          58      1,339
                                                ----------------------------------
    TOTAL OTHER INCOME                                3,686         219      3,905

OTHER EXPENSES                                                                   0
Salaries and employee benefits                        5,277         280      5,557
Net occupancy expenses                                  803          28        831
Equipment and data processing expenses                1,455          50      1,505
Regulatory insurance and fees                           760          55        815
Other                                                 4,075         216      4,291
                                                ----------------------------------
    TOTAL OTHER EXPENSES                             12,370         629     12,999
                                                ----------------------------------
                                                ----------------------------------
INCOME BEFORE INCOME TAXES                            5,396         725      6,121
INCOME TAXES                                            436         199        635
                                                ----------------------------------
                                                ----------------------------------
    Net income                                       $4,960        $526     $5,486
                                                ==================================

NET INCOME PER SHARE                                  $1.87      $52.60      $1.76
                                                ==================================
                                                ==================================
WEIGHTED AVERAGE SHARES OUTSTANDING               2,659,194      10,000  3,109,194
                                                ==================================

   (1) First M&F Corporation's financial statements at December 31, 1992 have been adjusted to reflect a two-for-one stock dividend occurring August 9, 1995.

================================================================================
         PROFORMA COMBINATION OF FIRST M&F CORPORATION AND SUBSIDIARIES
                        WITH FARMERS AND MERCHANTS BANK
                     PROFORMA COMBINED STATEMENTS OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1995
                                  (UNAUDITED)
               ( IN THOUSANDS OF DOLLARS EXCEPT PER SHARE DATA )
================================================================================

                                               ----------------------------------
                                                FIRST M&F  FARMERS AND   PROFORMA
                                               CORPORATION  MERCHANTS    COMBINED
                                               ----------------------------------
INTEREST INCOME
Interest and fees on loans                         $12,482        $437    $12,919
Interest on interest bearing bank balances             $80          $2        $82
Interest and dividends on securities                 3,799         641     $4,440
Interest on federal funds sold                         275          36       $311
                                               ----------------------------------
    TOTAL INTEREST INCOME                           16,636       1,116     17,752

INTEREST EXPENSE
Interest on deposits                                 6,308         501      6,809
Interest on federal funds purchased and
   securities sold under repurchase agreements       1,276                  1,276
Interest on other borrowings                           110                    110
                                               ----------------------------------
   TOTAL INTEREST EXPENSE                            7,694         501      8,195

NET INTEREST INCOME                                  8,942         615      9,557
Provision for possible loan losses                     604          (4)       600
                                               ----------------------------------
NET INTEREST INCOME AFTER PROVISION FOR
    POSSIBLE LOAN LOSSES                             8,338         619      8,957

OTHER INCOME                                                                    0
Service charges on deposit accounts                  1,432          71      1,503
Credit insurance income                                291                    291
Gains (losses) on sale of securities                     3           7         10
Other                                                  509          45        554
                                               ----------------------------------
    TOTAL OTHER INCOME                               2,235         123      2,358

OTHER EXPENSES                                                                  0
Salaries and employee benefits                       3,131         197      3,328
Net occupancy expenses                                 391          24        415
Equipment and data processing expenses                 843          18        861
Regulatory insurance and fees                          413          32        445
Other                                                2,150         123      2,273
                                               ----------------------------------
    TOTAL OTHER EXPENSES                             6,928         394      7,322
                                               ----------------------------------
                                               ----------------------------------
INCOME BEFORE INCOME TAXES                           3,645         348      3,993
INCOME TAXES                                           892          62        954
                                               ----------------------------------
                                               ----------------------------------
    NET INCOME                                      $2,753        $286     $3,039
                                               ==================================

NET INCOME PER SHARE                                 $1.00      $28.60      $0.95
                                               ==================================
                                               ==================================
WEIGHTED AVERAGE SHARES OUTSTANDING              2,746,977      10,000  3,196,977
                                               ==================================

   (1) First M&F Corporation's financial statements at June 30, 1995 have been adjusted to reflect a two-for-one stock dividend occurring August 9, 1995.

================================================================================
       PRO FORMA COMBINATION OF FIRST M & F CORPORATION  AND SUBSIDIARIES
                        WITH  FARMERS AND MERCHANTS BANK
                        PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1995
                                  (UNAUDITED)
                           ( IN THOUSANDS OF DOLLARS)
================================================================================

                                             ------------------------------------------------
                                             FIRST   M&F  FARMERS AND  PRO FORMA    PRO FORMA
                                             CORPORATION   MERCHANTS  ADJUSTMENTS    COMBINED
                                             ------------------------------------------------
ASSETS
Cash and due from banks                          $29,339       $1,371                 $30,710
Federal funds sold                                 4,250          850                   5,100
Securities                                       137,133       21,907                 159,040
Loans, net                                       263,552        7,165                 270,717
Property plant and equipment, net                  6,846           95                   6,941
Other assets                                       8,910          499                   9,409
                                             ================================================
TOTAL ASSETS                                    $450,030      $31,887          $0    $481,917
                                             ================================================

LIABILITIES
Deposits                                        $360,739      $27,148                 387,887
Federal funds purchased and securities sold
   under agreements to repurchase                 44,029                               44,029
Accrued expenses and other liabilities             7,984          112                   8,096
                                             ------------------------------------------------
TOTAL LIABILITIES                                412,752       27,260           0     440,012

STOCKHOLDERS' EQUITY
Common stock                                      14,724          100       2,150      16,974
Surplus                                           11,328        4,180      (2,150)     13,358
Retained earnings                                 11,522          327           0      11,849
Unrealized securities gains/(losses)                (247)          20                    (227)
                                             ------------------------------------------------
                                                  37,327        4,627           0      41,954
Treasury stock,at cost                               (49)                                 (49)
                                             ------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                        37,278        4,627           0      41,905
                                             ------------------------------------------------
TOTAL LIABILITIES AND
                                             ================================================
  STOCKHOLDERS' EQUITY                          $450,030      $31,887          $0    $481,917
                                             ================================================

   (1) First M&F Corporation's financial statements at June 30, 1995 have been adjusted to reflect a two-for-one stock dividend occcurring August 9, 1995

   (2) The pro forma adjustment reflects the issuance of 450,000 shares of common stock, par value $5 per share, in exchange for all of the outstanding 10,000 shares of common stock, par value $10 per share, of Farmers and Merchants Bank

                           INFORMATION CONCERNING F&M

         F&M, a Mississippi banking corporation, was incorporated in October 1969. As of June 30, 1995, F&M had total assets of $31,885,000, total deposits of $27,195,000, net loans of $7,165,000 and shareholders' equity of $4,586,000. F&M's executive offices are located at 101 City Square, Bruce, Mississippi 38915. F&M which has ten full-time employees is a full service commercial bank offering commercial and consumer banking services offered through its Bruce and Pittsboro offices to the people in Calhoun County, Mississippi. It operates a main office at 201 City Square, Bruce, Mississippi and has one branch bank in Pittsboro, Mississippi on Highway 9. F&M also owns and operates Community Finance Company, a small loan company located in Bruce. Major services provided by F&M include consumer financing, commercial lending, savings and checking accounts for individuals, businesses and public bodies and the offering of certificates of deposit and individual retirement accounts. All deposit accounts are insured by the FDIC to the maximum legal limits. Credit services offered by F&M include secured and unsecured commercial loans, Small Business Administration loans, agricultural loans, real estate loans and consumer loans.

         F&M's deposits represent a cross-section of the area's economy and there is no material concentration of deposits from any single customer or group of customers. No significant portion of F&M's loans is concentrated within a single industry or group of related industries. There are no material seasonal factors that would have any adverse effect on F&M. F&M does not rely on foreign sources of funds or income.

             MARKET PRICES OF AND DIVIDENDS ON F&M COMMON STOCK

         F&M Common Stock is not traded on any established securities market. As of October 6, 1995, there were 10,000 holders of record of F&M Common Stock. The following table sets forth, for the indicated periods, the high and low sales prices for F&M Common Stock, the number of transactions in each such period, the aggregate number of shares involved in such transactions, and the cash dividends declared per share of F&M Common Stock. The prices indicated for F&M Common Stock are based on actual transactions in F&M Common Stock of which F&M management is aware; however, no assurance can be given that the indicated prices represent the actual market value of F&M Common Stock or that all transactions in F&M Common Stock have come to the attention of F&M's management.

                                                                                                Cash
                                        Price Range                         Total No. of      Dividends
                                        -----------        Total No. of        Shares          Declared
 Period                              High        Low       Transactions         Sold          Per Share
 ------                              ----        ---       ------------     ------------      ---------
    1993
 First Quarter                       $300        $300            1               1               -0-
 Second Quarter                       300        300             1               25               $8
 Third Quarter                        N/A        N/A             *              N/A              -0-
 Fourth Quarter                       N/A        N/A             *              N/A               10

    1994
 First Quarter                        325        325             1               50              -0-
 Second Quarter                       N/A        N/A             *              N/A               9
 Third Quarter                        N/A        N/A             *              N/A              -0-
 Fourth Quarter                       N/A        N/A             *              N/A               11

    1995
 First Quarter                        310        310             *              N/A              -0-
 Second Quarter                       310        310             2               4                10
 Third Quarter                        N/A        N/A             *              N/A              -0-

*        No known transactions

         The price of F&M Common Stock in the last known transactions, which occurred on May 1, 1995, was $310 and involved two sales of 2 shares each. These sales are the last known transactions in F&M Common Stock prior to the public announcement of the proposed Merger.

         The holders of F&M Common Stock are entitled to receive dividends when and if declared by the F&M Board out of funds that are legally available therefor. F&M has paid regular semi-annual dividends for many years. If the merger were not consummated, it would be the intention of the F&M Board to continue declaring semi-annual cash dividends. However, there can be no assurance that F&M's dividend policy would remain unchanged. For F&M, retained earnings is the primary source of additional capital and the level of cash dividends paid is determined only after a careful review of capital needs to support asset growth.

                      STOCK OWNERSHIP OF MANAGEMENT OF F&M

         The following table indicates the beneficial ownership as of October 6, 1995 unless otherwise indicated below, of F&M's Common Stock by each director, each executive officer, and by all directors and executive officers of F&M as a group.


                                            CLASS OF             AMOUNT AND NATURE OF          PERCENT OF
 NAME                                      SECURITIES            BENEFICIAL OWNERSHIP            CLASS
 ----                                      ----------            --------------------            -------
 Jerry Bowles                             Common Stock                 308 (1)                     3.08
 131 Woodson
 Bruce, MS  38915

 Jon A. Crocker                           Common Stock               1,285                        12.85
 P.O. Box 566
 Bruce, MS  38915

 Ottis B. Crocker, Jr.                    Common Stock               1,024 (2)                    10.24
 P.O. Box 666
 Bruce, MS  38915

 C. R. Easley, Jr.                        Common Stock                  77 (3)                      .77
 P.O. Box 607
 Bruce, MS  38915

 C.C. Edwards                             Common Stock                 443 (4)                     4.43
 P.O. Box 192
 Bruce, MS  38915

 Joe Grist                                Common Stock                 173                         1.73
 P.O. Box 47
 Bruce, MS  38915

 Wanda A. Hurst                           Common Stock                 170 (5)                     1.70
 Route 2, Box 23A
 Bruce, MS  38915

 Robert Lee Logan, Sr.                    Common Stock                 143 (6)                     1.43
 P.O. Box 697
 Bruce, MS  38915

 Ed W. Quillen                            Common Stock                 287                         2.87
 P.O. Box 983
 Bruce, MS  38915

 All Directors and Executive              Common Stock               3,910                        39.10%
 Officers as a group (9 persons)

(1) Of these shares, 48 are owned jointly with his wife and 240 shares are held by his mother with which he shares voting power.

(2)  Mr. Crocker holds 120 of these shares as custodian for his children.

(3)  Mr. Easley owns 19 of these shares jointly with his wife.

(4) Mr. Edwards owns 439 of these shares jointly with his wife and 4 of these shares are held by Mr. Edwards as custodian for his children with whom he shares voting and investment power.

(5)  Ms. Hurst owns 150 of these shares jointly with her husband and son.

(6)  Mr. Logan owns 123 of these shares jointly with his wife.

                         PRINCIPAL SHAREHOLDERS OF F&M

The following table presents the persons who, to the knowledge of F&M, beneficially owned more than five percent (5%) of the outstanding voting shares of F&M as of October 6, 1995. Except as otherwise noted, beneficial ownership consists of sole voting and investment power.

                                                                       AMOUNT AND
                                                                        NATURE OF             PERCENT
 NAME AND ADDRESS OF                               CLASS OF            BENEFICIAL                OF
 BENEFICIAL OWNER                                 SECURITIES            OWNERSHIP              CLASS
 ----------------------                           ----------           -----------          -----------
 Jon A. Crocker                                  Common Stock           1,285                   12.85
 P.O. Box 566
 Bruce, MS  38915

 Ottis B. Crocker, Jr.                           Common Stock           1,024 (1)               10.24
 P.O. Box 666
 Bruce, MS  38915

 Charles H. Crocker                              Common Stock             830                    8.30
 4904 Chrestwood
 Little Rock, AR  72207

 Samuel K. Crocker                               Common Stock           1,355                   13.55
 Suite 2909 Stouffer Tower
 611 Commerce Street
 Nashville, TN  37203

 Henry Hutton                                    Common Stock             500                    5.00
 2471 Mt. Moriah
 Memphis, TN  38115

(1)  Mr. Crocker holds 120 of these shares as custodian for his children.

                         SELECTED FINANCIAL DATA - F&M

                                             Unaudited
                                          Six Months Ended
                                              June 30,                         Years Ended December 31,
                                          -----------------------------------------------------------------------------
                                           1995        1994       1994        1993      1992       1991         1990
 Consolidated Statements of Income        -----------------------------------------------------------------------------
 ---------------------------------                 (In thousands of dollars, except per share amounts)
    Total interest income                  $1,116     $1,114      $2,240     $2,198    $2,171      $2,151        $2,058
    Total interest expense                    501        419         869        818       971       1,247         1,338
    Net interest income                       615        695       1,371      1,380     1,200         903           720
    Provision for loan losses                  17         42          74         55        65          66            65
    Other income                              123        130         249        245       219         231           227
    Other expenses                            373        349         747        785       629         540           496
    Income taxes                               62         97         164        191       199         112            76
                                          -----------------------------------------------------------------------------
    Net income                               $286       $337        $635       $594      $526        $416          $310
                                          =============================================================================
 Per Share Data
 --------------
    Earnings per share                     $28.60     $33.70      $63.53     $59.40    $52.56      $41.60        $30.98
                                          =============================================================================
    Dividends per share                    $10.00      $9.00      $20.00     $18.00    $16.00      $14.00        $12.00
                                          =============================================================================

 Selected Balances
 -----------------
    Total assets                          $31,885    $31,474     $30,567    $30,028   $27,883     $25,488       $23,214
    Investment securities                  21,907     21,488      20,218     20,970    19,173      17,759        15,065
    Net loans                               7,165      6,732       7,498      6,290     5,957       6,025         6,494
    Earning assets                         29,922     29,183      28,716     28,210    25,879      23,784        21,560
    Deposits                               27,195     27,212      26,143     25,935    24,123      21,705        20,069
    Short-term borrowing
    Debentures
    Other borrowing
    Stockholders' equity                    4,627      4,225       4,194      3,887     3,473       3,108         2,832

 Selected Ratios
 ---------------
    Return on Average Assets(1)             1.83%      2.20%       2.10%      2.05%     1.97%       1.71%         1.38%
    Return on Average Equity(1)            12.97%     16.01%      15.72%     16.13%    15.97%      14.01%        11.32%
    Average Capital to Average              14.3%     13.71%      13.34%     12.71%    12.33%      12.22%        12.16%
             Assets(1)
    Dividend Payout                        35.00%     26.70%      31.48%     30.33%    30.44%       33.6%         38.8%

(1) Exclusive of valuation allowance for securities available for sale.

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                         RESULTS OF OPERATIONS OF F&M

1994 COMPARED WITH 1993 AND 1992

         The following discussion and analysis of financial condition and results of operation of F&M should be read in conjunction with the consolidated financial statements, the accompanying notes, and other financial data appearing elsewhere in this Proxy Statement/Prospectus.

         RESULTS OF OPERATIONS. Net income for 1994 was $635,311, a 7.1% increase from 1993. Net income for 1993 was $593,414, a 12.9% increase from 1992. The 1994 net income is the best in the history of F&M.

         NET INTEREST INCOME. Net interest income was relatively unchanged in 1994. Earning assets and interest bearing liabilities both increased slightly in 1994, and interest income and interest expense both increased, reflecting the increase in volume. Net interest income increased 15% in 1993 due to the continued decline in short-term interest rates and growth in earning assets of 9.4%.

         PROVISION AND RESERVE FOR POSSIBLE LOAN LOSSES. The provision for loan losses was $73,719 in 1994, $55,210 in 1993, and $64,696 in 1992. Net
loan losses were $65,712 in 1994, $39,901 in 1993 and $44,824 in 1992 reflecting continued success in minimizing credit losses. F&M maintains its reserve for loan losses at a level that is considered sufficient to absorb potential losses in the loan portfolio.

         NON-INTEREST INCOME. Other operating income was relatively unchanged in 1994 after increasing by 11.8% in 1993.

         NON-INTEREST EXPENSE. Other operating expenses decreased by 4.8% in 1994 reflecting success in cost control and the closing of a finance company branch office. The 24.8% increase in 1993 resulted primarily from a full year operation of the finance company subsidiary which began in late 1992.

         FINANCIAL CONDITION. At December 31, 1994, total assets were $30,567,106, an increase of $538,717, or 1.8% from December 31, 1993. Total assets increased $2,145,720, or 7.7% from December 31, 1992 to December 1993. At December 31, 1994, loans, net of unearned discount, increased by 18.8% from 1993. At December 31, 1993, net loans increased by 5.8% from 1992.
Investments decreased by 3.1% from 1993 to 1994 and increased by 8.8% from 1992 to 1993. These trends reflect F&M's efforts to invest new and available funds in loans to enhance the yield on earning assets while meeting the credit needs of its customers.

         DEPOSITS. Total deposits increased by .8% in 1994 after a 7.5% increase in 1993.

         LIQUIDITY AND CAPITAL RESOURCES. The primary objective of asset/liability management is to provide a balance between safety, liquidity, and impact on net interest income. Management addresses liquidity by maintaining funds in liquid assets such as federal funds sold and other short-term investments while monitoring the maturities of investment securities. Funds are provided primarily by deposits.

         F&M had a book capital to asset ratio, excluding the effect of the valuation allowance for securities available for sale, of 14.1% December 31, 1994. At December 31, 1993, the book capital to asset ratio was 12.9%. In addition, F&M has capital to asset and capital to "risk based asset" ratios in excess of all applicable regulatory requirements.

COMPARISON OF SIX MONTHS ENDED JUNE 30, 1995 AND 1994

         RESULTS OF OPERATIONS. Net income for 1995 was $285,613, a 15.3% decrease from 1994. The decrease in net income is primarily attributable to the decrease in net interest income described in the following paragraph.

         Net interest income decreased $80,000 in 1995 from 1994, a 12.2% decrease. Interest bearing liabilities increased reflecting a change in deposit mix by F&M's customers. Interest rates also significantly increased from 1994 to 1995 resulting in an increase in cost of funds.

         The provision for loan losses was $(3,922) in 1995 and $9,397 in 1994. Net loan losses were $12,595 in 1995 and $24,702 in 1994 reflecting continued success in minimizing credit losses. F&M maintains its reserve for loan losses at a level that is considered sufficient to absorb potential losses in the loan portfolio.

         Other operating income was relatively unchanged in 1995 as compared to 1994. Other operating expenses were substantially the same in 1995 as in 1994 as F&M had continued success in controlling costs.

         FINANCIAL CONDITION. At June 30, 1995, total assets were $31,954,913, an increase of $362,640, or 1.1% from June 30, 1994. At June 30, 1995, loans, net of unearned discount, increased by 6.3% from June 30, 1994. These trends reflect F&M's efforts to invest new and available funds in loans to enhance the yield on earning assets while meeting the credit needs of its customers.

         Total deposits decreased by $17,793 from June 30, 1994 to June 30,
1995.

         LIQUIDITY & CAPITAL RESOURCES. The primary objective of assets/liability management is to provide a balance between safety, liquidity, and impact on net interest income. Management addresses liquidity by maintaining funds in liquid assets such as federal funds sold and other short-term investments while monitoring the maturities of investment securities. Funds are provided primarily by deposits.

         F&M had a capital to asset ratio, excluding the effect of the valuation allowance for securities available for sale, of 14.4% at June 30, 1995. At June 30, 1994, the book capital to asset ratio was 13.4%. In addition, F&M has capital to asset and capital to "risk based asset" ratios in excess of all applicable regulatory requirements.

                                 LEGAL OPINION

         The validity of the shares of First M&F Common Stock offered hereby will be passed upon for First M&F by Watkins Ludlam & Stennis of Jackson, Mississippi.

                                    EXPERTS

         The consolidated financial statements of First M&F as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, have been included herein and in the registration statement in reliance upon the report of Shearer Taylor & Co., P.A., independent certified public accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of F&M as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, have been included herein and in the registration statement in reliance upon the report of Watkins, Ward and Stafford, independent certified public accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 OTHER MATTERS

         As of the date of this Proxy Statement/Prospectus, the Board of Directors of F&M knows of no matters which will be presented for consideration at the Meeting other than as set forth in the Notice of such meeting attached to this Proxy Statement/Prospectus. However, if any other matters shall come before the Meeting or any adjournment or postponement thereof and be voted upon the enclosed proxy shall be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters.

                         INDEX TO FINANCIAL STATEMENTS
                   FIRST M&F CORPORATION AND SUBSIDIARIES AND
                   FARMERS AND MERCHANTS BANK AND SUBSIDIARY


                                                                                                          Page
                                                                                                          ----
First M&F Corporation and Subsidiaries

      Report of Independent Certified Public
         Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-1

     Consolidated Statements of Condition -
         December 31, 1994 and 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-2

     Consolidated Statements of Income -
         Years Ended December 31, 1994, 1993, 1992  . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-3

     Consolidated Statements of Stockholders' Equity -
         Years Ended December 31, 1994, 1993, 1992  . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-5

     Consolidated Statements of Cash Flows -
         Years Ended December 31, 1994, 1993, 1992  . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-7

     Notes to Consolidated Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-9

     Consolidated Statements of Condition - June 30, 1995 and 1994 (unaudited)  . . . . . . . . . . . .   F-26

     Consolidated Statements of Income - Six Months Ended June 30, 1995 and 1994 (unaudited)  . . . . .   F-27

     Consolidated Statements of Stockholders' Equity - Six Months Ended June 30, 1995 and 1994
         (unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-28

     Consolidated Statements of Cash Flows - Six Months Ended June 30, 1995 and 1994 (unaudited)  . . .   F-29

     Notes to Consolidated Financial Statements (unaudited)   . . . . . . . . . . . . . . . . . . . . .   F-30

Farmers and Merchants Bank and Subsidiary

     Report of Independent Certified Public
         Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-31

     Consolidated Statements of Condition -
         December 31, 1994 and 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-32

     Consolidated Statements of Income -
         Years Ended December 31, 1994, 1993, 1992  . . . . . . . . . . . . . . . . . . . . . . . . . .   F-33

     Consolidated Statements of Stockholders' Equity -
         Years Ended December 31, 1994, 1993, 1992  . . . . . . . . . . . . . . . . . . . . . . . . . .   F-34

     Consolidated Statements of Cash Flows -
         Years Ended December 31, 1994, 1993, 1992  . . . . . . . . . . . . . . . . . . . . . . . . . .   F-35

     Notes to Consolidated Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-36

     Consolidated Statements of Condition - June 30, 1995 and 1994 (unaudited)  . . . . . . . . . . . .   F-43

     Consolidated Statements of Income - Six Months Ended June 30, 1995 and 1994 (unaudited)  . . . . .   F-44

     Consolidated Statements of Stockholders' Equity -
         Six Months Ended June 30, 1995 and 1994 (unaudited)  . . . . . . . . . . . . . . . . . . . . .   F-45

     Consolidated Statements of Cash Flows - Six Months Ended June 30, 1995 and 1994 (unaudited)  . . .   F-46

                      [SHEARER TAYLOR & CO. LETTERHEAD]

             Report of Independent Certified Public Accountants



The Board of Directors and Shareholders
First M & F Corporation
Kosciusko, Mississippi


We have audited the accompanying consolidated statements of condition of First M & F Corporation and subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of First M & F Corporation and subsidiary as of December 31, 1994 and 1993, the results of their consolidated operations and their consolidated cash flows for each of the years in the three- year period ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company changed its method of accounting for investment securities in 1994, to adopt the provisions of Statement of Financial Accounting Standards No. 115, "Accounting For Certain Investments in Debt and Equity Securities."

/s/ Shearer, Taylor & Co., P.A.

Jackson, Mississippi
February 10, 1995

                     FIRST M & F CORPORATION AND SUBSIDIARY

                      Consolidated Statements of Condition
                           December 31, 1994 and 1993

                  Assets                                              1994                          1993
                  ------                                              ----                          ----
Cash and due from banks                                        $  15,077,808                 $  15,203,929
Interest bearing bank balances                                       406,234                     5,028,389
Federal funds sold                                                         -                    11,900,000
Securities available for sale                                     65,643,738                             -
Investment securities, market value of
  $63,857,485 and $132,724,666                                    67,369,016                   130,905,308

Loans                                                            266,045,862                   210,341,583
  Unearned income                                                (11,664,079)                   (8,860,515)
  Reserve for possible loan losses                                (3,200,000)                   (2,700,000)
                                                               -------------                 -------------
          Net loans                                              251,181,783                   198,781,068
                                                               -------------                 -------------

Bank premises and equipment                                        6,569,984                     6,287,735
Accrued interest receivable                                        3,602,636                     2,699,453
Other assets                                                       6,061,681                     5,317,254
                                                               -------------                 -------------

                                                               $ 415,912,880                 $ 376,123,136
                                                               =============                 =============

               Liabilities and Stockholders' Equity
               ------------------------------------

Liabilities:
  Deposits                                                     $ 332,701,288                 $ 303,572,567
  Securities sold under agreements to
    repurchase and other short-term
    borrowings                                                    44,822,025                    37,804,095
  Other borrowings                                                 5,231,695                     3,408,833
  Accrued interest payable                                         1,427,416                     1,091,473
  Other liabilities                                                1,215,487                     1,159,607
                                                               -------------                 -------------
          Total liabilities                                      385,397,911                   347,036,575
                                                               -------------                 -------------

Stockholders' equity:
  Preferred stock:
    Class A; 500,000 shares authorized                                     -                             -
    Class B; 500,000 shares authorized                                     -                             -
  Common stock of $5.00 par value. 5,000,000
    shares authorized; 1,337,328 shares issued                     6,686,640                     6,686,640
  Additional paid-in capital                                       8,493,316                     8,485,804
  Retained earnings                                               16,862,922                    13,955,433
  Valuation allowance for securities available
    for sale, net of income taxes                                 (1,479,081)                            -
                                                               -------------                 -------------
                                                                  30,563,797                    29,127,877

  Treasury stock, 1,878 shares, at cost                              (48,828)                      (41,316)
                                                               -------------                 -------------
          Net stockholders' equity                                30,514,969                    29,086,561
                                                               -------------                 -------------

                                                               $ 415,912,880                 $ 376,123,136
                                                               =============                 =============

The accompanying notes are an integral part of these financial statements.

                     FIRST M & F CORPORATION AND SUBSIDIARY

                       Consolidated Statements of Income
                 Years Ended December 31, 1994, 1993, and 1992

                                                           1994                    1993                    1992
                                                           ----                    ----                    ----
Investment income:
  Interest and fees on loans                         $ 20,080,016            $ 16,855,379            $ 15,968,609
  Taxable securities available for sale                 3,570,186                       -                       -
  Tax-exempt securities available for sale                885,420                       -                       -
  Taxable investment securities                         2,355,615               6,876,825               9,256,450
  Tax-exempt investment securities                        755,910               1,537,323               1,516,139
  Federal funds sold                                      240,516                 238,351                 183,265
  Interest bearing bank balances                           81,528                 115,759                 104,786
                                                     ------------            ------------            ------------
          Total investment income                      27,969,191              25,623,637              27,029,249
                                                     ------------            ------------            ------------
Interest expense:
  Time deposits of $100,000 or more                     1,118,013                 972,216                 924,008
  Other deposits                                        8,769,254               8,543,235              10,651,803
  Securities sold under agreements to
    repurchase and other short-term
    borrowings                                          1,447,990                 688,192                 156,281
  Other borrowings                                        259,318                 105,613                   8,109
                                                     ------------            ------------            ------------
          Total interest expense                       11,594,575              10,309,256              11,740,201
                                                     ------------            ------------            ------------

          Net investment income                        16,374,616              15,314,381              15,289,048
Provision for possible loan losses                        808,192               1,015,166               1,208,969
                                                     ------------            ------------            ------------
          Net investment income after
            provision for possible loan
            losses                                     15,566,424              14,299,215              14,080,079
                                                     ------------            ------------            ------------

Other operating income:
  Service charges on deposit accounts                   2,606,019               2,250,263               2,106,914
  Gain (loss) on investment securities                          -                    (590)                 26,985
  Loss on securities available for sale                  (240,935)                      -                       -
  Credit insurance income                                 390,082                 323,176                 271,215
  Other income                                            439,951                 404,352               1,280,395
                                                     ------------            ------------            ------------
          Total other operating income                  3,195,117               2,977,201               3,685,509
                                                     ------------            ------------            ------------

Other operating expenses:
  Salaries and employee benefits                        5,859,032               5,317,618               5,276,541
  Net occupancy expenses                                  845,732                 878,790                 803,120
  Equipment and data processing expenses                1,675,294               1,557,045               1,454,636
  Advertising and promotion                               370,962                 286,008                 238,800
  Postage and other carriers                              387,175                 352,366                 358,600
  Professional and consulting fees                        291,301                 353,036                 465,498
  Regulatory insurance and fees                           783,441                 794,879                 760,446
  Supplies and printing                                   404,106                 369,871                 400,569
  Telephone                                               433,067                 315,948                 283,798
  Amortization of intangible assets                       224,906                 379,924                 400,855
  Other                                                 1,799,814               1,667,269               1,926,336
                                                     ------------            ------------            ------------
          Total other operating expenses               13,074,830              12,272,754              12,369,199
                                                     ------------            ------------            ------------
          Income before income taxes                    5,686,711               5,003,662               5,396,389
                                                     ------------            ------------            ------------

                                                                     (Continued)

                    FIRST M & F CORPORATION AND SUBSIDIARY

                      Consolidated Statements of Income
                Years Ended December 31, 1994, 1993, and 1992

                                                           1994                    1993                    1992
                                                           ----                    ----                    ----
Income before income taxes                           $  5,686,711            $  5,003,662            $  5,396,389

Income taxes                                            1,443,772               1,251,200                 436,495
                                                     ------------            ------------            ------------

          Net income                                 $  4,242,939            $  3,752,462            $  4,959,894
                                                     ============            ============            ============

Earnings per share                                          $3.18                   $2.81                   $3.73
                                                            =====                   =====                   =====

The accompanying notes are an integral part of these financial statements.

                     FIRST M & F CORPORATION AND SUBSIDIARY

                Consolidated Statements of Stockholders' Equity
                 Years Ended December 31, 1994, 1993, and 1992

                                        Additional
                           Common        Paid-in          Retained       Valuation       Treasury
                           Stock         Capital          Earnings       Allowance        Stock             Net
                           ------       ----------        --------       ---------       --------           ---
January 1,
  1992                   $6,686,640     $ 8,441,016      $7,733,661      $        -      $(19,320)       $22,841,997

Net income                        -               -       4,959,894               -             -          4,959,894

Cash dividends
  ($.87 per
  share)                          -               -      (1,155,024)              -             -         (1,155,024)

Treasury stock:
  Purchases                       -               -               -               -      (290,067)          (290,067)
  Sales                           -               -               -               -       286,929            286,929
                         ----------     -----------      ----------      ----------      --------        -----------

December 31,
  1992                    6,686,640       8,441,016      11,538,531               -       (22,458)        26,643,729
                         ----------     -----------      ----------      ----------      --------        -----------

Net income                        -               -       3,752,462               -             -          3,752,462

Cash dividends
  ($1.00 per
  share)                          -               -      (1,335,560)              -             -         (1,335,560)

Treasury stock:
  Purchases                       -               -               -               -       (75,812)           (75,812)
  Sales                           -          44,788               -               -        56,954            101,742
                         ----------     -----------      ----------      ----------      --------        -----------

December 31,
  1993                    6,686,640       8,485,804      13,955,433               -       (41,316)        29,086,561
                         ----------     -----------      ----------      ----------      --------        -----------

                                                                     (Continued)

                     FIRST M & F CORPORATION AND SUBSIDIARY

                Consolidated Statements of Stockholders' Equity
                 Years Ended December 31, 1994, 1993, and 1992

                                        Additional
                           Common        Paid-in          Retained       Valuation       Treasury
                           Stock         Capital          Earnings       Allowance        Stock             Net
                           ------       ----------        --------       ---------       --------           ---
December 31,
  1993                  $ 6,686,640     $ 8,485,804    $ 13,955,433    $          -     $ (41,316)      $ 29,086,561

Net adjustment
  to beginning
  balance for
  change in
  accounting
  method                          -               -               -       1,233,553             -          1,233,553

Net income                        -               -       4,242,939               -             -          4,242,939

Cash dividends
  ($1.00 per
  share)                          -               -      (1,335,450)              -             -         (1,335,450)

Treasury stock:
  Purchases                       -               -               -               -      (128,702)          (128,702)
  Sales                           -           7,512               -               -       121,190            128,702

Net change in
  valuation
  allowance for
  securities
  available
  for sale                        -               -               -      (1,479,081)            -         (1,479,081)
                         ----------     -----------     -----------     -----------      --------        -----------

December 31,
  1994                   $6,686,640     $ 8,493,316     $16,862,922     $(1,479,081)     $(48,828)       $30,514,969
                         ==========     ===========     ===========     ===========      ========        ===========

The accompanying notes are an integral part of these financial statements.

                     FIRST M & F CORPORATION AND SUBSIDIARY

                     Consolidated Statements of Cash Flows
                  Years Ended December 31, 1994, 1993 and 1992

                                                            1994                   1993                  1992
                                                            ----                   ----                  ----
 Cash flows from operating activities:
  Net income                                           $  4,242,939            $  3,752,462         $  4,959,894
  Adjustments to reconcile net income to
    cash provided by operating activities:
    Depreciation and amortization                         1,069,770               1,224,968            1,190,555
    Provision for possible loan losses                      808,192               1,015,166            1,208,969
    Deferred income taxes                                  (184,514)               (166,500)            (190,174)
    (Increase) decrease in interest
      receivable                                           (903,183)                414,090              194,334
    Increase (decrease) in interest payable                 335,943                (391,483)            (466,494)
    Other, net                                              943,552                 432,703              (15,366)
                                                       ------------            ------------         ------------

          Net cash provided by operating
            activities                                    6,312,699               6,281,406            6,881,718
                                                       ------------            ------------         ------------

Cash flows from investing activities:
  Purchases of securities available for
    sale                                                (13,438,900)                      -                    -
  Sales of securities available for sale                  7,864,823                       -                    -
  Maturities of securities available
    for sale                                             20,994,689                       -                    -
  Purchases of investment securities                    (25,393,501)            (81,180,578)         (46,534,604)
  Sales of investment securities                                  -               9,120,688            9,789,115
  Maturities of investment securities                     4,921,340              85,204,310           33,405,010
  Net (increase) decrease in:
    Interest bearing bank balances                        4,622,155                 (23,942)            (854,767)
    Federal funds sold                                   11,900,000              (6,100,000)          (2,250,000)
    Loans                                               (54,393,417)            (32,746,144)         (14,372,622)
    Bank premises and equipment                          (1,127,113)               (575,464)            (638,074)
  Other, net                                                977,041                 927,816              993,066
                                                       ------------            ------------         ------------

          Net cash used in investing
            activities                                  (43,072,883)            (25,373,314)         (20,462,876)
                                                       ------------            ------------         ------------

                                                                     (Continued)

                     FIRST M & F CORPORATION AND SUBSIDIARY

                     Consolidated Statements of Cash Flows
                  Years Ended December 31, 1994, 1993 and 1992

                                                              1994                 1993                 1992
                                                              ----                 ----                 ----
Cash flows from financing activities:
  Net increase (decrease) in:
    Non-interest bearing deposits                        $  6,531,946          $  7,360,106         $  4,359,448
    Money market, NOW and savings deposits                   (826,826)          (20,673,972)          18,797,708
    Certificates of deposit                                23,423,601            (6,100,970)          (6,028,153)
    Securities sold under agreements to
      repurchase and other short-term
      borrowings                                            7,017,930            34,060,525            1,139,321
  Proceeds from other borrowings                            3,500,000             3,500,000                    -
  Repayments of other borrowings                           (1,677,138)              (93,167)            (550,000)
  Cash dividends                                           (1,335,450)           (1,335,560)          (1,155,024)
  Redemptions of debentures                                         -                     -             (183,630)
  Treasury stock transactions                                       -                25,930               (3,138)
                                                         ------------          ------------         ------------

          Net cash provided by financing
            activities                                     36,634,063            16,742,892           16,376,532
                                                         ------------          ------------         ------------

          Net increase (decrease) in cash
            and due from banks                               (126,121)           (2,349,016)           2,795,374

Cash and due from banks at January 1                       15,203,929            17,552,945           14,757,571
                                                         ------------          ------------         ------------

Cash and due from banks at December 31                   $ 15,077,808          $ 15,203,929         $ 17,552,945
                                                         ============          ============         ============

The accompanying notes are an integral part of these financial statements.

                    FIRST M & F CORPORATION AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


Note 1:  Summary of Significant Accounting and Reporting Policies

     The accounting and reporting policies of First M & F Corporation (the
        Company) which materially affect the determination of financial position and results of operations conform to generally accepted accounting principles and general practices within the banking industry. A summary of these significant accounting and reporting policies is presented below.

     Organization and Operations

     The Company is a one-bank holding company that owns 100% of the common stock of Merchants and Farmers Bank (the Bank) of Kosciusko, Mississippi. The Bank is a commercial Bank and provides a full range of banking services through its offices in central Mississippi. As a state chartered commercial bank, the Bank is subject to Federal and state regulations and undergoes periodic examinations by those regulatory authorities.

     Principles of Consolidation

     The consolidated financial statements of First M & F Corporation include the accounts of the Company and its wholly owned subsidiary, Merchants and Farmers Bank, and the accounts of the Bank's wholly owned finance subsidiaries, credit insurance subsidiary and real estate subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

     Investments

     In May, 1993, the Financial Accounting Standards Board issued Statement of
        Financial Accounting Standards No. 115, "Accounting For Certain Investments in Debt and Equity Securities." SFAS 115 is effective for fiscal years beginning after December 15, 1993, and requires that debt and equity securities be classified into one of three categories; held to maturity, available for sale, or trading. The Company adopted SFAS 115 effective January 1, 1994.

     Securities held, which are available to be sold prior to maturity, are classified as securities available for sale. These securities are carried at market value. Unrealized holding gains and losses, are reported, net of tax, as a separate component of stockholders' equity. Gains and losses on the sale of securities available for sale are determined using the specific identification method.

     Investment securities are those securities which the Company has the ability and intent to hold until maturity. These securities are carried at cost, adjusted for amortization of premiums and accretion of discounts. The adjusted cost of the specific security sold is used to compute gain or loss on the sale of investment securities.

                                                                     (Continued)

                    FIRST M & F CORPORATION AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

Note 1:  (Continued)

     Loans

     Loans are stated at the principal amount outstanding. Unearned income on installment loans is recognized as income using a method that approximates the interest method. Interest on all other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. The Bank's policy regarding recognition of loan fee income and origination costs is materially in compliance with Statement of Financial Accounting Standards No. 91, which requires that fees be deferred and that costs be capitalized and amortized over the lives of the respective loans.

     The Bank discontinues the accrual of interest on loans and recognizes income only as received when, in the judgment of management, the collection of interest, but not necessarily principal, is doubtful.

     Reserve for Possible Loan Losses

     The Bank provides for possible loan losses on the reserve method.
        Accordingly, all loan losses are charged to the reserve for possible loan losses and all recoveries are credited to it. The reserve for possible loan losses is based on the evaluation of the collectibility of loans, past loan loss experience and other factors which, in management's judgment, deserve consideration in estimating possible loan losses. Such other factors considered by management include changes in the nature and volume of the loan portfolio, current economic conditions that may affect a borrower's ability to pay, review of specific problem loans, and the relationship of the reserve for possible loan losses to outstanding loans.

     Bank Premises and Equipment

     Bank premises and equipment are stated at cost less accumulated depreciation and amortization. Provisions for depreciation and amortization are computed principally using the straight-line method and charged to operating expenses over the estimated useful lives of the assets. Costs of major additions and improvements are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

     Other Real Estate

     Other real estate acquired through partial or total satisfaction of loans is carried at the lower of market or the recorded loan balance at date of acquisition (foreclosure). Any loss incurred at the date of acquisition is charged to the reserve for possible loan losses. Gains or losses incurred subsequent to the date of acquisition are reported in current operations. Related operating income and expenses are reported in current operations.

                                                                     (Continued)

                    FIRST M & F CORPORATION AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

Note 1:  (Continued)

     Amortization

     The Bank's costs of asset acquisitions allocated to values associated with the future earning potential of deposits assumed in 1983 and 1984 are being amortized over a ten year period. The Company's costs in excess of net Bank assets acquired in 1980 are being amortized on a straight-line basis over forty years. The Bank's costs in excess of net assets acquired in branch acquisitions are being amortized on a straight-line basis over five and ten years.

     Income Taxes

     The Company, the Bank and the Bank's finance and real estate subsidiaries file consolidated Federal and state income tax returns. The Company adopted Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes," for the year ended December 31, 1992. The adoption of SFAS 109 did not have a material effect on consolidated net income.

     Deferred income taxes are computed using the liability method as required by SFAS 109. Deferred tax assets and liabilities are determined based on the differences between the financial statement basis and income tax basis of assets and liabilities as measured using the enacted rates which are expected to be in effect when these differences reverse. Deferred income tax expense (benefit) is the result of changes in deferred tax assets and liabilities.

     Stock Split

     On February 12, 1992, the Company effected a four for one stock split in the form of a dividend.

     Treasury Stock

     The Company accounts for treasury stock at cost, using the first-in first-out basis of accounting. The excess of sales proceeds on treasury stock sales over the cost of the shares sold is recorded as additional paid in capital. The following is a summary of treasury stock share transactions for the years ended December 31, 1994, 1993 and 1992:

                                       Purchases              Sales
                                       ---------              -----
           1994                           5,004               5,004
           1993                           3,556               5,003
           1992                          18,901              18,468
                                         ======              ======

     Earnings Per Share

     Earnings per share calculations are based on the weighted average number of shares outstanding during the year of 1,335,393 in 1994, 1,335,207 in 1993, and 1,329,597 in 1992.

                                                                     (Continued)

                    FIRST M & F CORPORATION AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

Note 1:  (Continued)

     Statements of Cash Flows

     In the accompanying consolidated statements of cash flows, the Company and subsidiary have defined cash equivalents as those amounts included in the statement of condition caption "Cash and Due from Banks." The following supplemental disclosures are made related to the consolidated statements of cash flows:

                                                                  1994                  1993                 1992
                                                                  ----                  ----                 ----
      Interest paid                                           $ 11,259,000         $ 10,701,000         $ 12,207,000
      Federal income taxes paid                                  1,470,000            1,570,000            1,395,000
      Federal income tax refunds                                         -               19,000              702,000
      Other real estate and
        repossessions acquired in
        noncash foreclosures                                     1,185,000              944,000              898,000
                                                              ============         ============         ============

Note 2:  Investments

     The following is a summary of the amortized cost and market value (book value) of securities available for sale at December 31, 1994:

                                                                  Gross Unrealized
                                              Amortized         -------------------            Market
                                                Cost            Gain           Loss            Value
                                              ---------         -----         -----            ------
  U. S. Treasury securities                  $ 23,520,103     $  11,659      $   949,397     $ 22,582,365
  U. S. Government agencies
    and corporations                            8,832,771         5,542          479,050        8,359,263
  Mortgage-backed investments                  19,625,518        38,673          974,978       18,689,213
  Obligations of states and
    political subdivisions                     14,356,184       214,344           18,971       14,551,557
  Other                                         1,550,195             -           88,855        1,461,340
                                             ------------     ---------      -----------     ------------

                                             $ 67,884,771     $ 270,218      $ 2,511,251     $ 65,643,738
                                             ============     =========      ===========     ============

                                                                     (Continued)

                    FIRST M & F CORPORATION AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

Note 2:  (Continued)

     The following is a summary of the amortized cost (book value) and market value of investment securities:

                                                                  Gross Unrealized
                                              Amortized         -------------------            Market
                                                Cost            Gain           Loss            Value
                                              ---------         -----         -----            ------
December 31, 1994:
  U. S. Treasury securities                  $ 13,009,761   $         -      $   698,852    $  12,310,909
  U. S. Government agencies
    and corporations                            7,206,578        38,227          432,396        6,812,409
  Mortgage-backed
    investments                                26,351,980         8,125        1,597,359       24,762,746
  Obligations of states
    and political
    subdivisions                               20,800,697        46,173          875,449       19,971,421
                                             ------------   -----------      -----------    -------------

                                             $ 67,369,016   $    92,525      $ 3,604,056    $  63,857,485
                                             ============   ===========      ===========    =============

December 31, 1993:
  U. S. Treasury securities                  $ 38,553,245   $   517,585      $     15,240   $  39,055,590
  U. S. Government agencies
    and corporations                           13,542,946       157,134           23,868       13,676,212
  Mortgage-backed
    investments                                48,630,378       587,054          170,196       49,047,236
  Obligations of states
    and political
    subdivisions                               28,708,544       978,928          151,258       29,536,214
  Other                                         1,470,195             -           60,781        1,409,414
                                             ------------   -----------      -----------    -------------

                                             $130,905,308   $ 2,240,701      $   421,343    $ 132,724,666
                                             ============   ===========      ===========    =============

     The amortized cost and market values of securities available for sale and investment securities at December 31, 1994, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay certain obligations with, or without, call or prepayment penalties.

                                            Available for Sale                        Investment Securities
                                       ----------------------------              -----------------------------
                                       Amortized             Market              Amortized              Market
                                          Cost               Value                  Cost                Value
                                       ---------             ------              ---------              ------
  One year or less                   $ 10,559,327       $ 10,534,767           $  1,411,749       $  1,413,116
  Over one through five
    years                              51,152,580         49,783,820             46,828,635         44,663,278
  Over five through ten
    years                               4,245,679          3,446,961             12,600,711         11,632,062
  After ten years                       1,927,185          1,878,190              6,527,921          6,149,029
                                     ------------       ------------           ------------       ------------

                                     $ 67,884,771       $ 65,643,738           $ 67,369,016       $ 63,857,485
                                     ============       ============           ============       ============

                                                                     (Continued)

                    FIRST M & F CORPORATION AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

Note 2:  (Continued)

     The following is a summary of the amortized cost and market value of securities available for sale and investment securities which were pledged to secure public deposits, short-term borrowings and for other purposes required or permitted by law.

                                        Available for Sale                        Investment Securities
                                   ----------------------------              -----------------------------
                                   Amortized             Market              Amortized              Market
                                     Cost                Value                 Cost                 Value
                                   ---------             ------              ---------              ------
December 31, 1994                $ 57,883,179       $ 55,304,807           $ 51,934,075       $ 48,292,577
                                 ============       ============           ============       ============

December 31, 1993                $          -       $          -           $125,442,582       $126,433,992
                                 ============       ============           ============       ============

     The following is a summary of gross realized gains and losses on investment transactions:

                                                               Available
                                                               for Sale                Investment Securities
                                                               --------               -----------------------
                                                                 1994                  1993            1992
                                                                 ----                  ----            ----
 Gross realized gains                                         $    9,669             $ 14,356       $  85,072
 Gross realized losses                                          (250,604)             (14,946)        (58,087)
                                                              ----------             --------       ---------

                                                              $ (240,935)            $   (590)      $  26,985
                                                              ==========             ========       =========

 Note 3:  Loans

     The Bank's loan portfolio includes commercial, consumer, agribusiness and residential loans throughout the State of Mississippi, but primarily in its market area in Central Mississippi. The composition of the Company's loan portfolio at December 31, 1994 and 1993, follows, net of unearned income.

                                                    1994               1993
                                                    ----               ----
      Commercial, financial and
        agricultural                          $  33,645,306      $  30,882,911
      Residential real estate                    65,815,030         57,459,976
      Non-residential real estate                83,872,888         60,202,620
      Consumer loans                             71,048,559         52,935,561
                                              -------------      -------------

                                              $ 254,381,783      $ 201,481,068
                                              =============      =============

                                                                     (Continued)

                    FIRST M & F CORPORATION AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

Note 3:  (Continued)

     The Bank has made, and expects in the future to continue to make, in the ordinary course of business, loans to directors and executive officers of the Company and the Bank and to affiliates of these directors and officers. In the opinion of management, these transactions were made on substantially the same terms as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or contain any other unfavorable features. An analysis of such outstanding loans follows:

                                                     1994            1993
                                                     ----            ----
      Loans outstanding at January 1             $ 2,133,804     $ 2,234,355
      New loans                                    2,063,013         911,869
      Repayments and removals                     (1,012,193)     (1,012,420)
                                                 -----------     -----------

      Loans outstanding at December 31           $ 3,184,624     $ 2,133,804
                                                 ===========     ===========

Note 4:  Reserve for Possible Loan Losses

     Transactions in the reserve for possible loan losses are summarized as follows:

                                        1994           1993            1992
                                        ----           ----            ----
    Balance at January 1           $ 2,700,000    $ 2,300,000    $  2,000,000

    Loans charged-off                 (528,767)      (854,235)     (1,133,489)
    Recoveries                         220,575        239,069         224,520
                                   -----------    -----------    ------------
          Net charge-offs             (308,192)      (615,166)       (908,969)
                                   -----------    -----------    ------------

  Provision for possible loan
     losses                            808,192      1,015,166       1,208,969
                                   -----------    -----------    ------------

    Balance at December 31         $ 3,200,000    $ 2,700,000     $ 2,300,000
                                   ===========    ===========     ===========

                    FIRST M & F CORPORATION AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

Note 5:  Bank Premises and Equipment

     A summary of bank premises and equipment follows:

                                                     1994            1993
                                                     ----            ----
      Land and buildings                        $  7,607,498    $  7,357,661
      Furniture, fixtures and equipment            5,357,421       4,855,380
      Leasehold improvements                         314,078         311,066
                                                ------------    ------------
                                                  13,278,997      12,524,107
      Less accumulated depreciation and
        amortization                               7,001,989       6,236,372
                                                ------------    ------------
                                                   6,277,008       6,287,735
      Construction in progress, estimated
        costs to complete of $139,000                292,976               -
                                                ------------    ------------

                                                $  6,569,984    $  6,287,735
                                                ============    ============

        Amounts charged to other operating expenses for depreciation and amortization of bank premises and equipment were approximately $845,000 in 1994, $845,000 in 1993, and $789,700 in 1992.


Note 6:  Other Assets

        A summary of other assets follows:

                                                     1994                1993
                                                     ----                ----
      Company's cost in excess of net Bank
        assets acquired in 1980, less
        accumulated amortization of $1,436,839
        and $1,340,768                            $ 2,440,229        $ 2,537,290

      Bank's costs of asset acquisitions in
        1983 and 1984 allocated to values
        associated with the future earning
        potential of deposits assumed, less
        accumulated amortization of $2,306,014
        and $2,282,829                                 -                23,185

      Bank's costs in excess of net assets
        acquired in branch acquisitions, less
        accumulated amortization of $1,050,419
        and $945,759                                  600,204          354,864

      Other real estate, net                          868,732        1,061,218

      Deferred income tax                           1,422,966          476,500

      Other                                           729,550          864,197
                                                  -----------      -----------

                                                  $ 6,061,681      $ 5,317,254
                                                  ===========      ===========

                                                                     (Continued)

                    FIRST M & F CORPORATION AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


Note 6:  (Continued)

        Other expenses include amortization of intangible assets as follows:

                                                     1994         1993          1992
                                                     ----         ----          ----
      Company's costs in excess of net
        Bank assets acquired in 1980              $  97,061    $  97,061     $  97,061
      Bank's cost of asset acquisitions
        in 1983 and 1984 allocated to
        values associated with the
        future earning potential of
        deposits assumed                             23,185      139,112       160,043
      Bank's costs in excess of net
        assets acquired in branch
        acquisitions                                104,660      143,751       143,751
                                                  ---------    ---------     ---------

                                                  $ 224,906    $ 379,924     $ 400,855
                                                  =========    =========     =========

        Changes in the valuation allowance for other real estate for the years ended December 31, 1994, 1993 and 1992, are summarized as follows:

                                                    1994        1993        1992
                                                    ----        ----        ----
      Balance at beginning of year                $ 15,700    $ 20,000   $  19,845
      Provision charged to expense                  19,800      64,568      74,601
      Writedowns                                         -     (68,868)    (74,446)
                                                  --------    --------   --------

      Balance at end of year                      $ 35,500    $ 15,700   $  20,000
                                                  ========    ========   =========

Note 7:  Deposits

        The following is a summary of deposits at December 31, 1994 and 1993:

                                                     1994            1993
                                                     ----            ----
      Non-interest bearing                      $  48,301,348    $  41,769,402

      Interest bearing:
        Money market accounts                      39,319,107       34,428,805
        NOW accounts                               53,036,673       58,097,222
        Savings accounts                           39,439,093       40,095,672
        Time deposits of $100,000 or more          28,066,923       25,194,512
        Other time deposits                       124,538,144      103,986,954
                                                -------------    -------------
                Total interest bearing            284,399,940      261,803,165
                                                -------------    -------------

                Total deposits                  $ 332,701,288    $ 303,572,567
                                                =============    =============

                    FIRST M & F CORPORATION AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

Note 8:  Short-Term Borrowings

        The following is a summary of information related to securities sold under agreements to repurchase and other short-term borrowings for the years ended December 31, 1994, 1993 and 1992:

                                                                        Weighted
                                   Balance Outstanding                Average Rate
                        ---------------------------------------   ---------------------
                         Maximum      Average            At                       At
                        Month End      Daily          Year End    During Year  Year End
                        ---------     -------         --------    -----------  --------
1994:
  Federal funds
    purchased           $  2,650,000  $    360,000  $  1,950,000    4.38%      5.50%
  Securities sold
    under agreements
    to repurchase         43,404,266    33,998,172    41,939,078    3.87%      5.34%
  Other short-term
    borrowings by
    the Company            2,027,590     1,854,728       932,947    6.29%      7.85%
                        ------------  ------------  ------------    ====       ====

                        $ 48,081,856  $ 36,212,900  $ 44,822,025
                        ============  ============  ============

1993:
  Federal funds
    purchased           $  1,000,000  $     51,919  $          -    2.51%         -
  Securities sold
    under agreements
    to repurchase         43,106,802    19,918,241    35,726,505    2.88%      3.19%
  Other short-term
    borrowings by
    the Company            3,076,070     2,450,177     2,077,590    4.66%      5.03%
                        ------------  ------------  ------------    ====       ====

                        $ 47,182,872  $ 22,420,337  $ 37,804,095
                        ============  ============  ============

1992:
   Other short-term
    borrowings by
    the Company         $  3,745,570  $  2,865,866  $  3,743,570    5.74%      4.77%
                        ============  ============  ============    ====       ====

        Federal funds purchased represent primarily overnight borrowings.
           Securities sold under agreements to repurchase primarily represent a relationship with a public university under a contract that expires on June 30, 1996. These borrowings reprice on a monthly basis. The nature of this relationship changed from a deposit relationship in 1993. Other short-term borrowings by the Company represent unsecured borrowings from various individuals and entities.

                                                                     (Continued)

                    FIRST M & F CORPORATION AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

Note 9:  Other Borrowings

        The following is a summary of other borrowings at December 31, 1993 and 1992:

                                                            1994                        1993
                                                            ----                        ----
 Line of credit in the original amount of
       $2,500,000; secured by approximately 22%
       of the Bank's common stock; interest
       payable semi-annually at the lender's
       prime rate; maximum allowable borrowing
       is as follows:

          1993                  1,225,000
          1994                    884,350
          1995                    543,700               $   502,000                $     2,000

     Advances from Federal Home Loan Bank of
       Dallas secured by first mortgage loans
       and Federal Home Loan Bank stock:

       5.56% advance in the amount of $1,000,000;
         interest is payable monthly and
         principal is payable on September 23,
         2000                                             1,000,000                  1,000,000

       5.90% advance in the amount of $2,500,000;
         principal and interest are payable in
         monthly installments of approximately
         $28,000 through June 1, 2003; future
         maturities are as follows:  1995 -
         $206,571; 1996 - $219,095; 1997 -
         $232,376; 1998 - $246,464; 1999 -
         $261,404; after 1999 - $1,046,158                2,212,068                  2,406,833

      4.71% advance in the amount of $3,000,000;
        principal and interest payable in
        monthly installments of approximately
        $256,000 through June 1, 1995                     1,517,627                          -
                                                        -----------                -----------

                                                        $ 5,231,695                $ 3,408,833
                                                        ===========                ===========

                    FIRST M & F CORPORATION AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

Note 10:  Employee Benefit Plans

        The Bank has a defined benefit pension plan covering substantially all full time employees of the Bank and subsidiaries. Benefits under this plan are based on years of service and average annual compensation for a five year period. The Bank's funding policy for the plan is to contribute annually in an amount not to exceed the amount that can be deducted for Federal income tax purposes. Contributions of $40,000 and $74,968 were made to the plan in 1994 and 1993.

         Net pension cost (benefit) included the following components:

                                                    1994            1993              1992
                                                    ----            ----              ----
      Service cost                               $ 103,993       $  94,404          $  87,507
      Interest cost                                161,276         147,038            135,004
      Actual return on plan assets                (195,175)       (186,201)          (171,017)
      Net amortization and deferral                (34,672)        (34,672)           (31,120)
                                                 ---------       ---------          ---------

                                                 $  35,422       $  20,569          $  20,374
                                                 =========       =========          =========

        The following table sets forth the plan's funded status and amounts recorded in the consolidated statements of condition:

                                                    1994           1993
                                                    ----           ----
      Actuarial present value of:
        Vested benefit obligation               $  1,633,446     $  1,444,662
        Non-vested benefit obligation                 19,645           13,625
                                                ------------     ------------

          Total benefit obligation              $  1,653,091     $  1,458,287
                                                ============     ============


      Projected benefit obligation              $ (2,173,281)    $ (2,064,282)
      Market value of plan assets                  2,128,251        2,161,194
                                                ------------     ------------
      Plan assets in excess of (less than)
        projected benefit obligation                 (45,030)          96,912
      Unrecognized net loss during the year          391,302          244,486
      Remaining unrecognized net asset at
        transition date                             (242,700)        (277,372)
      Contributions after measurement date            40,000           74,968
                                                ------------     ------------

          Net pension asset                     $    143,572     $    138,994
                                                ============     ============

        The weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 8% and 6%, respectively. The expected long- term rate of return on plan assets was 9%. Plan assets consist primarily of U. S. Government securities and bank certificates of deposit.

                                                                     (Continued)

                    FIRST M & F CORPORATION AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

Note 10:  (Continued)

        The Bank has a profit and savings plan covering substantially all full time employees of the Bank and subsidiaries. Effective April 1, 1987, the plan was amended to an Employee Stock Option Plan (ESOP). This amended plan provides for employee salary deferrals of not more than $2,000 per year. The Bank does not match employee contributions, but makes contributions to the plan at the discretion of the Board of Directors. Contributions to this plan were $25,000 in 1994, $40,000 in 1993, and $75,000 in 1992.

        At December 31, 1994, the ESOP owned 47,269 shares of the Company's common stock and the pension plan owned 1,800 shares of the Company' common stock.

Note 11:  Income Taxes

        The components of income tax expense (benefit) are as follows:

                                                    1994          1993          1992
                                                    ----          ----          ----
      Current income taxes                      $ 1,628,286    $ 1,417,700     $ 626,669
      Deferred income taxes                        (184,514)      (166,500)     (190,174)
                                                -----------    -----------     ---------

                                                $ 1,443,772    $ 1,251,200     $ 436,495
                                                ===========    ===========     =========

        The differences between actual income tax expense and expected income tax expense are summarized as follows:

                                                    1994               1993             1992
                                                    ----               ----             ----
      Amount computed using the
        statutory rates on income
        before income taxes                      $ 1,933,500         $ 1,701,200      $ 1,834,800
      Increase (decrease) resulting
        from:
        Tax exempt income, net of
          disallowed interest
          deduction                                 (547,600)           (515,300)        (523,500)
        Amortization of intangible
          assets                                      54,600             116,300          136,300
        Small life insurance company
          deduction                                  (51,700)            (57,400)         (48,100)
        Effect of IRS litigation:
      Refund of prior taxes paid                           -                   -         (683,952)
          Reversal of prior taxes
            accrued                                        -                   -         (291,900)
        Other, net                                    54,972               6,400           12,847
                                                 -----------         -----------      -----------

                                                 $ 1,443,772         $ 1,251,200      $   436,495
                                                 ===========         ===========      ===========

                                                                     (Continued)

                    FIRST M & F CORPORATION AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

Note 11:  (Continued)

        The components of deferred income tax expense (benefit) are as follows:

                                                    1994                 1993             1992
                                                    ----                 ----             ----
      Financial loan loss provision
        in excess of tax provision                $ (159,100)         $ (101,100)      $  (80,100)
      Tax depreciation less than
        financial depreciation                       (26,000)            (28,100)         (33,600)
      Life insurance income                            3,114              (9,400)         (40,174)
      Fee income                                      24,800             (10,900)         (10,400)
      Other, net                                     (27,328)            (17,000)         (25,900)
                                                  ----------          ----------       ----------

                                                  $ (184,514)         $ (166,500)      $ (190,174)
                                                  ==========          ==========       ==========

        The components of the recorded net deferred tax asset at December 31, 1994 and 1993, consist of the following:

                                                     1994                 1993
                                                     ----                 ----
      Reserve for possible loan losses           $   766,900           $ 607,800
      Depreciation                                  (198,900)           (224,900)
      Prepaid pension asset                          (48,800)            (47,300)
      Life insurance income                           30,214              27,100
      Other real estate                               48,500              44,700
      Fee income                                      18,900              43,700
      Market valuation for securities available
        for sale                                     761,952                   -
      Other, net                                      44,200              25,400
                                                 -----------           ---------

                                                 $ 1,422,966           $ 476,500
                                                 ===========           =========

        On September 23, 1991, the United States District Court for the
           Northern District of Mississippi ruled in favor of the Company in a suit filed against the Internal Revenue Service seeking refunds of taxes assessed and paid for 1982-1984 as a result of the disallowance, as a deductible expense, of interest payments on the Company's debentures (which have been retired). The Internal Revenue Service appeal was dismissed by the Fifth Circuit Court on December 5, 1991. As a result of this ruling, the Company received a refund of taxes paid for 1982-1984 amounting to $683,952 in 1992, plus interest of $841,391. This interest income from the Internal Revenue Service is included in other income on the accompanying 1992 consolidated statement of income. In addition, as a result of this ruling, the Company reversed $291,900 of income taxes in 1992 that had been accrued, for 1985 and later years, related to this issue.

                    FIRST M & F CORPORATION AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

Note 12:  Preferred Stock

        The Company is authorized to issue 500,000 shares of cumulative Class A voting preferred stock of no par value and 500,000 shares of cumulative Class B non-voting preferred stock of no par value. Dividend rates, redemption terms and conversion terms may be set by the Board of Directors.

Note 13:  Commitments and Contingencies

        The Company and Bank, in the normal course of business, are defendants in certain legal claims. Management and legal counsel are of the opinion that these actions will not have a material effect on the Company's consolidated financial position.

        The Bank paid $295,000 in an agreed settlement of a legal action in 1994. This payment is included in other expenses in the accompanying 1994 consolidated statement of income.

        The consolidated financial statements do not reflect various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk. The Bank makes commitments to extend credit and issues standby and commercial letters of credit in the normal course of business to fulfill the financing needs of its customers.

        Commitments to extend credit are agreements to lend money to customers pursuant to certain specified conditions and generally have fixed expiration dates or other termination clauses. Credit card arrangements represent the amount that preapproved credit limits exceed actual balances. Since many of these commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. When making these commitments, the Bank applies the same credit policies and standards as it does in the normal lending process. Collateral is obtained based upon the Bank's assessment of a customer's credit worthiness.

        Standby and commercial letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. When issuing letters of credit, the Bank applies the same credit policies and standards as it does in the normal lending process. Collateral is obtained based upon the Bank's assessment of a customer's credit worthiness.

        The maximum credit exposure in the event of nonperformance for loan commitments and standby letters of credit and credit card arrangements is represented by the contract amount of the instruments.

                                                                     (Continued)

                    FIRST M & F CORPORATION AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

Note 13:  (Continued)

        A summary of commitments and contingent liabilities at December 31, 1994, is as follows:

      Commitments to extend credit              $ 20,630,277
      Standby letters of credit                    1,092,476
      Credit card arrangements                     3,066,101
                                                ------------

                                                $ 24,788,854
                                                ============

Note 14:  Regulatory Matters

        Federal banking regulations require that the Bank maintain certain cash reserves based on a percent of deposits. This requirement was approximately $5,450,000 at December 31, 1994.

        The ability of the Company to pay future dividends is dependent upon dividends to be paid to the Company by the Bank. The Bank is subject to dividend restrictions as imposed by Federal and state regulatory authorities. These restrictions are not anticipated to have a material effect on the ability of the Bank to pay dividends to the Company.

        The Bank is required to maintain minimum amounts of capital to average assets and to average "risk weighted assets", as defined and determined by banking regulators. The Bank's regulatory capital was in excess of minimum capital levels required by regulatory authorities at December 31, 1994.

Note 15:  Fair Value of Financial Instruments

        Statement of Financial Accounting Standards No. 107 (SFAS 107),
           "Disclosures about Fair Value of Financial Instruments" requires that the Company disclose estimated fair value for its financial instruments. However, such disclosures may be deemed not to be practicable for certain classes of financial instruments. A summary of financial instruments and related disclosures follows:

        Cash and due from banks, interest bearing deposits with banks and Federal funds sold - The net book value of these financial instruments approximates fair value due to the immediate availability on short maturity of these investments.

        Investments - Fair value of these financial instruments is considered to be their quoted market value as disclosed in note 2.

                                                                     (Continued)

                     FIRST M & F CORPORATION AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

Note 15:  (Continued)

        Loans - The fair value of loans is estimated by discounting the future cash flows using a constructed rate consisting of four factors: (1) a risk-free yield, (2) a credit risk component, (3) an operating expense component and (4) a prepayment risk component. This constructed rate should approximate rates at which these loans would currently be made to borrowers with similar credit ratings and for similar maturity and repricing characteristics. The carrying value of loans, net of the reserve for possible loan losses, is approximately $251,182,000 and $198,781,000 and the estimated net fair value of loans is $246,490,000 and $202,938,000 at December 31, 1994 and 1993.

        Deposits - The fair value of demand deposits, NOW accounts, money market accounts and savings deposits is the carrying amount at the reporting date. The fair value of certificates of deposit is estimated by discounting the future cash flows using a constructed rate consisting of two factors: (1) a risk-free rate and (2) an operating expense component. This rate should approximate current market rates for deposits of similar maturities at the reporting date. The carrying value of deposits is approximately $332,701,000 and $303,573,000 and the estimated net fair value of deposits is $327,600,000 and $304,389,000 at December 31, 1994 and 1993.

        Short-term and other borrowings - The net book value of these financial instruments approximates fair value due to the short term nature of these items or their applicable interest rates and repayment terms.

        Commitments to extend credit - As disclosed in note 13, the Bank has certain commitments to extend credit at December 31, 1994. These commitments include different types of borrowers, collateral requirements, maturity dates, interest rates and repricing schedules. Due to the effort and difficulty in implementing a valuation model to estimate the fair value of these commitments, the Bank does not consider the disclosure to be practicable for these items. However, due to the pricing, terms and conditions for the outstanding commitments to extend credit, in the opinion of management, the estimated fair value of commitments to extend credit is not materially different from the stated amounts as disclosed in note 13.

================================================================================
FIRST M&F CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION
================================================================================

                                                      =======================================
ASSETS                                                  June 30, 1995      December 31 ,1994
                                                      =======================================
Cash and due from banks                                  $22,777,459            $15,077,808
Interest bearing bank balances                             6,561,291                406,234
Investment securities, market value of
  $68,102,965 And $63,857,000                             68,664,110             67,369,016
Securities available for sale                             68,469,389             65,643,738
Federal funds sold                                         4,250,000                      0
Loans                                                    280,575,625            266,045,862
 Unearned discount                                       (13,409,106)           (11,664,079)
 Reserve for possible loan losses                         (3,614,702)            (3,200,000)
                                                      ---------------------------------------
       Net loans                                         263,551,817            251,181,783
Bank premises and equipment                                6,845,782              6,569,984
Accrued interest receivable                                3,839,193              3,602,636
Other assets                                               5,071,084              6,061,681
                                                      ---------------------------------------
                                                        $450,030,125           $415,912,880
=============================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
 Non interest bearing                                    $53,689,275            $48,301,348
 Interest bearing                                        307,049,699            284,399,940
                                                      ---------------------------------------
       Total deposits                                    360,738,974            332,701,288
                                                      ---------------------------------------
Securities sold under agreements to
 repurchase and other short-term borrowings               44,963,742             44,822,025
Long term debt                                             3,512,302              5,231,695
Accrued interest payable                                   1,869,098              1,427,416
Other liabilities                                          1,667,850              1,215,487
                                                      ---------------------------------------
       Total liabilities                                 412,751,966            385,397,911
=============================================================================================
Stockholders' equity
Common stock of $5.00 par value. 5,000,000 shares
  authorized, 1,472,328 issued (1995);  1,337,328
  (1994)                                                   7,361,640              6,686,640
Additional paid-in capital                                11,328,316              8,493,316
Retained earnings                                         18,884,507             16,862,922
Market valuation for securities available for sale,
 net of income taxes                                        (247,476)            (1,479,081)
                                                      ---------------------------------------
                                                          37,326,987             30,563,797
 Less treasury shares, 1,878 shares, at cost for
   1995 and 1994                                             (48,828)               (48,828)
                                                      ---------------------------------------
      Net stockholders' equity                            37,326,987             30,514,969
=============================================================================================
                                                        $450,078,953           $415,912,880
=============================================================================================

Note: The balance sheet at December 31,1994 has been derived from the audited financial statements at that date.

  The accompanying notes are an integral part of these financial statements.

================================================================================
FIRST M&F CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
================================================================================

                                                       =========================================================================
                                                               Three Months Ended                    Six Months Ended
                                                       =========================================================================
                                                         June 30, 1995    June 30, 1994      June 30, 1995       June 30, 1994
                                                       =========================================================================
Interest income:
 Interest and fees on loans                               $6,435,080        $4,679,920        $12,481,683          $9,071,950
 Interest on interest bearing bank balances                   47,859            25,565             79,614              45,494
 Taxable income on investment securities                   1,509,558         1,504,589          2,896,593           2,975,752
 Tax-exempt income on investment securities                  444,837           435,116            902,506             818,407
 Interest on Federal funds sold                              158,159            60,993            275,242             111,681
                                                       -------------------------------------------------------------------------
       Total interest income                               8,595,493         6,706,183         16,635,638          13,023,284
                                                       -------------------------------------------------------------------------
Interest expense:
 Interest on deposits                                      3,331,204         2,399,330          6,307,622           4,544,020
 Interest on securities sold under agreements
   to repurchase and other short-term borrowings             632,759           288,425          1,276,442             597,141
 Interest on long term debt                                   52,700            48,132            109,894              96,433
                                                       -------------------------------------------------------------------------
       Total interest expense                              4,016,663         2,735,887          7,693,958           5,237,594
                                                       -------------------------------------------------------------------------

       Net interest income                                 4,578,830         3,970,296          8,941,680           7,785,690
Provision for possible loan losses                           279,718           240,685            604,016             525,988
                                                       -------------------------------------------------------------------------
       Net interest income after
         provision for possible loan losses                4,299,112         3,729,611          8,337,664           7,259,702
Other operating income:
 Service charges on deposits                                 716,375           651,471          1,431,621           1,223,582
 Credit insurance income                                     168,698           143,756            290,962             244,205
 Gains on sales of investment securities                           0                 0              3,000                 905
 Gains on sales of available for sale investments                  0             1,962                  0               1,962
 Other income                                                178,371           165,507            509,324             252,902
                                                       -------------------------------------------------------------------------
       Total other operating income                        1,063,444           962,696          2,234,907           1,723,556
                                                       -------------------------------------------------------------------------
Other operating expenses:
 Salaries and employee benefits                            1,620,821         1,444,518          3,131,458           2,813,743
 Net occupancy expense                                       189,092           200,381            391,244             420,852
 Equipment and data processing expenses                      391,441           394,538            842,948             831,496
 Regulatory insurance and fees                               208,283           190,656            412,901             381,215
 Other expenses                                            1,191,613         1,094,874          2,149,329           1,905,210
                                                       -------------------------------------------------------------------------
       Total other operating expenses                      3,601,250         3,324,967          6,927,880           6,352,516
                                                       -------------------------------------------------------------------------
       Income before income taxes                          1,761,306         1,367,340          3,644,691           2,630,742
Income taxes                                                 364,929           330,884            892,180             632,003
================================================================================================================================
       Net income                                         $1,396,377        $1,036,456         $2,752,511          $1,998,739
================================================================================================================================
================================================================================================================================
Earnings per share                                             $0.99             $0.78              $2.00               $1.50
================================================================================================================================

Note: The accompanying notes are an integral part of these financial statements.

================================================================================
FIRST M&F CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (UNAUDITED)
================================================================================

==================================================================================================================================
                                                     ADDITIONAL                                   MARKET VALUE
                                       COMMON         PAID-IN         RETAINED        TREASURY     ADJUSTMENTS
                                       STOCK          CAPITAL         EARNINGS         STOCK      ON SECURITIES          TOTAL
                                  -----------------------------------------------------------------------------------------------
January 1, 1994                      6,686,640       8,485,804       13,955,433       (41,316)                0       29,086,561
Net income                                                            1,998,739                                        1,998,739
Cash dividends paid,
  $0.25 per share                                                      (667,725)                                        (667,725)
Purchase 2,804 shares of
  treasury stock                                                                      (71,502)                           (71,502)
Sell 2,804 shares of
  treasury stock                                         6,573                         64,929                             71,502
Market valuation of
  available for sale securities                                                                        (662,466)        (662,466)

                                  ================================================================================================
June 30, 1994                        6,686,640       8,492,377       15,286,447       (47,889)         (662,466)      29,755,109
==================================================================================================================================

January 1, 1995                      6,686,640       8,493,316       16,862,922       (48,828)       (1,479,081)      30,514,969
Net income                                                            2,752,511                                        2,752,511
Sale of 135,000 shares of
   Common Stock                        675,000       2,835,000                                                         3,510,000
Cash dividends paid,
  $0.25 per share                                                      (730,926)                                        (730,926)
Market valuation of
  available for sale securities                                                                       1,231,605        1,231,605

                                  ================================================================================================
June 30, 1995                        7,361,640      11,328,316       18,884,507       (48,828)         (247,476)      37,278,159
==================================================================================================================================

Note: The accompanying notes are an integral part of these financial statements.

================================================================================
FIRST M&F CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
================================================================================

                                                                 =================================
                                                                         Six Months Ended
                                                                 =================================
Cash Flows From Operating Activities:                                  1995             1994
                                                                 =================================
Net income                                                          $2,752,511        $1,998,739
Adjustments to reconcile net income to cash
  provided by operating activities:
     Depreciation and amortization                                     525,457           526,847
     Provisions for possible loan losses                               604,000           525,988
     Increase in interest receivable                                  (236,557)         (494,791)
     Net increase (decrease) in accounts payable                       441,682           187,200
     Other, net                                                      1,442,960            20,699
                                                                 ---------------------------------
            Net cash provided by operating activities                5,530,053         2,764,682
                                                                 ---------------------------------

Cash  flows from investing activities:
     Net decrease in interest bearing bank balances                 (6,155,057)           20,887
     Purchases of investment securities                             (2,735,247)      (21,182,210)
     Sales and maturities of investment securities                   1,440,153        10,736,864
     Purchases of securities available for sale                     (7,430,248)       (5,039,565)
     Sales and maturities of securities available for sale           5,836,202        10,303,668
     Net (increase) decrease in Federal Funds sold                  (4,250,000)       (9,900,000)
     Net increase in loans                                         (12,974,034)      (18,452,390)
     Net increase in bank premises and equipment                      (801,255)         (763,981)
     Net cash received - Acquisition                                                   4,740,793
                                                                 ---------------------------------
              Net cash used in investing activities                (27,069,486)      (29,535,934)
                                                                 ---------------------------------

Cash flows from financing activities:
      Net increase deposits                                         28,037,686        24,718,780
      Net increase (decrease) in securities sold under agree-
          ments to repurchase and other short-term borrow              139,598         3,246,316
      Net increase (decrease) in long term debt                     (1,717,274)          (95,950)
      Proceeds of Sale of Common Stock                               3,510,000
      Cash dividends                                                  (730,926)         (666,725)
      Treasury stock sales, net                                              0                 0
                                                                 ---------------------------------
               Net cash provided by financing activities            29,239,084        27,202,421
                                                                 ---------------------------------

              Net increase in cash and due from banks                7,699,651           430,169

Cash and due from banks at January 1                                15,077,808        15,203,929
==================================================================================================
Cash and due from banks at March 31                                $22,777,459       $15,634,098
==================================================================================================

Note: The accompanying notes are an integral part of these financial statements.

FIRST M&F CORPORATION AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
June 30, 1995

NOTE 1:  BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The condensed consolidated financial statements of First M&F Corporation include the financial statements of Merchants & Farmers Bank, a wholly owned subsidiary, and its wholly owned subsidiaries, First M&F Insurance Co., State Financial Services, Family Budget Service, M&F Financial Service and M&F Bank Securities Corporation. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 1994.

NOTE 2:  COMMON STOCK

On February 10, 1995, the Company issued a prospectus to shareholders of record as of January 31, 1995, whereby, on a prorata basis, 135,000 shares of the Company's common stock ($5.00 par value) were offered at a price of $26 per share. The offering was terminated on May 10, 1995. Proceeds to the company was $3,510,000 with all shares acquired. Approximately $30,000 was expended by the Company in connection with the legal and accounting fees associated with the offering.

As a result of these additional capital, stockholders' equity increased to approximately 8.10% of total assets, compared to approximately 7.35% previously.

                             REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
Farmers and Merchants Bank
Bruce, Mississippi


         We have audited the accompanying consolidated statements of condition of the Farmers and Merchants Bank and subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders equity and cash flows for each of the years in the three-year period ended December 31, 1994. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Farmers and Merchants Bank and subsidiary as of December 31, 1994 and 1993, and the consolidated results of their operations and cash flows for each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles.


/s/ Watkins, Ward and Stafford
Columbus, Mississippi
January 26, 1995

                           FARMERS AND MERCHANTS BANK
                      CONSOLIDATED STATEMENTS OF CONDITION


Assets
------
                                                                                    December 31,
                                                                         ---------------------------------
                                                                             1994                 1993
                                                                         ------------          -----------
Cash and due from banks                                                  $  1,247,778            1,233,872

Federal funds sold                                                          1,000,000            1,050,000

Securities available for sale                                               8,554,881                    -

Securities to be held to maturity                                          11,663,076           20,870,094

Loans:
  Total loans                                                               8,297,067            7,066,153
  Less:  Unearned discount                                                  (625,300)            (609,686)
         Reserve for loan losses                                            (174,234)            (166,227)
                                                                         ------------          -----------
      Net Loans                                                             7,497,533            6,290,240

Bank premises and equipment, net of
  accumulated depreciation                                                    102,879              120,995

Accrued interest receivable                                                   401,906              434,522

Other assets                                                                   99,053               28,666
                                                                         ------------          -----------

Total Assets                                                             $ 30,567,106           30,028,389
------------                                                             ============           ==========
Liabilities
-----------

Deposits:
  Demand deposits                                                        $  7,201,080            7,898,412
  Savings deposits                                                          3,753,041            3,989,353
  Time deposits                                                            15,188,809           14,047,908
                                                                         ------------          -----------
      Total Deposits                                                       26,142,930           25,935,673

Accrued interest payable                                                       70,665               61,533

Other liabilities                                                             159,656              144,487
                                                                         ------------          -----------
      Total Liabilities                                                    26,373,251           26,141,693
                                                                         ------------          -----------

Stockholders' Equity
--------------------

Common stock, $10 par value, 10,000 shares
  authorized, issued and outstanding                                          100,000              100,000
Surplus                                                                     4,180,000            3,750,000
Retained earnings                                                              42,007               36,696
Unrealized loss on available-for-sale
  securities net of tax benefit of $66,017                                  (128,152)                    -
                                                                         ------------          -----------
      Total Stockholders' Equity                                            4,193,855            3,886,696
                                                                         ------------          -----------

Total Liabilities and Stockholders' Equity                               $ 30,567,106           30,028,389
------------------------------------------                               ============          ===========

The accompanying notes are an integral part of these financial  statements.

                           FARMERS AND MERCHANTS BANK
                       CONSOLIDATED STATEMENTS OF INCOME

                                                                           Years Ended December 31,
                                                                 -----------------------------------------
Interest Income:                                                    1994            1993          1992
----------------                                                 -----------     ----------     ----------
  Interest and fees on loans                                     $   800,019        734,470        653,195
  Interest on federal funds sold                                      38,409         23,191         17,495
  Interest on Securities:
    U.S. Treasury securities                                         195,394        150,242        118,056
    Securities of other U.S.
      Government agencies                                            785,898        857,217      1,012,246
    Obligations of state and
      political subdivisions                                         344,319        320,171        196,212
    Other securities                                                  76,221        112,626        173,446
                                                                 -----------     ----------     ----------
      Total Interest Income                                        2,240,260      2,197,917      2,170,650
                                                                 -----------     ----------     ----------
Interest Expense:
----------------
  Interest on savings and demand
    deposits                                                         243,282        241,328        281,613
  Interest on time deposits                                          626,187        576,269        689,268
                                                                 -----------     ----------     ----------
      Total Interest Expense                                         869,469        817,597        970,881
                                                                 -----------     ----------     ----------

Net Interest Income                                                1,370,791      1,380,320      1,199,769
-------------------

Provision for Loan Losses                                             73,719         55,210         64,696
-------------------------                                        -----------     ----------     ----------

Net Interest Income after
-------------------------
  Provision for Loan Losses                                        1,297,072      1,325,110      1,135,073
  -------------------------                                      -----------     ----------     ----------

Other Income:
------------
  Service and overdraft charges                                      159,676        145,384        161,199
  Fees and commissions                                                74,207         83,308         36,138
  Other income                                                         6,087         15,977         21,467
  Net realized gain on sale of
    available for sale securities                                      8,969              -              -
                                                                 -----------     ----------     ----------

      Total Other Income                                             248,939        244,669        218,804
                                                                 -----------     ----------     ----------

Other Expenses:
--------------
  Salaries and employee benefits                                     375,720        370,364        279,875
  Depreciation and amortization                                       18,516         20,451         13,890
  Occupancy expenses                                                  44,384         48,297         41,614
  Other operating expenses                                           308,272        345,653        293,361
                                                                 -----------     ----------     ----------
      Total Other Expenses                                           746,892        784,765        628,740
                                                                 -----------     ----------     ----------

Income before Income Taxes                                           799,119        785,014        725,137
--------------------------

Income Tax Expense                                                   163,808        191,600        199,500
------------------                                               -----------     ----------     ----------

Net Income                                                       $   635,311        593,414        525,637
----------                                                       ===========     ==========     ==========

Earnings Per Share                                               $     63.53          59.34          52.56
------------------                                               ===========     ==========     ==========

The accompanying notes are an integral part of these financial statements.

                           FARMERS AND MERCHANTS BANK
          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 YEARS ENDED DECEMBER 31, 1994, 1993 and 1992

                                                                            Unrealized
                                                                             Loss on              Total
                                                                            Available-            Stock-
                            Common                           Retained        for-sale            holders'
                            Stock           Surplus          Earnings       Securities            Equity
                           --------        ---------        ---------       ----------          ---------
  January 1, 1992          $100,000        2,950,000           57,645               -           3,107,645
  ---------------
  Net income                      -          375,000          150,637               -             525,637
  Cash dividends,
  $16 per
    share                         -                -        (160,000)               -           (160,000)
                           --------        ---------        ---------       ---------           ---------
Balance,
---------
December 31, 1992           100,000        3,325,000           48,282               -           3,473,282
-----------------

 Net income                       -          425,000          168,414               -             593,414
  Cash dividends,
   $18 per
    share                         -                -        (180,000)               -           (180,000)
                           --------        ---------        ---------       ---------           ---------
Balance,
--------
December 31, 1993           100,000        3,750,000           36,696               -           3,886,696
-----------------

  Net adjustment to
    beginning balance for
    change in accounting
    method                        -                -                -         237,517             237,517
  Net income                      -          430,000          205,311               -             635,311
  Cash dividends                  -                -        (200,000)               -           (200,000)
  Net change in unrealized
    loss on available-for-
    sale securities               -                -                -       (365,669)           (365,669)
                           --------        ---------        ---------       ---------           ---------
Balance,
-------
December 31, 1994          $100,000        4,180,000           42,007       (128,152)           4,193,855
-----------------          ========        =========        =========       =========           =========

The accompanying notes are an integral part of these financial statements.

                           FARMERS AND MERCHANTS BANK
                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                         Years Ended December 31,
                                                                 -----------------------------------------
                                                                    1994            1993          1992
                                                                 -----------    -----------    -----------
Cash Flows from Operating Activities:
-------------------------------------
  Net income                                                     $   635,311        593,414        525,637
  Adjustments to reconcile net income
    to cash:
  Depreciation and amortization                                       18,516         20,451         13,890
  Loss on sale of asset                                                    -          2,311              -
  Provision for loan losses                                           73,719         55,210         64,696
  (Increase) decrease in other assets                               (70,387)          4,288         16,144
  (Increase) decrease in accrued
    interest receivable                                               32,616       (40,558)         37,367
  Increase (decrease) in other liabilities                            15,169       (64,423)      (334,747)
  Increase (decrease) in accrued interest
    payable                                                            9,132       (15,933)       (54,379)
                                                                 -----------    -----------    -----------
      Net Cash Provided by Operating
        Activities                                                   714,076        554,760        268,608
                                                                 -----------    -----------    -----------

Cash Flows from Investing Activities:
------------------------------------
  (Increase) decrease in investment
    securities                                                       523,984    (1,796,789)    (1,413,815)
  (Increase) decrease in loans                                   (1,281,012)      (388,570)          3,298
  Purchases of equipment                                               (400)       (18,763)       (41,259)
  Proceeds from sale of equipment                                          -          2,800              -
                                                                 -----------    -----------    -----------
      Net Cash Used in Investing
        Activities                                                 (757,428)    (2,201,322)    (1,451,776)
                                                                 -----------    -----------    -----------

Cash Flows from Financing Activities:
------------------------------------
  Net increase in deposits                                           207,258      1,812,662      2,417,882
  Cash dividends paid                                              (200,000)      (180,000)      (160,000)
                                                                 -----------    -----------    -----------
      Net Cash Provided by Financing
        Activities                                                     7,258      1,632,662      2,257,882
                                                                 -----------    -----------    -----------

Increase (Decrease) in Cash and
  Cash Equivalents                                                  (36,094)       (13,900)      1,074,714
  ----------------

Cash and Cash Equivalents at
----------------------------
  Beginning of Year                                                2,283,872      2,297,772      1,223,058
  -----------------                                              -----------    -----------    -----------

Cash and Cash Equivalents at End of Year                         $ 2,247,778      2,283,872      2,297,772
                                                                 ===========    ===========    ===========
Cash Paid During the Year for:
-----------------------------
  Interest on deposits                                           $   860,337        833,530      1,025,260
                                                                 ===========    ===========    ===========
   Income taxes                                                  $   167,783        254,826        135,577
                                                                 ===========    ===========    ===========

The accompanying notes are an integral part of these financial statements.

                           FARMERS AND MERCHANTS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1:        Summary of Significant Accounting Policies

               Principles of Consolidation
               The consolidated financial statements include the accounts of Farmers and Merchants Bank and its wholly- owned subsidiary, Community Finance Company of Mississippi, Inc. Intercompany profits, balances and transactions have been eliminated in consolidation.

               Investments
               The Bank's investment securities are classified in two categories and are accounted for as follows:

               Securities to be Held to Maturity - Bonds, notes and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity.

               Available-for-Sale Securities - Available-for-sale securities consist of bonds, notes, debentures, and certain equity securities not classified as trading securities nor as securities to be held to maturity.

               Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of shareholders' equity until realized.

               Gains and losses on the sale of available-for-sale securities are determined using the specific- identification method.

               Bank Premises and Equipment
               Bank premises and equipment are stated at cost less accumulated depreciation. The provision for depreciation is computed primarily by use of the straight-line method. Major replacements and refurbishings are capitalized in the property accounts while replacements, maintenance and repairs which do not improve or extend the life of the respective assets are expensed currently.

               Income Taxes
               Provisions for income taxes are based on taxes payable or refundable for the current year (after exclusion of non-taxable income such as interst on state and municipal securities) and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

               Loans and Allowance for Loans
               Loans are stated at the amount of unpaid principal, net of unearned discount and the allowance for loan losses. Unearned discount on installment loans is recognized as interest income using the sum-of-the- months' digits method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

               The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan experience.

               The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful.

               Off-balance Sheet Financial Instruments
               In the ordinary course of business the Bank entered into off-balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and commitments to purchase securities. Such financial instruments are recorded in the financial statements when they are exercised.

               Other Assets
               This consists of prepaid expenses, other real estate owned and the unamortized excess of cost over book value of the subsidiary.

               Statement of Cash Flows
               For purposes of reporting the consolidated statement of cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are sold for one day periods.

               Earnings Per Share
               Earnings per share are calculated based on the number of shares outstanding which was 10,000 shares in 1994, 1993 and 1992.

               Accounting Pronouncements
               In December, 1991, FASB issued Statement No. 107, Disclosures About Fair Value of Financial Instruments. The Statement requires all entities to disclose, in financial statements or the notes thereto, the fair value of financial instruments, both assets and liabilities recognized and not recognized in the statement of financial condition, for which it is practicable to estimate fair value. For institutions with total assets less than $150 million, the Statement is effective for years ending after December 15, 1995. Substantially all of the Bank's assets and liabilities are financial instruments and, as a result, it requires the fair value of such assets and liabilities to be disclosed. Management has not yet determined the impact the adoption of the Statement may have on its financial statements.

               In May, 1993, FASB issued Statement No. 114, Accounting by Creditors for Impairment of a Loan. The Statement requires that impaired loans, as defined, be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, if more practical, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The provisions of the Statement apply to financial statements for fiscal years beginning after December 15, 1994. Management of the Bank does not anticipate that the Statement will have a significant impact on the financial statements when adopted.

               The FASB also issued Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, in May, 1993. The Statement requires that investments be classified into three categories; held-to- maturity securities, trading securities, and available-for-sale securities. Held-to-maturity securities are to be accounted for at their amortized cost, trading securities and available-for-sale securities at their fair values. Unrealized gains and losses on trading securities are to be included in earnings whereas unrealized gains and losses on available-for-sale securities are to be excluded from earnings and reported in a separate component of stockholders' equity. The Statement was effective for fiscal years beginning after December 15, 1993, and was adopted by the Bank effective January 1, 1994. In accordance with the Statement, the Bank accounted for the change with a cumulative effect adjustment of retained earnings as of January 1, 1994.

Note 2:        Investment Securities

               The amortized cost and estimated market values of investment securities, as of December 31, 1994, are as follows:

                                                                  Gross                Gross
                                         Amor-                   Unreal-              Unreal-     Estimated
       Available-for-                    tized                    ized                 ized         Market
       Sale Securities                   Cost                    Gains                Losses        Value
       ---------------               ------------                ------              -------      ----------
       U.S. Treasury
         Securities                  $  3,566,165                     -              157,852       3,408,313
              U.S. Agencies             4,142,834                 5,740               52,840       4,095,734
              State, County and
             Municipal                          -                     -                    -               -
              Mortgage-backed
              Securities                1,040,051                11,097                  314       1,050,834
                                     ------------                ------              -------      ----------
                                     $  8,749,050                16,837              211,006       8,554,881
                                     ============                ======              =======      ==========
              Securities to be
              Held to Maturity
              ----------------
              U.S. Treasury
                Securities           $          -                     -                    -               -
              U.S. Agencies             5,061,249                 7,513               99,803       4,968,959
              State, County and
                Municipal               6,601,827                24,778              212,858       6,413,747
              Mortgage-backed
                 Securities                     -                     -                    -               -
                                     ------------                ------              -------      ----------
                                     $ 11,663,076                32,291              312,661      11,382,706
                                     ============                ======              =======      ==========

              The amortized cost and estimated market values of investments as of December 31, 1993, are as follows:

              U.S. Treasury
                Securities           $  3,571,628               104,872                8,297       3,668,203
              U.S. Agencies            10,236,841               576,128                    -      10,812,969
                State, County and
                Municipal               6,189,639               163,185               27,038       6,325,786
              Mortgage-backed and
                Other Securities          871,986                59,982                    -         931,968
                                     ------------               -------               ------      ----------
                                     $ 20,870,094               904,167               35,335      21,738,926
                                     ============               =======               ======      ==========

              The amortized cost and estimated market value of available-for-sale securities to be held to maturity at December 31, 1994, by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or pre-pay the obligation with or without call or pre-payment penalties.

                                                 Securities to be                  Available-for-Sale
                                                 Held to Maturity                      Securities
                                         -------------------------------        --------------------------
                                           Amortized            Market          Amortized          Market
                                             Cost               Value              Cost            Value
                                         ------------         ----------        ----------       ---------
             Due in one year
                or less                  $    583,852            591,959        2,650,047        2,651,313
             Due after one year
                through five years          9,043,742          8,865,215        5,162,563        4,956,282
             Due after five years
                through ten years           2,035,482          1,925,532          300,830          304,360
             Due after ten years                    -                  -          635,610          642,926
                                         ------------         ----------        ----------       ---------
                                         $ 11,663,076         11,382,706        8,749,050        8,554,881
                                         ============         ==========        =========        =========

             Investment securities with an amortized cost of $8,597,463 and $7,118,473 and a market value of $7,596,241 and $7,517,432 were pledged for various purposes required by law at December 31, 1994 and 1993, respectively.

Note 3:      Loans

             The Bank makes commercial, financial, agri-business, real estate and consumer loans to customers. Although the Bank has a diversified loan portfolio, the loan portfolio is concentrated in Calhoun County in the State of Mississippi.

             Loans by major business activity were as follows at December 31, 1994 and 1993:

                                                                              1994                  1993
                                                                          -----------            ---------
             Real estate                                                  $ 2,677,115            2,588,715
             Commercial and industrial                                        494,606              463,409
             Auto                                                             324,045              290,921
             Consumer finance                                                 847,034              830,193
             Other individual loans                                         3,954,267            2,892,915
                                                                          -----------            ---------
                                                                          $ 8,297,067            7,066,153
                                                                          ===========            =========

             Loans on which the accrual of interest has been discontinued amounted to $0 as of December 31, 1994 and 1993.

             Transactions during 1994 and 1993 in the reserve for loan losses were as follows:

                                                                              1994                  1993
                                                                            ---------             --------
             Balance at January 1                                           $ 166,227              150,918
             Loans charged off, net                                          (65,712)             (39,901)
             Provision for possible loan losses                                73,719               55,210
                                                                            ---------             --------
             Balance at December 31                                         $ 174,234              166,227
                                                                            =========             ========

Note 4:      Bank Premises and Equipment

             Bank premises and equipment, stated at cost, is summarized below at December 31:

                                                                              1994                 1993
                                                                            ---------            ---------
             Land                                                           $  20,000               20,000
             Bank premises                                                    128,112              128,112
             Equipment, furniture and fixtures                                270,372              269,972
             Less:  Accumulated depreciation and
                      amortization                                          (315,605)            (297,089)
                                                                            ---------            ---------
                                                                            $ 102,879              120,995
                                                                            =========            =========

             Provision for depreciation and amortization totaled $18,516 in 1994, $20,451 in 1993 and $13,890 in 1992.

Note 5:      Income Taxes

             The consolidated provision for taxes is composed as follows at December 31:

                                                                              1994                  1993
                                                                            ---------              -------
             Current tax expense                                            $ 163,808              191,600
             Deferred tax (benefit)                                                 -                    -
                                                                            ---------              -------
                                                                            $ 163,808              191,600
                                                                            =========              =======

             The difference in tax expense and the amount computed applying the statutory federal income tax rates is as follows:

                                                                      1994          1993            1992
                                                                   ----------     ---------       --------
             Federal tax expense at statutory rate                 $ 271,700        266,905        246,547
             Changes in Taxes Resulting From:
               Tax exempt interest income                           (103,468)     (108,858)       (66,712)
               Other, net                                             (4,424)        33,553         19,665
                                                                   ----------     ---------       --------
                                                                   $  163,808       191,600        199,550
                                                                   ==========     =========       ========

Note 6:      Related Party Transactions

             Certain bank officers and directors and their companies were customers of, and had other transactions with, the bank during 1994 and 1993. In the opinion of management, these transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other borrowers and did not involve more than normal risk of collectibility or present other unfavorable features.

Note 7:      Contingencies

             In the normal course of business, there are outstanding various commitments and contingent liabilities, such as letters of credit, commitments to extend credit, etc., which are not reflected in the accompanying financial statements. The amount of outstanding letters of credit issued by the Bank was $0 at December 31, 1994 and 1993, and loan commitments were also $0. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual amount of the instrument. The Bank uses the same credit policies in making commitments and conditional obligations as it does for its lending activities. No significant losses are anticipated as a result of these transactions.

Note 8:      Concentration of Credit

             Most of the Bank's loans, commitments, and letters of credit have been granted to customers in the Bank's primary market area. Generally, such customers are depositors of the Bank. Investments in states and municipal securities also involve governmental entities within the Bank's market area. The concentrations of credit by type of loan are set forth in Note 3. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Letters of credit were granted primarily to commercial borrowers.

                           FARMERS AND MERCHANTS BANK
                      CONSOLIDATED STATEMENTS OF CONDITION
                                  (unaudited)
                           (in thousands of dollars)

                                                                            June 30,
                                                                       1995          1994
                                                                   --------------------------
ASSETS
Cash and due from banks                                               $1,371         $1,765
Federal funds sold                                                       850            950
Securities                                                            21,907         21,488
Loans, net                                                             7,165          6,745
Property plant and equipment, net                                         95            113
Other assets                                                             499            442
                                                                   --------------------------
TOTAL ASSETS                                                         $31,887        $31,503
                                                                   ==========================

LIABILITIES
Deposits                                                             $27,148        $27,180
Federal funds purchased and securities sold under
  agreements to repurchase
Accrued expenses and other liabilities                                   112             98
                                                                   --------------------------
TOTAL LIABILITIES                                                     27,260         27,278

STOCKHOLDERS' EQUITY
Common stock                                                             100            100
Surplus                                                                4,180          3,750
Retained earnings                                                        327            374
Unrealized securities gains/(losses)                                      20              1
                                                                   --------------------------
TOTAL STOCKHOLDERS' EQUITY                                             4,627          4,225
                                                                   --------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $31,887        $31,503
                                                                   ==========================

                           FARMERS AND MERCHANTS BANK
                       CONSOLIDATED STATEMENTS OF INCOME
                           SIX MONTHS ENDED JUNE 30,
                                  (unaudited)
               (In thousands of dollars except per share data)

                                                                       1995            1994
                                                                      -------         -------
Interest income
Interest and fees on loans                                               $437           $383
Interest on interest bearing bank balances                                  2              2
Interest and dividends on securities                                      641            711
Interest on federal funds sold                                             36             18
                                                                    --------------------------
       Total interest income                                            1,116          1,114

Interest expense
Interest on deposits                                                      501            419
                                                                    --------------------------

Net interest income                                                       615            695
Provision for possible loan losses                                        (4)              9
                                                                    --------------------------
Net interest income after provision for possible loan losses              619            686

Other income
Service charges on deposit accounts                                        71             68
Gains (losses) on sale of securities                                        7             19
Other                                                                      45             43
                                                                    --------------------------
       Total other income                                                 123            130

Other expenses
Salaries and employee benefits                                            197            184
Net occupancy expenses                                                     24             26
Equipment and data processing expenses                                     18             21
Regulatory insurance and fees                                              32             31
Other                                                                     123            120
                                                                    --------------------------
       Total other expenses                                               394            382

Income before income taxes                                                348            434
Income taxes                                                               62             97
                                                                    ==========================
       Net income                                                        $286           $337
                                                                    ==========================
Net income per share                                                   $28.60         $33.70
                                                                    ==========================
Weighted average shares outstanding                                    10,000         10,000
                                                                    ==========================

                          FARMERS AND MERCHANTS BANK
                   CONSOLIDATED STATEMENTS OF STOCKHOLDERS'
                              EQUITY (unaudited)
                          (in thousands of dollars)

                                                                                 Unrealized
                                                                                   Loss on
                                                                                  Available          Total
                                      Common                         Retained      For Sale      Stockholders'
                                      Stock           Surplus        Earnings     Securities        Equity
                                     ------------------------------------------------------------------------
Balance, January 1, 1994               $100           $3,750            $37                          $3,887
Change in Accounting for
   Securities                                                                          238              238
Net Income                                               337
Cash Dividends
Net Change Unrealized
   Loss on Available For
   Sale Securities                                                                   (237)            (237)
                                     ------------------------------------------------------------------------
Balance, June 30, 1994                 $100           $3,750           $374             $1           $4,225
                                     ========================================================================
Balance, January 1, 1995               $100           $4,180            $41         ($128)           $4,194
Net Income                                               286                           286
Cash Dividends
Net Change Unrealized
   Loss on Available For
   Sale Securities                                                                     148              148
                                     ------------------------------------------------------------------------
Balance, June 30, 1995                 $100           $4,180           $327            $20           $4,627
                                     ========================================================================

                           FARMERS AND MERCHANTS BANK
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (unaudited)
                           (in thousands of dollars)

                                                                          Six Months
                                                                         Ended June 30,
                                                                      1995           1994
                                                                  --------------------------
Cash Flows From Operations
Net Income                                                             $286           $337
Adjustments
       Depreciation                                                       8              9
       Provision for Loan Losses                                        (4)              9
       (Increase) Decrease in Other Assets                                2             21
                                                                  --------------------------
       Increase (Decrease) in Other Liabilities                       (118)          (108)
                                                                  --------------------------
       Net Cash From Operations                                         174            268

Cash Flows From Investments
Available For Sale Securities
       Purchases                                                      (800)
       Sales                                                            528
       Maturities                                                     1,400
Held to Maturity Securities
       Purchases                                                    (2,975)        (2,270)
       Sales                                                                           400
       Maturities                                                       305          1,254
(Increase) Decrease in Loans                                            336          (464)
Purchase of Equipment                                                                  (1)
                                                                  --------------------------
       Net Cash Used in Investments                                 (1,206)        (1,081)
                                                                  --------------------------

Cash Flows From Financing
Net Increase in Deposits                                              1,005          1,244
                                                                  --------------------------
       Net Cash From Financing                                        1,005          1,244

Increase (Decrease) in Cash and Cash Equivalents                       (27)            431
Cash and Cash Equivalents at Beginning of Period                      2,248          2,284
                                                                  --------------------------
Cash and Cash Equivalents at End of Period                           $2,221         $2,715
                                                                  ==========================
Cash Paid During Period
       Interest on Deposits                                            $480           $414
       Income Taxes                                                     $57           $100

                                   EXHIBIT A


                      AGREEMENT AND PLAN OF REORGANIZATION

                                    BETWEEN

                             FIRST M&F CORPORATION,

                           MERCHANTS AND FARMERS BANK

                                      AND

                           FARMERS AND MERCHANTS BANK

                      AGREEMENT AND PLAN OF REORGANIZATION

                      AGREEMENT AND PLAN OF REORGANIZATION

                               TABLE OF CONTENTS



ARTICLE 1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
             1.1     "Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
             1.2     "F&M"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
             1.3     "Business Day"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
             1.4     "Closing"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
             1.5     "Effective Date"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
             1.6     "FDIC"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
             1.7     "FRB"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
             1.8     "First M&F Corp."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
             1.9     "Merchants and Farmers Bank"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
             1.10    "Department"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
             1.11    "Party"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
             1.12    "Person"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
             1.13    "SEC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE 2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

THE MERGER AND RELATED MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
             2.1     Merger.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
             2.2        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE 3 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

CONVERSION OF STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
             3.1     Conversion.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
             3.2     Issuance.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE 4 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ACCOUNTING AND TAX MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
             4.1     Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
             4.2     Accounting and Tax Representations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE 5 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

F&M'S COVENANTS AND AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
             5.1     Operation of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
             5.2     Preservation of Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
             5.3     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
             5.4     Stockholders' Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
             5.5     Property Transfers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
             5.6     F&M Financial and Other Reports.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
             5.7     Due Diligence.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
             5.8     No Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE 6 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

F&M'S REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
             6.1     Organization and Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
             6.2     Authorization.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
             6.3     Capital Structure of F&M.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
             6.4     F&M Financial and Other Reports.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
             6.5     No Material Adverse Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
             6.6     Tax Liability.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
             6.7     Tax Returns: Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
             6.8     Litigation and Proceedings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
             6.9     Brokers' or Finders' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
             6.10    Contingent Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
             6.11    Title to Assets; Adequate Insurance Coverage.  . . . . . . . . . . . . . . . . . . . . . . . . .  11
             6.12    Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
             6.13    Loans.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
             6.14    Allowance for Loan Losses.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
             6.15    Investments.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
             6.16    Registration and Proxy Statements.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
             6.17    Commitments and Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
             6.18    Employee Plans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
             6.19    Plan Liability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
             6.20    Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
             6.21    Continuity of Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
             6.22    Continuity of Business Enterprise.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
             6.23    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
             6.24    Accuracy of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
             6.25    Compliance with Laws and Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE 7 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

FIRST M&F CORP.'S REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . .  15
             7.1     Organization and Authority.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
             7.2     Shares Fully Paid and Non Assessable.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
             7.3     Authorization.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
             7.4     No Material Adverse Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
             7.5     Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
             7.6     Litigation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
             7.7     Contingent Liabilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
             7.8     Allowances for Possible Loan Losses.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
             7.9     Benefit Plans.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
             7.10    Conduct of Business.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
             7.11    Due Diligence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
             7.12    Registration of Stock.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
             7.13    Continuity of Business Enterprise  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE 8 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

CONDITIONS TO CLOSING           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
             8.1     Conditions to Each Party's Obligations to Effect the Merger.   . . . . . . . . . . . . . . . . .  18
             8.2     Conditions to Obligations of F&M to Effect the Merger.   . . . . . . . . . . . . . . . . . . . .  19
             8.3     Conditions to Obligations of First M&F Corp. to Effect the
                     Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE 9 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
             9.1     Closing.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
             9.2     Deliveries at Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
             9.3     Documents.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE 10  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

EMPLOYMENT MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
             10.1    Employees.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
             10.2    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE 11  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
             11.1    Parties' Joint Remedies.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
             11.2    F&M's Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

             11.3    First M&F Corp.'s Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
             11.4    Attorney Fees.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE 12  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
             12.1    Termination.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE 13  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
             13.1    Entire Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
             13.2    Survival of Representations, Warranties and Agreements.  . . . . . . . . . . . . . . . . . . . .  24
             13.3    Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
             13.4    Duplicate Originals.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
             13.5    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
             13.6    Successors: No Third Party Beneficiaries.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
             13.7    Modification; Assignment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
             13.8    Notice.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
             13.9    Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
             13.10   Costs, Fees and Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
             13.11   Press Releases.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
             13.12   Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
             13.13   Mutual Covenant of Best Efforts and Good Faith.  . . . . . . . . . . . . . . . . . . . . . . . .  26

                                    EXHIBITS

    Exhibit A        Bank Merger Agreement
    Exhibit B        Letter of Transmittal
    Exhibit C        Form of Affiliate Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of the ____ day of ____________, 1995, is made between Farmers and Merchants Bank, Bruce, Mississippi, a Mississippi banking corporation ("F&M"), as party of the first part, and First M&F Corp., Kosciusko, Mississippi, a Mississippi corporation ("First M&F Corp.") and Merchants and Farmers Bank, Kosciusko, Mississippi, a Mississippi banking corporation, as parties of the second part.

         The Boards of Directors of F&M, First M&F Corp. and Merchants and Farmers Bank have duly approved this Agreement and have authorized the execution hereof by F&M's President, First M&F Corp.'s Chairman and Merchants and Farmers Bank's President. F&M has directed that this Agreement be submitted to a vote of its shareholders in accordance with Section 81-5-85 of the Miss. Code of 1972, as amended and the terms of this Agreement.

         In consideration of their mutual promises and obligations, the parties hereto adopt and make this Agreement for the merger of F&M with and into Merchants and Farmers Bank and prescribe the terms and conditions of such merger and the mode of carrying it into effect, which shall be as follows:

                                   ARTICLE 1
                                  DEFINITIONS

         Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

         1.1 "Agreement" shall mean this Agreement and Plan of Reorganization by and between F&M, on the one hand, and First M&F Corp. and Merchants and Farmers Bank, on the other hand, and any amendments thereto. References to Articles, Sections, Schedules and the like refer to the Articles, Sections, Schedules and the like of this Agreement unless otherwise indicated.

         1.2 "F&M" means Farmers and Merchants Bank, a Mississippi banking corporation duly chartered, organized and existing under and pursuant to the laws of the State of Mississippi and maintaining its principal place of business at 101 City Square, Bruce, Calhoun County, Mississippi.

         1.3 "Business Day" shall mean a day on which Merchants and Farmers Bank is open for business and which is not a Saturday, Sunday or legal bank holiday.

         1.4 "Closing" The closing (the "Closing") of the transactions contemplated herein will take place at Merchants and Farmers Bank in Kosciusko, Mississippi, on a date that is mutually agreed to by both parties ("Closing Date") that is within thirty (30) days following the later of the date of receipt of all applicable regulatory approvals relating to the transactions contemplated herein, the expiration of all applicable statutory and regulatory waiting periods relative thereto, or the date the Registration Statement (the "Registration Statement") filed with the SEC is declared effective, or such later date as may be agreed to by the parties. At the Closing the parties shall each deliver to the other such evidence of the satisfaction of the conditions to the Merger as may reasonably be required (including material required to be delivered under this Agreement).

         1.5 "Effective Date" Immediately upon consummation of the Closing, or on such other later date as the parties hereto may agree, the Bank Merger Agreement (as defined in Section 2.1 hereof shall be certified, executed, acknowledged and delivered to the Mississippi Department of Banking and Consumer Finance (the "Department") for filing pursuant to and in accordance with the provisions of Miss. Code Ann. Section 81-5-85 (Supp. 1995). The Bank Merger shall become effective as of the date and time specified or permitted by the Department in a Certificate of Merger or other written record issued by the Department.

         1.6 "FDIC" means that agency of the United States of America known as the Federal Deposit Insurance Corporation, or any successor United States governmental agency which insures deposits of commercial banks.

         1.7 "FRB" means that agency of the United States of America which acts in the capacity of a governmental central bank known as the Federal Reserve System represented by actions of its Board of Governors, having regulatory authority over bank holding companies, or any successor United States governmental agency performing the function of exercising such regulatory authority.

         1.8 "First M&F Corp." means First M&F Corp., a corporation duly chartered, organized and existing under and pursuant to the laws of the State of Mississippi; maintaining its principal place of business at 221 E. Washington Street, in Kosciusko, Attala County, Mississippi; and is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended.

         1.9 "Merchants and Farmers Bank" means Merchants and Farmers Bank, a Mississippi banking corporation, duly chartered, organized and existing under and pursuant to the laws of the State of Mississippi and maintaining its principal place of business at 221 East Washington Street in Kosciusko, Attala County, Mississippi.

         1.10 "Department" means the Department of Banking and Consumer Finance of the State of Mississippi having regulatory authority over Merchants and Farmers Bank and F&M or any successor Mississippi governmental agency exercising such regulatory authority.

         1.11 "Party" shall mean First M&F Corp., Merchants and Farmers Bank, or F&M and "Parties" shall mean First M&F Corp., Merchants and Farmers Bank and F&M.

         1.12 "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         1.13 "SEC" means that agency of the United States of America known as the Securities and Exchange Commission.

                                   ARTICLE 2
                         THE MERGER AND RELATED MATTERS

         2.1 Merger. On the Effective Date, F&M shall be merged with and into Merchants and Farmers Bank under the Articles of Incorporation of Merchants and Farmers Bank, pursuant to the provisions of this Agreement, the provisions of and with the effect provided in Miss. Code Ann. Section 81-5-85 (the "Bank Merger") and the Bank Merger Agreement in substantially the form of Exhibit A hereto (the "Bank Merger Agreement"). For federal income tax purposes, it is intended that the Bank Merger shall qualify as a non-taxable reorganization under and in accordance with Section 368(a)1(A) and Section 368
(a)(2)(D) of the Internal Revenue Code of 1986, as amended, and the applicable IRS regulations. The Parties expect that the Merger will further certain of their business objectives, including, and without limitation, the expansion of operations as a financial institution.

         2.2 Effect of Bank Merger. Upon consummation of the Bank Merger, the separate corporate existence of F&M shall cease and Merchants and Farmers Bank shall continue as the surviving corporation. The name of Merchants and Farmers Bank, as the surviving corporation, shall by virtue of the Bank Merger remain unchanged. On the Effective Date, as hereinabove provided, all of the assets and property of every kind and character, real, personal and mixed, tangible and intangible, choses in action, rights, and credits then owned by F&M, or which would inure to it, shall immediately by operation of law and without any conveyance or transfer or without any further action or deed, be vested in and become the property of Merchants and Farmers Bank, which shall have, hold, and enjoy the same in its own right as fully and to the same extent as the same were possessed, held, and enjoyed by F&M prior to such merger; and Merchants and Farmers Bank shall be deemed to be and shall be a continuation of the original entities and all of the rights and obligations of F&M shall remain unimpaired, and Merchants and Farmers Bank, on the Effective Date of the Bank Merger shall succeed to all such rights, obligations, duties and liabilities connected therewith.

                                  ARTICLE 3
                              CONVERSION OF STOCK

         3.1 Conversion. The Parties agree that, by virtue of the Bank Merger, shares of F&M common stock shall be converted into shares of First M&F Corp. common stock.

         3.2 Issuance. Shares of common stock of First M&F Corp. shall be issued to holders of F&M common stock as follows:

                 a. First M&F Corp. shall issue to each F&M stockholder for each F&M share held forty-five (45) shares of First M&F Corp.'s common stock.

                 b. On or after the Effective Date, each holder of a certificate or certificates theretofore representing outstanding shares of F&M's common stock (any such certificate being hereinafter referred to as a "Certificate") other than a holder of Certificates who has elected to exercise dissenters' rights pursuant to Miss. Code Ann. Sections 79-4-13.01 through 79-4-13.31 (Supp. 1995), shall surrender the same to First M&F Corp. or its agent for cancellation and each such holder shall be entitled upon such surrender to receive in exchange therefor certificate(s) representing the number of shares of First M&F Corp. common stock to which such holder is entitled as provided herein. Immediately after the Effective Date, First M&F Corp. shall mail to each holder of record of F&M's common stock a form letter of transmittal and instructions, in the form of that set forth in Exhibit B, for use in effecting the surrender of the Certificates representing shares of F&M common stock to be exchanged for shares of First M&F Corp. common stock pursuant to this Agreement. Until so surrendered, each Certificate shall be deemed for all purposes to evidence ownership of the number of shares of First M&F Corp. common stock into which the shares represented by such Certificates have been changed or converted as aforesaid. Certificates surrendered for exchange by any person who is an "affiliate" of F&M for purposes of Rule 145(c) or Rule 144 (as applicable) under the Securities Act of 1933, as amended, shall not be exchanged for certificates representing shares of First M&F Corp. common stock until F&M has received the written agreement of such person contemplated by Article 4 of this Agreement. If any certificate for shares of F&M common stock is to be issued in a name other than that in which a Certificate surrendered for exchange is issued, the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer.

                 c. First M&F Corp. reserves the right to withhold any cash dividends payable in respect to Certificates not surrendered by the holder thereof after the sixth (6th) month following the Effective Date. Cash dividends so withheld will be paid to the holder thereof, without interest and less the amount of taxes, if any, that may have been withheld, imposed or paid thereon, upon proper presentation as provided in this Section 3.2. In the event that any such holder fails to surrender either such Certificate or the documents and information contemplated by the letter of transmittal and instructions, set forth in Exhibit B attached hereto, on or before the fifth
(5th) anniversary of the Effective Date, First M&F Corp. shall not have any obligation to deliver the amount to which any such holder would have been entitled in-accordance with the provisions of this Agreement and any such holder shall not be entitled to receive from First M&F Corp. any amount in substitution and exchange for each share cancelled and extinguished in accordance with this Agreement.

                 d. Upon the Effective date, the stock transfer books of F&M shall be closed and no transfer of F&M common stock shall thereafter be made or recognized. Any other provision of this Agreement notwithstanding, neither First M&F Corp. or its agent nor any party to the Bank Merger shall be liable to a holder of F&M common stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

                 e. Shares of F&M common stock held by any holder having rights of a dissenting shareholder as provided in Miss. Code Ann. Sections 79-4-13.01 through 79-4-13.30 (Supp. 1995), who shall have properly objected to the Bank Merger and who shall have properly demanded payment on his stock in accordance with and subject to the provisions of Miss. Code Ann. Section 79-4-13.21, shall not be converted as provided under this Article 3 until such time as such holder shall have failed to perfect, or shall have effectively lost his right to appraisal of and payment for his shares of F&M common stock, at which time such shares shall be converted as provided in Section 3.2 hereof.

                                   ARTICLE 4
                           ACCOUNTING AND TAX MATTERS

         4.1 Affiliates. F&M and First M&F Corp. shall cooperate and use their best efforts to identify those persons who may be deemed to be "affiliates" of F&M within the meaning of Rule 145(c) or Rule 144 (as applicable) under the Securities Act of 1933 (the "Securities Act"). F&M shall use its best efforts to cause each person so identified to deliver to First M&F Corp., no later than 30 days prior to the Effective Date, a written agreement in substantially the form set forth in Exhibit C attached hereto, satisfactory to First M&F Corp. that such person will not sell, pledge, transfer or otherwise dispose of the shares of First M&F Corp.'s common stock to be received by such person pursuant to this Agreement except in compliance with applicable provisions of the Securities Act and rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of First M&F Corp. and F&M have been published within the meaning of Section 201.01 of the Securities and Exchange Commission's Codification of Financial Reporting Policies. Shares of First M&F Corp.'s common stock received pursuant to this Agreement by such affiliates shall not be transferable until such time as financial results covering at least 30 days of combined operations of First M&F Corp. and F&M have been published within the meaning of Section 201.01 of the Securities and Exchange Commission's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this section. First M&F Corp. shall be entitled to place appropriate legends on the certificates evidencing shares of First M&F Corp.'s common stock to be received pursuant to this Agreement by such affiliates and to issue appropriate stop transfer instructions to the transfer agent for First M&F Corp.'s common stock.

         4.2 Accounting and Tax Representations. The Parties hereto represent and warrant that the Statement of Representations attached hereto on
Schedule 4.2 and made a part hereof, are true and correct to the best of their knowledge.

                                   ARTICLE 5

                         F&M'S COVENANTS AND AGREEMENTS

         5.1 Operation of Business. Between the date hereof and the Effective Date, or until the termination of this Agreement, F&M covenants and agrees that it will operate its business solely in the ordinary course consistent with prudent business practices and in compliance with all applicable laws, regulations and rules; and, without prior written consent of First M&F Corp., F&M will not:


                 a. Amend or otherwise change its articles of incorporation or bylaws, as each such document is in effect on the date hereof;

                 b. Issue or sell, or authorize for issuance or sale, the shares of F&M or any additional shares of any class of capital stock of F&M;

                 c. Issue, grant, or enter into any subscription, option, warrant, right, convertible security, or other agreement or commitment of any character obligating F&M to issue securities;

                 d. Declare, set aside, make, or pay any dividend or other distribution with respect to its capital stock, provided, however, that, if the Bank Merger does not occur prior to the record date for First M&F Corp.'s fourth quarter, 1995 dividend, F&M shall to the extent lawfully permitted declare and pay dividends for the purpose of allowing F&M's stockholders to receive the normal and customary second semi annual, 1995 dividend in the amount of $20.00 per outstanding share of F&M common stock.

                 e. Redeem, purchase, or otherwise acquire, directly or indirectly, any of its capital stock;

                 f. Authorize any capital expenditure(s) which, individually or in the aggregate, exceed $20,000;

                 g. Extend any new, or renew any existing, loan, credit, lease, or other type of financing unless such is consistent with F&M's normal lending practices;

                 h. Except in the ordinary course of business, sell, pledge, dispose of, or encumber, or agree to sell, pledge, dispose of, or encumber, any assets of F&M;

                 i. Establish or add any automated teller machines or branch or other banking offices; take any action that would materially and adversely affect the ability of any Party hereto to obtain the approvals necessary for consummation of the transactions contemplated hereby or that would materially and adversely affect F&M's ability to perform its covenants and agreements hereunder;

                 j. Acquire (by merger, consolidation, lease or other acquisition of stock, ownership interests or assets) any corporation, partnership, or other business organization or division thereof, or enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing;

                 k. Excluding normal and customary banking transactions, incur any indebtedness for borrowed money, issue any debt securities, or enter into or modify any contract, agreement, commitment, or arrangement with respect thereto;

                 l. Enter into, amend, or terminate any employment agreement, relationship or responsibilities with any director, officer, or key employee or representative of F&M, or enter into, amend, or terminate any employment agreement with any other person otherwise than in the ordinary course of business, or take any action with respect to the grant or payment of any severance or termination pay except as expressly consented to in writing by First M&F Corp.;

                 m. Enter into, extend, or renew any lease for office or other space;

                 n. Except as required by law, enter into, adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, or other employee benefit plan, agreement, trust, fund, or arrangement for the benefit or welfare of any officer, employee or representative of F&M;

                 o. Grant any increase in compensation to any director, officer, or employee or representative of F&M except in the ordinary course of business consistent with past practice; provided, however, that if the Bank Merger does not occur by December 31, 1995, year end 1995 bonuses may be paid which shall not exceed, in the aggregate, $12,000;

                 p. Take any action or omit to take any action which would cause any of F&M's representations or warranties to be untrue or misleading in any material respect or any covenant of F&M under this Agreement incapable of being performed; or

                 q. Agree in writing or otherwise to do any of the foregoing.

         5.2 Preservation of Business. Between the date hereof and the Effective Date, F&M will use its best efforts to preserve its existing business and to keep its business organization intact, including its present relationships with its employees and customers and others having business relations with it.

         5.3 Insurance. Pending the Closing, F&M shall cause the real property owned by F&M to be insured reasonably against all insurable risks under policies with reasonable deductibles and in full compliance with any co-insurance provision.

         5.4 Stockholders' Meeting. F&M will promptly give proper notice of a stockholders' meeting for the purpose of approving this Agreement. Said notice shall include notice of dissenter's rights, if any, and shall solicit stockholders' proxies in favor of this Agreement, and all notices shall be given in accordance with all applicable laws, regulations, and rules. F&M and its directors and principal stockholders will support and vote in favor of a stockholder resolution approving this Agreement.

         5.5 Property Transfers. From time to time, as and when requested by Merchants and Farmers Bank and to the extent permitted by Mississippi law, the officers and directors of F&M last in office shall execute and deliver such deeds and other instruments and shall take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or to confirm of record or otherwise to Merchants and Farmers Bank title to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authorities of F&M, and otherwise to carry out the purposes of this Agreement.

         5.6 F&M Financial and Other Reports. F&M shall make available to First M&F Corp. and Merchants and Farmers Bank the following statements and other reports and documents:

                 a. F&M's Consolidated Balance Sheets as of June 30, 1995 and 1994 (unaudited) and December 31, 1994, 1993 and 1992 (audited); Consolidated Statements of Income and Changes in Stockholders' Equity and Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1993 and 1992 (audited); Consolidated Statements of Income for the six-month periods ended June 30, 1995 and 1994 (unaudited) ("F&M Financial Statements"); and, Federal Tax Returns for the years ended December 31, 1994, 1993 and 1992;

                 b. All correspondence with the Department, the FDIC and the Internal Revenue Service from January 1, 1994 through the date of Closing (for inspection, but copying may be restricted by legal limitations); and

                 c. Such additional financial or other information as may be required for the regulatory applications and Registration Statement in connection with the consummation of the Merger (subject to any legal limitations).

         5.7 Due Diligence. In order to afford First M&F Corp. access to such information as it may reasonably deem necessary to perform any due diligence review with respect to the assets of F&M to be acquired as a result of the Merger, F&M shall, upon reasonable notice, afford First M&F Corp. and its officers, employees, counsel, accountants, and other authorized representatives access, during normal business hours throughout the period prior to the Effective Date, to all of its properties; books, contracts, commitments, loan files, litigation files and records (including, but not limited to, the minutes of the Board of Directors of F&M and all committees thereof), and it shall, upon reasonable notice and to the extent consistent with applicable law, furnish promptly to First M&F Corp. such information as First M&F Corp. may reasonably request to perform such review.

         5.8 No Solicitation. Prior to the Effective Date, F&M shall not authorize or knowingly permit any of its officers, directors, employees, representatives, agents or other persons controlled by F&M to directly or indirectly, encourage or solicit or, hold any discussions or negotiations with, or provide any information to, any persons, entity or group concerning any merger, consolidation, sale of substantial assets, sale of shares of capital stock or similar transactions involving, directly or indirectly, F&M except as contemplated by this Agreement. F&M shall promptly communicate to First M&F Corp. the identity and terms of any proposal which they may receive with respect to any such transaction.

                                  ARTICLE 6
                      F&M'S REPRESENTATIONS AND WARRANTIES

         F&M represents and warrants to First M&F Corp. and Merchants and Farmers Bank as follows:

         6.1 Organization and Authority. F&M is a bank duly organized, validly existing and in good standing under the laws of the State of Mississippi and has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted.

         6.2 Authorization. The execution, delivery and performance of this Agreement by F&M and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of F&M, subject to regulatory approval. No other corporate proceedings on the part of F&M are necessary to authorize consummation of this Agreement, except for the approval of the transaction by F&M's stockholders, and the performance by F&M of the terms hereof. This Agreement is a valid and binding obligation of F&M enforceable against F&M in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization or moratorium or other similar laws affecting creditors' rights generally and except that the availability of equitable remedies is within the discretion of the appropriate court and except that it is subject to approval by its stockholders and applicable regulatory agencies.

         Neither the execution, delivery or performance of this Agreement by F&M, nor the consummation of the transactions contemplated hereby, nor compliance by F&M with any of the provisions hereof, will (a) in any material respect violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of F&M under any terms, conditions or provisions of (i) F&M's Charter or Bylaws or other charter documents of F&M or (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which F&M is a party or by which F&M may be bound, or to which F&M or the properties or assets of it may be subject, or (b) violate in any material respect any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to F&M or any of its properties or assets.

         6.3 Capital Structure of F&M. As of the date hereof, the authorized capital of F&M consists solely of 10,000 shares of common stock of the par value of $10.00 each. As of the date hereof 10,000 shares of such authorized common stock were issued and outstanding. The outstanding shares of capital stock of F&M are validly issued and outstanding, fully paid and nonassessable. There are no outstanding options, conversion rights, warrants, calls, rights, commitments or agreements to issue any form of stock or other security of F&M. There are no outstanding obligations or commitments to purchase, redeem or otherwise acquire any outstanding shares of common stock of F&M.

         6.4     F&M Financial and Other Reports. F&M's Financial Statements
(i) will have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, (ii) will present fairly the consolidated results of operations and financial position of F&M for the periods and at the times indicated, and (iii) will be true and correct in all material respects for the periods and at the times indicated.

         6.5 No Material Adverse Change. Since June 30, 1995, there has been no event or condition of any character (whether actual, or to the knowledge of F&M, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to F&M would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of F&M, excluding changes in laws or regulations that affect banking institutions generally.

         6.6 Tax Liability. The amounts set up as liabilities for taxes in the F&M Financial Statements are sufficient for the payment of all respective taxes (including, without limitation, federal, state, local, and foreign excise, franchise, property, payroll, income, capital stock, and sales and use taxes) accrued in accordance with GAAP and unpaid at the respective dates thereof.

         6.7 Tax Returns: Payment of Taxes. All federal, state, local, and foreign tax returns (including, without limitation, estimated tax returns, withholding tax returns with respect to employees, and FICA and FUTA returns) required to be filed by or on behalf of F&M have been timely filed or requests for extensions have been timely filed and granted and have not expired for periods ending on or before December 31, 1994, and all returns filed are complete and accurate to the best information and belief of their respective managements and all taxes shown on filed returns have been paid. As of the date hereof, there is no audit, examination, deficiency or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to F&M except as reserved against in the F&M Financial Statements. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation have been paid, and F&M's tax reserves for bad debts at December 31, 1994, as filed with the Internal Revenue Service were not greater than the maximum amounts permitted under the provisions of Section 585 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

         6.8     Litigation and Proceedings. Except as set forth on Schedule
6.8 hereto, no litigation, proceeding or controversy before any court or governmental agency is pending against F&M that in the opinion of its management is likely to have a material and adverse effect on the business, results of operations or financial condition of F&M taken as a whole, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened or is contemplated.

         6.9 Brokers' or Finders' Fees. Except for advisory and legal fees in connection with the transactions contemplated herein, no agent, broker, investment banker, investment or financial advisor or other person acting on behalf of F&M or under its authority is entitled to any commission, broker's or finder's fee from any of the Parties hereto in connection with any of the transactions contemplated by this Agreement.

         6.10 Contingent Liabilities. Except as disclosed on Schedule 6.10 hereto or as reflected in the F&M Financial Statements and except for unfunded loan commitments made in the ordinary course of business consistent with past practices, as of June 30, 1995, F&M has no obligation or liability (contingent or otherwise) that was material, or that when combined with all similar obligations or liabilities would have been material, to F&M taken as a whole and there does not exist a set of circumstances resulting from transactions effected or events occurring prior to, on, or after

June 30, 1995, or from any action omitted to be taken during such period that, to the knowledge of F&M, could reasonably be expected to result in any such material obligation or liability.

         6.11    Title to Assets; Adequate Insurance Coverage.

         Except as described on Schedule 6.11:

                 a. As of June 30, 1995, F&M had, and except with respect to assets disposed of for adequate consideration in the ordinary course of business since such date, now have, good and merchantable title to all real property and good and merchantable title to all other material properties and assets reflected in the F&M Financial Statements, free and clear of all mortgages, liens, pledges, restrictions, security interests, charges and encumbrances of any nature except for (i) mortgages and encumbrances which secure indebtedness which is properly reflected in the F&M Financial Statements or which secure deposits of public funds as required by law; (ii) liens for taxes accrued by not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after June 30, 1995, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of any of such properties or assets or the potential sale of any such owned properties or assets; and (v) capital leases and leases, if any, to third parties for fair and adequate consideration. F&M owns, or has valid leasehold interests in, all material properties and assets, tangible or intangible, used in the conduct of its business. Any real property and other material assets held under lease by F&M are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made by First M&F Corp. in such lease of such property.

                 b. With respect to each lease of any real property or a material amount of personal property to which F&M is a party, except for financing leases in which F&M is lessor, (i) such lease is in full force and effect in accordance with its terms; (ii) all rents and other monetary amounts that have been due and payable thereunder have been paid; (iii) there exists no default or event, occurrence, condition or act which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default under such lease; and (iv) the Merger will not constitute a default or a cause for termination or modification of such lease.

                 c. F&M has no legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

                 d. To the knowledge and belief of its management, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of F&M provide adequate coverage against loss and the fidelity bonds in effect as to which F&M is named insured meet the applicable standards of the American Bankers Association.

         6.12 Liabilities. To the best of F&M's and its officers' and directors' knowledge, all liabilities of F&M were, and will be created, for good, valuable and adequate consideration in accordance with prudent business standards and in substantial compliance with all laws, regulations and rules and the accounts or evidence of ownership of accounts are and will be genuine, true, valid and enforceable in accordance with their written terms. F&M has not agreed to any modification or extension of accounts or account terms or otherwise made any agreements regarding such accounts except as disclosed in writing on the books and records of F&M; and F&M has no knowledge of any claim of ownership to any account other than as shown on the written ownership records of F&M for each account, and F&M has no knowledge of any alleged improper or wrongful withdrawal or payment of any such account.

         6.13 Loans. To the best knowledge and belief of its management, each loan reflected as an asset of F&M in the F&M Financial Statements, as of June 30, 1995, or acquired since that date, is the legal, valid, and binding obligation of the obligor named therein, enforceable in accordance with its terms, and no loan is subject to any asserted defense, offset or counterclaim known to F&M, except as disclosed in writing to First M&F Corp. on or prior to the date hereof.

         6.14 Allowance for Loan Losses. The allowances for possible loan losses shown on the consolidated balance sheets of F&M as of June 30, 1995 are adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries, relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of June 30, 1995, and each such allowance has been established in accordance with GAAP.

         6.15 Investments. Except for investments classified as held-to-maturity as prescribed under the Financial Accounting Standards Board Statement Number 115, and pledges to secure public or trust deposits, none of the investments reflected in the F&M Financial Statements under the heading "Investment Securities", and none of the investments made by F&M since June 30, 1995, and none of the assets reflected in the F&M Financial Statements under the heading "Cash and Due From Banks," is subject to any restriction, whether contractual or statutory, that materially impairs the ability of F&M freely to dispose of such investment at any time. With respect to all repurchase agreements to which F&M is a party, F&M has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement which equals or exceeds the amount of debt secured by such collateral under such agreement.

         6.16 Registration and Proxy Statements. None of the information supplied or to be supplied by F&M for inclusion in (a) the Registration Statement to be filed by First M&F Corp. with the SEC, (b) the Notice of Meeting and Proxy Statement to be mailed by F&M to its stockholders in connection with the meeting referred to in Section 5.4 hereof (the "Proxy Statement"), and (c) any other documents to be filed with the SEC or any regulatory agency in connection with the transactions contemplated hereby, will, as amended or supplemented at the time the Registration Statement is filed with the SEC, at the time it becomes effective, at the time the Proxy Statement is mailed to holders of F&M's stock, at the time of F&M Stockholders' Meeting, and at the time of filing of such other documents, respectively, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents, financial statements, or other information or materials which F&M shall provide for filing with the SEC and any regulatory agency in connection with the Merger will comply with generally accepted accounting principles.

         6.17 Commitments and Contracts. F&M is not a party or subject to any of the following (whether written or oral, express or implied):

                 a. Except as listed on Schedule 6.17a attached hereto and with a complete copy provided to First M&F Corp., any employment contract (including any obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those which are terminable at will by F&M);

                 b. Except as listed on Schedule 6.17b attached hereto and with a complete copy provided to First M&F Corp., any plan or contract providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant; or

                 c. Any contract not made in the ordinary course of business containing covenants which limit the ability of F&M to compete in any line of business or with any person or which involves any restriction of the geographical area in which, or method by which, F&M may carry on its respective business (other than as may be required by law or applicable regulatory authorities).

         6.18 Employee Plans. To the best of F&M's knowledge and belief, it, and all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that cover one or more employees employed by F&M:

                          i.      is in compliance with all laws, regulations,
reporting and licensing requirements and orders applicable to its business or to such plan or any of its employees (because of such employee's activities on behalf of it), the breach or violation of which could have a material and adverse effect on such business; and

                          ii.     has received no notification from any agency
or department of federal, state or local government or the staff thereof asserting that any such entity is not in compliance with any of the statutes, regulations or ordinances that such governmental authority enforces, or threatening to revoke any license, franchise, permit or governmental authorization, and is subject to no agreement with any such governmental authority with respect to its assets or business.

         6.19 Plan Liability. Except for liabilities to the Pension Benefit Guaranty Corporation pursuant to Section 4007 of ERISA, all of which have been fully paid, and except for liabilities to the Internal Revenue Service under
Section 4971 of the Internal Revenue Code, all of which have been fully paid, F&M has no liability to the Pension Benefit Guaranty Corporation or to the Internal Revenue Service with respect to any pension plan qualified under
Section 401 of the Internal Revenue Code.

         6.20 Vote Required. The affirmative vote of the holders of at least two-thirds of the outstanding shares of F&M common stock outstanding, is the only vote of the stockholders of F&M necessary to approve the Bank Merger and other transactions contemplated hereby.

         6.21 Continuity of Interest. To the best knowledge of F&M, there is no plan or intention by the F&M shareholders who own one-percent (1%) or more of the F&M Common Stock, and to the best of the knowledge of management of F&M, there is no plan or intention on the part of the remaining F&M shareholders to sell, exchange or otherwise dispose of a number of shares of First M&F Corp. common stock to be received in the Bank Merger that would reduce F&M stockholders' ownership of the First M&F Corp. common stock to a number of shares having a value, as of the date of the Bank Merger, of less than 50% of the value of all of the formerly outstanding F&M common stock as of the same date. For purposes of this representation, shares of F&M common stock surrendered by dissenters will be treated as outstanding F&M common stock on the date of the Bank Merger. Furthermore, shares of F&M common stock and shares of First M&F Corp. common stock held by F&M stockholders and otherwise sold, redeemed, or disposed of prior to or subsequent to the Bank Merger are considered in this assumption. See Exhibit C for additional representations regarding continuity of shareholder interest under Section 368(a)(1)(A) and
Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended.

         6.22 Continuity of Business Enterprise. F&M operates at least one significant historic business line, namely, financial services, and owns at least a significant portion of its historic business assets within the meaning of Treasury Regulation Section 1.368-1(d).

         6.23 Environmental Matters. Except as set forth on Schedule 6.23; Neither F&M nor, to the best of F&M's knowledge, any previous owner or operator of any properties at any time owned (including any properties owned or subsequently resold) leased, or occupied by F&M or used by F&M in its respective business ("F&M Properties") used, generated, treated, stored, or disposed of any hazardous waste, toxic substance, or similar materials on, under, or about F&M Properties except in compliance with all applicable federal, state, and local laws, rules and regulations pertaining to air and water quality, hazardous waste, waste disposal, air omissions, and other environmental matters ("Environmental Laws"). F&M has received no notice of noncompliance with Environmental Laws, applicable laws, orders, or regulations of any governmental authorities relating to waste generated by any such party or otherwise or notice that any such party is liable or responsible for the remediation, removal, or clean-up of any site relating to F&M Properties.

         6.24 Accuracy of Information. To the best of F&M's and its officers' and directors' knowledge, all information furnished by F&M to First M&F Corp. and Merchants and Farmers Bank relating to the assets, liabilities, and this Agreement is accurate, and F&M has not omitted to disclose any information which is or would be material to this Agreement.

         6.25 Compliance with Laws and Contracts. To the best of F&M's and its officers' and directors' knowledge, F&M is not in violation of any laws, regulations, or agreements to which it is a party and have failed to file any material reports required by any governmental or other regulatory body.

                                  ARTICLE 7
                 FIRST M&F CORP.'S REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

         First M&F Corp. represents and warrants to F&M as follows: for purposes of this Agreement, except in Section 7.1 and where the context requires otherwise, any reference to First M&F Corp. in this Article 7 shall be deemed to include First M&F Corp. and Merchants and Farmers Bank and any reference to "material", material adverse effect or a similar standard shall refer to the financial condition, operations or other aspects of First M&F Corp. and its subsidiaries including Merchants and Farmers Bank taken as a whole.

         7.1 Organization and Authority. First M&F Corp. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Mississippi and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.

         7.2 Shares Fully Paid and Non Assessable. The outstanding shares of capital stock of First M&F Corp. are validly issued and outstanding, fully paid and nonassessable and all of such shares of Merchants and Farmers Bank are owned directly or indirectly by First M&F Corp. free and clear of all liens, claims, and encumbrances. The shares of First M&F Corp. common stock to be issued in connection with the Bank Merger pursuant to this Agreement have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, and nonassessable.

         7.3 Authorization. The execution, delivery and performance of this Agreement by First M&F Corp. and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of First M&F Corp. and Merchants and Farmers Bank, subject to regulatory approval. No other corporate proceedings on the part of First M&F Corp. are necessary to authorize the execution and delivery of this Agreement and the performance by First M&F Corp. of the terms hereof. This Agreement is a valid and binding obligation of First M&F Corp. enforceable against First M&F Corp. in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization or moratorium or other similar laws affecting creditors' rights generally and except that the availability of equitable remedies is within the discretion of the appropriate court and except that it is subject to approval of applicable regulatory agencies.

         7.4 No Material Adverse Change. Since June 30, 1995, there has been no event or condition of any character (whether actual, or to the knowledge of First M&F Corp. or Merchants and Farmers Bank, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to First M&F Corp. would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of First M&F Corp. or Merchants and Farmers Bank excluding changes in laws or regulations that affect banking institutions generally.

         7.5 Loans. To the best knowledge and belief of its management, and management of Merchants and Farmers Bank, each loan reflected as an asset of First M&F Corp. in the unaudited consolidated balance sheet contained in First M&F Corp.'s quarterly report to shareholders for the period ended June 30, 1995, or acquired since that date, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, and no loan is subject to any asserted defense, offset, or counterclaim known to First M&F Corp., except as disclosed on Schedule 7.5 hereto.

         7.6 Litigation. Except as disclosed on Schedule 7.6 hereto, no litigation, proceeding or controversy before any court or governmental agency is pending that in the opinion of its management is likely to have a material and adverse effect on the business, results of operations or financial condition of First M&F Corp. and its subsidiaries taken as a whole, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened or is contemplated.

         7.7 Contingent Liabilities. Except as disclosed on Schedule 7.7 hereto or reflected in the First M&F Corp. reports filed with the SEC and except in the case of First M&F Corp.'s subsidiaries for unfunded loan commitments made in the ordinary course of business consistent with past practices, as of June 30, 1995, neither First M&F Corp. nor any of its subsidiaries had any obligation or liability (contingent or otherwise) that was material, or that when combined with all similar obligations or liabilities would have been material, to First M&F Corp. and its subsidiaries taken as a whole.

         7.8 Allowances for Possible Loan Losses. The allowances for possible loan losses shown on the balance sheet of First M&F Corp. contained in the First M&F Corp. reports filed with the SEC as of June 30, 1995, were or will be, as the case may be, adequate in all material respects under the requirements of GAAP to provide for possible loan losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of the respective date of such balance sheet and such allowance has been or will have been established in accordance with GAAP. To the knowledge of First M&F Corp.'s and Merchants and Farmers Bank's management, First M&F Corp. is not likely to be required to materially increase the provision for loan losses between the date hereof and the Effective Date.

         7.9 Benefit Plans. To the knowledge and belief of First M&F Corp.'s senior management, First M&F Corp., each of its subsidiaries and all "employee benefit plans," as defined in Section 3(3) of ERISA, that cover one or more employees employed by First M&F Corp. or any of its subsidiaries:

                 a. is in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or to such plan or any of its employees (because such employee's activities on behalf of it), the breach or violation of which could have a material and adverse effect on such business; and

                 b. has received no notification from any agency or department of federal, state or local government or the staff thereof asserting that any such entity is not in compliance with any of the statutes; regulations or ordinances that such governmental authority enforces, or threatening to revoke any license, franchise or permit or governmental authorization, and is subject to no agreement or written understanding with any such governmental authorities with respect to its assets or business.

         First M&F Corp. covenants and agrees as follows:

         7.10 Conduct of Business. First M&F Corp. agrees to operate its business solely in the ordinary course consistent with prudent business practices and in compliance with all applicable laws, regulations, and rules; but nothing herein shall be construed as limiting or restricting First M&F Corp. in its assets, liability, or capital structure or limiting any action of First M&F Corp. or its affiliates, nor shall anything in this Agreement be construed as limiting the future number and amount of outstanding shares of First M&F Corp. stock pending settlement of this transaction provided, however, there will be no dilution by First M&F Corp. of F&M shareholders of the First M&F Corp. Common Stock to be received in the Bank Merger, through any stock dividends, splits, warrants or options to be issued by First M&F Corp. unless First M&F Corp. receives relative value for the same.

         7.11 Due Diligence. In order to afford F&M access to such information as it may reasonably deem necessary to perform its due diligence review with respect to First M&F Corp. and its assets in connection with the Merger, First M&F Corp. shall (and shall cause Merchants and Farmers Bank to),
(a) upon reasonable notice, afford F&M and its officers, employees, counsel, accountants and other authorized representatives, during normal business hours throughout the period prior to the Effective Date and to the extent consistent with applicable law, access to its premises, properties, books and records, and to furnish F&M and such representatives with such financial and operating data and other information of any kind respecting its business and properties as F&M shall from time to time reasonably request to perform such review, (b) furnish F&M with copies of all reports filed by First M&F Corp. with the Securities and Exchange Commission ("SEC") throughout the period after the date hereof prior to the Effective Date promptly after such reports are so filed, and (c) promptly advise F&M of the occurrence before the Effective Date of any event or condition of any character (whether actual or to the knowledge of First M&F Corp., threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to First M&F Corp., would reasonable be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of its consolidated group as a whole.

         7.12 Registration of Stock. First M&F Corp. agrees to register the shares to be issued to F&M stockholders pursuant to this Agreement with the Securities and Exchange Commission.

         7.13 Continuity of Business Enterprise. It is the present intention of First M&F Corp. to continue at least one significant historic business line of F&M, namely, financial services, and to use at least a significant portion of F&M's historic business assets in a business within the meaning of Treasury Regulation Section 1.368-1(d).

                                   ARTICLE 8
                             CONDITIONS TO CLOSING

         The obligations of F&M, First M&F Corp. and Merchants and Farmers Bank under this Agreement, except as otherwise provided herein, shall be subject to the satisfaction or waiver of the following conditions on or prior to the
Closing:

         8.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the following conditions:

                 a. Stockholder Approval. The Bank Merger shall have been approved by the requisite vote of the holders of the outstanding shares of F&M common stock at F&M's Stockholders' Meeting.

                 b. Regulatory Approvals. The transactions contemplated by this Agreement shall have been approved by all governing regulatory authorities, without any condition or requirement that either First M&F Corp. or F&M deem burdensome, or which otherwise would have a material adverse effect on the business, operations, properties, assets or financial condition of First M&F Corp., Merchants and Farmers Bank or F&M after the Effective Date, all conditions required to be satisfied shall have been satisfied, and all waiting periods relating to such approvals shall have expired.

                 c. Registration Statement. The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order, and all state securities and blue sky permits or approvals required to consummate the transactions contemplated by this Agreement shall have been received.

                 d. Tax Opinion. First M&F Corp. and F&M shall have received an opinion from Watkins Ludlam & Stennis to the effect that for federal income tax purposes (i) the Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code, (ii) no gain or loss will be recognized by those F&M stockholders who exchange their F&M common stock for First M&F Corp. common stock, and (iii) cash paid to dissenting F&M stockholders will be subject to tax.

         8.2 Conditions to Obligations of F&M to Effect the Merger. The obligations of F&M to effect the Merger shall be subject to the following additional conditions:

                 a. Representations and Warranties. The representations and warranties of First M&F Corp. set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except as otherwise contemplated by this Agreement or consented to in writing by F&M.

                 b. Performance of Obligations. First M&F Corp. shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing.

                 c. Legal Opinion. An opinion of First M&F Corp.'s legal counsel shall be delivered to F&M dated the Closing Date and in form and substance reasonably satisfactory to F&M and its counsel to the effect that:

                          i.      First M&F Corp. is a corporation duly
incorporated, validly existing and in good standing under the laws of the State of Mississippi, and has corporate authority to own and operate its businesses and properties and to carry on its business as presently conducted by it;

                          ii.     Merchants and Farmers Bank is a Mississippi
banking corporation, duly organized and validly existing and in good standing under the laws of the State of Mississippi, and has corporate authority to own and operate its businesses and properties and to carry on its business as presently conducted by it;

                          iii.    First M&F Corp. had and has corporate
authority to make, execute and deliver this Agreement, it has been duly authorized and approved by all necessary corporate action of First M&F Corp. and has been duly executed and delivered and is as of the Closing Date its valid and binding obligation subject, however, to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and to the availability of equitable remedies in general;

                          iv.     All required regulatory approvals have been
obtained; and

                          v.      To such counsel's knowledge after inquiry,
there is no litigation or proceeding pending or threatened against First M&F Corp. relating to the participation in or consummation of this Agreement by First M&F Corp. and consummation will not violate any other contract, agreement, charter or bylaw of First M&F Corp.

         8.3 Conditions to Obligations of First M&F Corp. to Effect the Merger. The obligations of First M&F Corp. to effect the Merger shall be subject to the following additional conditions:

                 a. Representations and Warranties. The representations and warranties of F&M set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except as otherwise contemplated by this Agreement or consented to in writing by First M&F Corp.

                 b. Performance of Obligations. F&M shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing.

                 c. Legal Opinion. An Opinion of F&M's legal counsel shall be delivered to First M&F Corp. dated the Closing Date, and in form and substance reasonably satisfactory to First M&F Corp. to the effect that:

                          i.      F&M is a banking corporation duly
incorporated, validly existing and in good standing under the laws of the State of Mississippi, and has corporate authority to own and operate its businesses and properties and to carry on its business as presently conducted by it;

                          ii.     F&M had and has corporate authority to make,
execute and deliver this Agreement, it has been duly authorized and approved by all necessary corporate action of F&M and has been duly executed and delivered and is as of the Closing Date its valid and binding obligation subject, however, to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and to the availability of equitable remedies in general;

                          iii.    To such counsel's knowledge after inquiry,
there is no litigation or proceeding pending or threatened against F&M relating to the participation in or consummation of this Agreement by F&M and consummation will not violate any other contract, agreement, charter or bylaw of F&M; and

                          iv.     F&M has complied with all laws and
regulations relating to dissenters' rights and all stock in F&M will be acquired by First M&F Corp. pursuant to the terms of this Agreement and that the title and/or ownership interest in the shares of F&M stock are as represented in F&M's certificates at Closing and that no known dispute exists as to the title and/or ownership of any such shares.

                                   ARTICLE 9
                                    CLOSING

         9.1 Closing. The Closing shall be held at the offices of Merchants and Farmers Bank or such other place as First M&F Corp. and F&M shall mutually designate.

         9.2 Deliveries at Closing. At the Closing, all documents and instruments shall be duly and validly executed and delivered by all the Parties hereto, and possession of all liabilities and assets shall be transferred and delivered accordingly.

         9.3 Documents. The Parties shall execute any and all documents reasonably requested by them or their legal counsel for the purpose of effecting the transaction contemplated, including but not limited to the following:

                 a. endorsement, negotiation, and/or assignment of all original notes and Security Agreements relating to all loans;

                 b.       warranty deeds for the real property;

                 c. commitments for owners title insurance for the real property;

                 d. such other endorsements, assignments or other conveyances as may be appropriate or necessary to effect the transfer to First M&F Corp. and Merchants and Farmers Bank of the assets, duties, responsibilities and obligations as referred to herein; and

                 e. listing of dissenting stockholders, if any, including name, address, and number of shares owned.

                                   ARTICLE 10
                               EMPLOYMENT MATTERS

         10.1 Employees. Neither First M&F Corp. nor Merchants and Farmers Bank shall be obligated to retain in any capacity any of F&M's officers or employees or to pay any stipulated compensation to any employees. First M&F Corp. will make reasonable efforts to maintain compensation levels for any retained personnel commensurate with the employees' experience and qualifications, and in accordance with First M&F Corp. and Merchants and Farmers Bank's salary administration program. With regard to any retained employee, First M&F Corp. and Merchants and Farmers Bank shall be free of any obligation to honor any past agreement of F&M to such person.

         F&M's group health and life benefit plan will be continued through the Effective Date of the Merger. Thereafter, all retained employees will be eligible to participate in Merchants and Farmers Bank's group health and life benefit plan based on the provisions in the plan. The ninety (90) day employment period will be waived for eligible retained employees in accordance with Merchants and Farmers Bank's plan. Merchants and Farmers Bank will waive pre-existing medical conditions for health insurance purposes as to all retained personnel.

         10.2 Notices. F&M shall be responsible for notifying its employees of the terms of this Agreement as it affects and/or relates to them and for complying with any applicable laws regarding such notices.

                                  ARTICLE 11
                                   REMEDIES

         For purposes of this Agreement, any reference to First M&F Corp. in this Article 11 shall be deemed to include First M&F Corp. and Merchants and Farmers Bank.

         11.1 Parties' Joint Remedies. In the event regulatory authorities impose requirements which do not materially alter this Agreement and which are not otherwise burdensome or objectionable to the Parties, then the Parties agree to amend this Agreement to conform to such regulatory requirements, and specific performance shall be available as a remedy for this purpose.


         11.2 F&M's Remedies. In the event First M&F Corp. breaches this Agreement, then F&M shall give First M&F Corp. notice of the breach, and First M&F Corp. shall have a reasonable amount of time to cure the breach, and First M&F Corp. shall be liable for such economic damages that are the direct result of any uncured breach, but First M&F Corp. shall not be liable for consequential or punitive damages. If First M&F Corp. breaches a warranty, representation, covenant or agreement that does not materially affect the entire transaction, then the amount of the damages shall be mutually agreed upon by the Parties, and if they cannot agree as to the damage, then by an arbitrator mutually agreeable to them, and the damage determined shall be conclusively binding on both Parties and shall be treated as an adjustment to the shares issued in the Conversion.

         11.3 First M&F Corp.'s Remedies. In the event F&M breaches this Agreement, then First M&F Corp. shall give F&M notice of the breach, and F&M shall have a reasonable amount of time to cure the breach, and F&M shall be liable for such economic damages that are the direct result of any uncured breach, but F&M shall not be liable for consequential or punitive damages. If F&M breaches a warranty, representation, covenant or agreement that does not materially affect the entire transaction, then the amount of the damages shall be mutually agreed upon by the Parties, and if they cannot agree as to the damage, then by an arbitrator mutually agreeable to them, and the damage determined shall be conclusively binding on both Parties and shall be treated as an adjustment to the shares issued in the Conversion.

         11.4 Attorney Fees. Each Party shall bear its own attorney fees except attorney fees may be awarded by the presiding judge if the trier of fact finds that the other Party has committed fraud against the other Party.

                                  ARTICLE 12
                                 TERMINATION

         12.1 Termination. This Agreement may be terminated, either before or after approval by the stockholders of F&M as follows:

                 a. Mutual Consent. At any time on or prior to the Effective Date, by the mutual consent in writing of a majority of the members of each of the Board of Directors of the Parties hereto;

                 b. Expiration of Time. By the Board of Directors of First M&F Corp. in writing or by the Board of Directors of F&M in writing, if the Mergers shall have not become effective on or before June 30, 1996, unless the absence of such occurrence shall be due to the failure of the Party seeking to terminate this Agreement to perform each of its obligations under this Agreement required to be performed by it on or prior to the Effective Date;

                 c. Breach of Representation, Warranty or Covenant. By either Party hereto, in the event of a breach by the other Party (a) of any covenant or agreement contained herein or (b) of any representation or warranty herein, if (i) the facts constituting such breach reflect a material and adverse change in the financial condition, results of operations, business, or prospects taken as a whole, of the breaching Party, which in either case cannot be or is not cured within 60 days after written notice of such breach is given to the Party committing such breach, or (ii) in the event of a breach of a warranty or covenant, such breach results in a material increase in the cost of the non-breaching Party's performance of this Agreement.

                 d. Regulatory Approval. By either Party hereto, at any time after the FRB, FDIC, or Department has denied any application for any approval or clearance required to be obtained as a condition to the consummation of the Merger and the time-period for all appeals or requests for reconsideration thereof has run.

                 e. Shareholder Approval. By either Party hereto, if the Bank Merger is not approved by the required vote of shareholders of F&M.

                 f. Dissenters. By First M&F Corp., if holders of ten percent (10%) or more of the outstanding F&M common stock exercise statutory rights of dissent and appraisal pursuant to Miss. Code Ann. Sections 79-4-13.01 through 79-4-13.31 (Supp. 1995).

                                   ARTICLE 13
                                 MISCELLANEOUS

         13.1 Entire Agreement. This Agreement embodies the entire understanding of the Parties in relation to the subject matter herein and supersede all prior understandings or agreements, oral or written, between the Parties hereto.

         13.2 Survival of Representations, Warranties and Agreements. The representations, warranties and agreements made herein shall survive the Closing.

         13.3 Headings. The headings and subheadings in this Agreement, except the terms identified for definition in Article 1 and elsewhere in this Agreement, are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

         13.4 Duplicate Originals. This Agreement may be executed in any number of duplicate originals, any one of which when fully executed by all Parties shall be deemed to be an original without having to account for the other originals.

         13.5 Governing Law. This Agreement and the rights and obligations hereunder shall be governed and construed by the laws of the State of Mississippi.

         13.6 Successors: No Third Party Beneficiaries. All terms and conditions of this Agreement shall be binding on the successors and assigns of F&M and First M&F Corp.. Except as otherwise specifically provided in this Agreement, nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than F&M and First M&F Corp. any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions contained herein, it being the intention of the Parties hereto that this Agreement, the obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole and exclusive benefit of F&M and First M&F Corp. and for the benefit of no other person.

         13.7 Modification; Assignment. No amendment or other modification of any part of this Agreement shall be effective except pursuant to a written agreement subscribed by the duly authorized representatives of all of the Parties hereto. This Agreement may not be assigned without the express written consent of both Parties.

         13.8 Notice. Any notice, request, demand, consent, approval or other communication to any Party hereof shall be effective when received and shall be given in writing, and delivered in person against receipt thereof, or sent by certified mail, postage prepaid or courier service at its address set forth below or at such other address as it shall hereafter furnish in writing to the others. All such notices and other communications shall be deemed given on the date received by the addressee or its agent.

                                     F&M

                          Farmers & Merchants Bank
                          101 City Square
                          Bruce, Mississippi  38915
                          Attn:  Jon Crocker, Chairman of the Board

                          Copy to: ___________________________________

                                   ___________________________________

                                   ___________________________________
                                               First M&F Corp.
                          First M&F Corp.
                          Post Office Box 520
                          Kosciusko, Mississippi  39090
                          Attn:  Hugh S. Potts, Jr., Chairman

                          Copy to:       Craig N. Landrum, Esquire
                                         Watkins Ludlam & Stennis
                                         P. O. Box 427
                                         Jackson, MS 39202-0427
                                         or
                                         633 North State Street
                                         Jackson, Mississippi 39205

         13.9 Waiver. F&M and First M&F Corp. may waive their respective rights, powers or privileges under this Agreement; provided that such waiver shall be in writing; and further provided that no failure or delay on the part of F&M or First M&F Corp. to exercise any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege by F&M or First M&F Corp. under the terms of this Agreement, nor will any such waiver operate or be construed as a future waiver of such right, power or privilege under this Agreement.

         13.10 Costs, Fees and Expenses. Each Party hereto agrees to pay all costs, fees and expenses which it has incurred in connection with or incidental to the matters contained in this Agreement, including without limitation any fees and disbursements to its accountants and counsel. First M&F Corp. will be responsible for preparing the applications, regulatory filings and registration statement necessary to obtain approval of the Mergers and the issuance of the First M&F Corp. common stock. F&M will be responsible for the cost of its accountants and legal counsel and will bear all costs related to conducting its stockholders' meeting and obtaining stockholders' approval of the Bank Merger.

         13.11 Press Releases. F&M and First M&F Corp. shall consult with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult each other as to the form and substance of other public disclosures related thereto, provided, however, that nothing contained herein shall prohibit First M&F Corp., following notification to F&M, from making any disclosures which its counsel deems necessary to conform with requirements- of law or the rules of the National Association of Securities Dealers Automated Quotation System.

         13.12 Severability. If any provision of this Agreement is invalid or unenforceable then, to the extent possible, all of the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the Parties hereto.

         13.13 Mutual Covenant of Best Efforts and Good Faith. The Parties mutually covenant and agree with each other that they will use their best efforts to consummate the transactions herein contemplated and that they will act and deal with each other in good faith as to this Agreement and all matters arising from or related to it.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                        FARMERS AND MERCHANTS BANK


                                        By: ___________________________________
                                        Name:  JON CROCKER
Attest:                                 Title:  CHAIRMAN OF THE BOARD

___________________________________

                                        FIRST M&F CORP.


                                        By: ___________________________________
                                        Name:  HUGH S. POTTS, JR.
                                        Title:  CHAIRMAN OF THE BOARD
Attest:

___________________________________

                                        MERCHANTS AND FARMERS BANK


                                        By: ___________________________________
                                        Name:  SCOTT M. WIGGERS
                                        Title:  PRESIDENT
Attest:

___________________________________

                                   SCHEDULES


4.2      Statement of Representations
6.8      F & M Litigation
6.10     F & M Contingent liabilities
6.11     F & M Title to Assets and Adequate Insurance Coverage
6.17a    F & M Employment Contracts
6.17b    F & M Benefit Plan or Contracts
6.23     F & M Environmental Matters
7.5      First M & F Corp. Loans
7.6      First M & F Corp. Litigation
7.7      First M & F Contingent Liabilities


First M & F and F & M agree to furnish a copy of any schedule to the Securities and Exchange Commission upon request.

                                   EXHIBIT A

                PLAN OF REORGANIZATION AND BANK MERGER AGREEMENT

         This Plan of Reorganization and Bank Merger Agreement ("Bank Merger Agreement") is made and entered into as of August __, 1995, by and between FARMERS AND MERCHANTS BANK, Bruce, Mississippi, a Mississippi banking corporation ("F&M") and MERCHANTS AND FARMERS BANK, Kosciusko, Mississippi, a Mississippi banking corporation ("Merchants and Farmers"), each corporation acting by and through its Board of Directors, and joined in by First M&F Corp., Kosciusko, Mississippi, a Mississippi business corporation ("First M&F Corp.").

                                    PREAMBLE

         WHEREAS a majority of the respective Boards of Directors of F&M, Merchants and Farmers and First M&F Corp. have approved this Plan of Reorganization and Bank Merger Agreement (the "Agreement") together with that certain Agreement and Plan of Reorganization (the "Agreement") of even date herewith, the terms and conditions of which are incorporated herein by reference thereto as if fully copied herein in words and figures, providing for the merger of F&M into Merchants and Farmers in consideration of the issuance of common stock of First M&F Corp.

                              W I T N E S S E T H:

         In consideration of the premises, and the covenants contained herein and in that certain Agreement, F&M, Merchants and Farmers and First M&F Corp. hereby make, adopt and approve this Bank Merger Agreement and prescribe the terms and conditions of the merger and the mode of carrying the merger into effect, as follows:

         SECTION 1. On the date and at the time (hereinafter sometimes called the "Effective Date") agreed upon by F&M and Merchants and Farmers and subject to the terms and conditions hereof, F&M shall be merged with and into Merchants and Farmers under Merchants and Farmers's Articles of

Incorporation and Charter (hereinafter called "Resulting Bank" when in connection with events following the merger).

         SECTION 2. Upon the Effective Date the Board of Directors of the Resulting Bank shall consist of the Board of Directors of Merchants and Farmers and one representative of F&M from the F&M Board immediately preceding the Effective Date, the remaining members of the Board of Directors of F&M shall constitute an Advisory Board of the Resulting Bank branch with an initial term of three (3) years and whose number during that period of time may be reduced only by a majority vote of such Advisory Board, the officers of the Resulting Bank shall be the officers of Merchants and Farmers and F&M immediately preceding the Effective Date, the By-Laws of Merchants and Farmers shall be the By-Laws of the Resulting Bank, the main office of the Resulting Bank shall be 221 East Washington Street, Kosciusko, Mississippi, each branch of Merchants and Farmers and the main office of F&M and each branch of F&M shall be branch offices of the Resulting Bank, and the resolutions, guidelines and policies heretofore adopted by the Board of Directors of Merchants and Farmers and in effect on the Effective Date shall continue in full force and effect after the merger.

         SECTION 3.       (a)     Upon the Effective Date, the corporate
existence of F&M shall be merged into Merchants and Farmers and continued in the Resulting Bank, thereafter known as Merchants and Farmers Bank and the Resulting Bank shall be deemed to be the same business and corporate entity as Merchants and Farmers and F&M. All rights, franchises and interests of Merchants and Farmers and F&M, respectively, in and to every type of property (real, personal and mixed) and choses in action shall be deemed to be transferred to and vested in the Resulting Bank without any deed or other transfer, and the Resulting Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy the same and all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar or transfer agent of stocks and bonds, guardian, conservator, assignee, receiver, and in every other fiduciary capacity, in the same manner and to the same extent as was held or enjoyed by Merchants and Farmers and F&M, respectively, at the Effective Date.

                          (b)     Upon the Effective Date, the Resulting Bank
shall be liable for all liabilities of Merchants and Farmers and F&M; and all deposits, debts, liabilities, obligations and contracts of Merchants and Farmers and F&M, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account, records of Merchants and Farmers or F&M, as the case may be, shall be those of the Resulting Bank, thereafter known as Merchants and Farmers Bank, and shall not be released or impaired by the merger; and all rights of creditors and other obligees and all liens or property of either Merchants and Farmers or F&M shall be preserved unimpaired.

                          (c)     Upon the Effective Date, each branch office
maintained by Merchants and Farmers or F&M as a branch office immediately before the merger becomes effective, as well as the Main Office of F&M, shall become a branch office of the Resulting Bank.

         SECTION 4.       Upon the Effective Date:

         (a) Each common shareholder of F&M of record at the Effective Date shall be allocated and receive forty- five (45) common shares of First M&F Corp. in exchange for each common share of F&M which such shareholder then holds.

         (b) The common shareholders of F&M of record at the Effective Date shall be allocated and shall receive (i) common shares of First M&F Corp. aggregating 450,000 common shares, which is equivalent to forty-five (45) times the number of shares of common capital stock of F&M owned by shareholders of F&M on date hereof; and

         (c) First M&F Corp. at the Effective Time shall be allocated and shall receive 219 shares of common stock of the Resulting Bank of $5,000 par value aggregating $1,095,000 stated capital which shall be equal to the amount of capital stock of Merchants and Farmers immediately before the Effective Date.

         SECTION 5. This Bank Merger Agreement shall be submitted to the shareholders of F&M and Merchants and Farmers for ratification and confirmation at meetings to be called and held in accordance with the applicable provisions of law and with the respective Articles of Incorporation and By-Laws of Merchants and Farmers and F&M. Merchants and Farmers and F&M shall proceed expeditiously and shall cooperate fully in the procurement of any other consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise, necessary for consummation of the merger on the terms herein provided, including, without being limited to, the preparation and submission of an application to the Federal Deposit Insurance Corporation and the Department of Banking and Consumer Finance.

         SECTION 6. Effectuation of the merger and the obligations of Merchants and Farmers and F&M to close the merger are subject to the following conditions, any of which, however, may be waived to the extent permitted by law by F&M and Merchants and Farmers:

         (a) This Bank Merger Agreement and the merger contemplated hereby shall have been ratified and confirmed by the votes of shareholders of Merchants and Farmers and F&M as and to the extent required by law;

         (b) All consents and approvals, including those of all regulatory agencies having jurisdiction, shall have been procured, and all other requirements prescribed by law which are necessary for consummation of the merger shall have been satisfied; and

         (c) All conditions of the parties' respective obligations under the Agreement, the terms and conditions of which are incorporated herein by reference thereto as if copied herein in words and figures, shall have been satisfied, or to the extent permitted by law, waived in writing.

         SECTION 7. This Bank Merger Agreement may be executed in two or more counterparts, each of which when executed and delivered by the parties hereto shall be an original, but all of which together shall constitute a single agreement.

         SECTION 8. Merchants and Farmers and F&M by mutual consent of their respective Boards of Directors, to the extent permitted by law, may amend, modify, supplement and interpret this Bank Merger Agreement in such a manner as may be mutually agreed upon by them in writing at any time before or after adoption thereof by shareholders of Merchants and Farmers or F&M; provided, however, that no such amendment, modification or supplement shall change the amount or kind of consideration to be issued by First M&F Corp. to the shareholders of F&M or Merchants and Farmers, except by the affirmative written consent of F&M's or Merchants and Farmers's common shareholders.

         IN WITNESS WHEREOF, First M&F Corp., Merchants and Farmers and F&M have caused this Bank Merger Agreement to be executed in counterparts by their respective duly authorized officers and their corporate seals to be hereunto affixed as of the date first abovewritten, and a majority of the entire Boards of Directors of First M&F Corp., Merchants and Farmers and F&M have hereunto subscribed their names.

                                        FARMERS AND MERCHANTS BANK

                                        BY: ___________________________________

                                        Title: Chairman and CEO
ATTEST:

By: ______________________________

Title: ___________________________


___________________________________     _______________________________________

___________________________________     _______________________________________

___________________________________     _______________________________________

___________________________________     _______________________________________

___________________________________     _______________________________________

___________________________________     _______________________________________

constituting a majority of the Board of Directors of Farmers and Merchants Bank, Bruce, Mississippi.

                                        ______________________________________


                                        BY: __________________________________

                                        Title: Chairman and CEO

ATTEST:

By: _______________________________

Title: ____________________________

___________________________________     _______________________________________

___________________________________     _______________________________________

___________________________________     _______________________________________

___________________________________     _______________________________________

___________________________________     _______________________________________

constituting a majority of the Board of Directors of Merchants and Farmers Bank, Kosciusko, Mississippi.

                                        FIRST M&F CORP.


                                        BY: ___________________________________

                                        Title: CEO

ATTEST:



By: _______________________________

Title: ____________________________

___________________________________     _______________________________________

___________________________________     _______________________________________

___________________________________     _______________________________________

___________________________________     _______________________________________

___________________________________     _______________________________________

constituting a majority of the Board of Directors of First M&F Corp., Kosciusko, Mississippi.

                                   EXHIBIT B
                             LETTER OF TRANSMITTAL
                 FOR COMMON STOCK OF FARMERS AND MERCHANTS BANK
                               BRUCE, MISSISSIPPI

 (Please read carefully the Instructions on the Reverse Side of this Letter)

         (Affix Label)

______________________________

Mail or Deliver Letters of Transmittal to:
Merchants and Farmers Bank
                                                    ATTN:
                                                    Post Office Box 520
                                                    Kosciusko, Mississippi 39090

                                                    ______________________, 1995
                                                    (Please print date)

Dear Sir:

       The undersigned hereby delivers to Merchants and Farmers Bank, as Transfer Agent, all shares of common stock of Farmers and Merchants Bank ("F&M") owned by the undersigned, which are evidenced by the certificates enclosed herewith, for exchange and conversion into shares of First M&F Corp. ("First M&F") common stock, pursuant to the terms of the Agreement and Plan of Reorganization dated ________________, 1995 and adopted by F&M's stockholders on __________________, 1995.

    ======================================================================

                    FILL IN ONLY IF DELIVERY IS TO BE MADE
              TO DIFFERENT ADDRESS THAN SHOWN ON THE ABOVE LABEL

                         SPECIAL MAILING INSTRUCTIONS

            Name:_________________________________________________
                               (Type or print)

            Address:______________________________________________
                     (Number)                    (Street)

            ______________________________________________________
             (City)                (State)                (Zip)

    ======================================================================


Witnessed:                              Signature of Stockholder(s)

___________________________________     ______________________________________

                                        ______________________________________
                                        (Sign exactly as name appears on stock
                                        certificate or assignment)

                                  INSTRUCTIONS

1.     Completion and Delivery of Letter of Transmittal

This Letter of Transmittal must be filled in properly, signed and delivered or forwarded with the certificate(s) of stock to Merchants and Farmers Bank, Attn:
_______________, Post Office Box 520, Kosciusko, Mississippi 39090. SINCE THE RISK OF LOSS IN TRANSIT IS YOURS, THE USE OF INSURED REGISTERED MAIL IS SUGGESTED IN TRANSMITTING YOUR CERTIFICATE(S).

2.     Signing Letter of Transmittal

The stockholder's name on the Letter of Transmittal should be signed in exactly the same manner as the name appears on the stock certificate(s). If the certificate(s) is to be registered in a name other than that currently appearing on the certificate(s) then the signatures on the certificate(s) must be guaranteed by a Medallion Member. Signatures by the stockholder(s) should be witnessed by another person, who shall sign this Letter of Transmittal. When the Letter of Transmittal is signed by an attorney, administrator, trustee or guardian, or anyone acting in a fiduciary capacity, or by an officer of a corporation, the person executing the letter must give his full title in such capacity, and proper certified evidence of authority to act in such capacity, reasonably satisfactory to Merchants and Farmers Bank, must be forwarded with the Letter of Transmittal. If a certificate is in the name of more than one holder, each holder named in the certificate should sign. (This shall apply in the event your certificate is registered in an "and", "or" or "joint tenants with right of survivorship" capacity.) If a joint tenant has deceased, the surviving joint tenant must submit to Merchants and Farmers Bank a certified death certificate.

3.     Lost or Destroyed Certificates

If the certificate(s) representing your shares have been either lost or destroyed, notify Merchants and Farmers Bank of this fact promptly at its address set forth on the reverse side hereof. In the event of lost or destroyed certificate(s), you will be required to take the following steps prior to the transmission and issuance of new First M&F Corp. certificates to you:

       (a) The delivery of an indemnity bond in an amount equal to or greater than the current market value of the securities, to indemnify and hold Merchants and Farmers Bank harmless; and

       (b) The presentation of evidence to First M&F Corp.'s reasonable satisfaction that you are the owner of the shares theretofore represented by the certificate(s) claimed by you to be lost, wrongfully taken or destroyed and that you are the person who would be entitled to present each such certificate for exchange pursuant to the terms of the Agreement and Plan of Reorganization.

       4.       Dividends Withheld

In accordance with Section of the Agreement and Plan of Reorganization, all dividends and similar distributions of First M&F Corp. payable to stockholders after _____________, 1995, may be withheld by First M&F Corp. until you have properly surrendered your F&M share certificate(s) for conversion into shares of First M&F Corp.

       5.       Delivery of New Certificates

Upon receipt of the properly executed Letter of Transmittal and related stock certificate(s), Merchants and Farmers Bank will mail to the address indicated hereon, new stock certificate(s) of First M&F Corp. within five (5) business days of such receipt.

       6.       Questions or Clarifications

Any questions regarding the completion of the Letter of Transmittal should be directed to __________ at (601) 289-5121.

                                  EXHIBIT C

                          FORM OF AFFILIATE AGREEMENT
                         _______________________, 1994

First M&F Corp.
P. O. Box 520
Kosciusko, Mississippi 39090

Gentlemen:

       I, the undersigned director, executive officer or significant stockholder of Farmers and Merchants Bank, Bruce, Mississippi ("F&M"), acknowledge and understand that, as an affiliate of F&M, Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), restricts my ability to sell, pledge, transfer or otherwise dispose of the shares of First M&F Corp. ("First M&F Corp.") common stock to be issued to me in the Agreement and Plan of Reorganization ("Merger") between First M&F Corp. and F&M, unless the requirements of Rule 145(d) are satisfied or the sale, pledge, transfer or disposition is otherwise in compliance with the Act.

       Accordingly, I represent and agree that:

       1. I will not sell, pledge, transfer or otherwise dispose of any shares of First M&F Corp. common stock received in the Merger during the period beginning on the effective date of the Merger and ending 30 days following First M&F Corp.'s publication (within the meaning of Section 201.01 of the Securities and Exchange Commission's Codification of Financial Reporting Policies) of the results of combined operations of First M&F Corp. and F&M;

       2. I will not sell, pledge, transfer or otherwise dispose of said securities unless in accordance with the provisions of paragraphs (c), (e), (f) and (g) of Rule 144 under the Act or otherwise in compliance with the Act;

       3. I have no plan or intention to sell, pledge, transfer or otherwise dispose of a number of said securities to be received in the Merger that would reduce F&M stockholders' ownership of the First M&F Corp. common stock to a number of shares having a value, as of the date of the Merger, of less than 50% of the value of all of the formerly outstanding F&M common stock as of the same date.

       4. I understand that the certificates for shares of First M&F Corp. received pursuant to the Merger will bear a restrictive legend, to the effect that the shares were received in a transaction to which Rule 145 applies, as follows:

                      "The shares represented by this certificate have been issued or transferred to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act"), applies. The shares represented by this certificate may not be sold, transferred, pledged or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer, pledge or assignment, except in accordance with the requirements of the Act and the other conditions specified in that certain Affiliates Agreement dated as of _______________, 1995 between the issuer and the shareholder, a copy of which Agreement will be furnished, without charge, by First M&F Corp. to the holder of this certificate upon written request therefor."

         5. I agree to be bound by the terms of this letter until the expiration of the time period set forth in Rule 145(d)(2) or
                 (3), whichever may apply.

                                        Sincerely,

                                        ___________________________________

                                        Title: ____________________________

Accepted and agreed to:

FIRST M&F CORP.

By: ______________________________

Title: ___________________________

                                                                       EXHIBIT B


                                   ARTICLE 13
                               DISSENTERS' RIGHTS

          SUBARTICLE A. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

79-4-13.01 DEFINITIONS--ln this Article:

         (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

         (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 79-4-13.02 and who exercises that right when and in the manner required by Sections 79-4-13.20 through 79-4-13.28.

         (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

         (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

         (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

         (7) "Shareholder" means the record shareholder or the beneficial shareholder.

         79-4-13.02 RIGHT TO DISSENT.--(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

         (1) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 79-4-11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under Section 79-4-11.04;

         (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

         (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

         (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

         (i) Alters or abolishes a preferential right of the shares;

         (ii) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

         (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

         (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

         (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fraction share so created is to be acquired for cash under Section 79-4-6.04; or

         (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         (b) Nothing in subsection (a)(4) shall entitle a shareholder of a corporation to dissent and obtain payment for his shares as a result of an amendment of the articles of incorporation exclusively for the purpose of either (i) making such corporation subject to application of the Mississippi Control Share Act, or (ii) making such act inapplicable to a control share acquisition of such corporation.

         (c) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         79-4-13.03 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.--(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

         (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

         (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (2) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

          SUBARTICLE B.  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

         79-4-13.20 NOTICE OF DISSENTERS' RIGHTS. --(a) If proposed corporate action creating dissenters' rights under Section 79-4-13.02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

         (b) If corporate action creating dissenters' rights under Section 79-4-13.02 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 79-4-13.22.

         79-4-13.21 NOTICE OF INTENT TO DEMAND PAYMENT.-- (a) If proposed corporate action creating dissenters' rights under Section 79-4-13.02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and (2) must not vote his shares in favor of the proposed action.

         (b) A shareholder who does not satisfy the requirement of subsection
(a) is not entitled to payment for his shares under this article.

         79-4-13.22 DISSENTERS' NOTICE.--(a) If proposed corporate action creating dissenters' rights under Section 79- 4-13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 79-4-13.21.

         (b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was taken, and must:

         (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

         (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

         (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more that sixty (60) days after the date the subsection (a) notice is delivered; and

         (5) Be accompanied by a copy of this article.

         79-4-13.23 DUTY TO DEMAND PAYMENT.--(a) A shareholder sent a dissenters' notice described in Section 79-4-13.22 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice pursuant to Section 79-13.22(b)(3), and deposit his certificates in accordance with the terms of the notice.

         (b) The shareholder who demands payment and deposits his shares under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

         (c) A shareholder who does not demand payment or deposit his share certificates where required. each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

         79-4-13.24 SHARE RESTRICTIONS.--(a) The corporation may restrict the transfer of uncertified shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Section 79-4-13.26.

         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

         79-4-13.25 PAYMENT.--(a) Except as provided in Section 79-4-13.27, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with Section 79-4-13.23 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

         (b) The payment must be accompanied by:

         (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

         (2) A statement of the corporation's estimate of the fair value of the shares;

         (3) An explanation of how the interest was calculated;

         (4) A statement of the dissenters' right to demand payment under
Section 79-4-13.28; and

         (5) A copy of this article.

         79-4-13.26 FAILURE TO TAKE ACTION.--(a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 79-4-13.22 and repeat the payment demand procedure.

         79-4-13.27 AFTER-ACQUIRED SHARES.--(a) A corporation may elect to withhold payment required by Section 79- 4-13.25 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

         (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under Section 79-4-13.28.

         79-4-13.28 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.--(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under Section 79-4-13.25), or reject the corporation's offer under Section 79- 4-13.27 and demand payment of the fair value of his shares and interest due, if:

         (1) The dissenter believes that the amount paid under Section 79-4-13.25 or offered under Section 79-4-13.27 is less than the fair value of his shares or that the interest due is incorrectly calculated;

         (2) The corporation fails to make payment under Section 79-4-13.25 within sixty (60) days after the date set for demanding payment; or

         (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

         (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection
(a) within thirty (30) days after the corporation made or offered payment for his shares.

                   SUBARTICLE C. JUDICIAL APPRAISAL OF SHARES

         79-4-13.30 COURT ACTION.--(a) If a demand for payment under Section 79-4-13.28 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         (b) The corporation shall commence the proceeding in the chancery court of the county where a corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         (e) Each dissenter made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under Section 79-4-13.27.

         79-4-13.31 COURT COSTS AND COUNSEL FEES.--(a) The court in an appraisal proceeding commenced under Section 79- 4-13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under Section 79-4-13.28.

         (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

         (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 79-4-13.20 through 79-4-13.28; or

         (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

         (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         First M&F's Articles provide for indemnification to the fullest extent allowed by law. The Articles of First M&F provide in Article Eleven certain provisions regarding the extent to which First M&F will provide indemnification of and advancement of expenses to its Directors, officers, employees and agents as well as persons serving at the request of First M&F as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust employee benefit plan or other enterprise (collectively referred to as "Eligible Persons").

         First M&F's Bylaws currently contain a provision requiring First M&F to indemnify any Director, officer, employee or agent who is made a party or threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, other than an action by or in the right of First M&F, by reason of the fact that such person is or was a Director, officer, employee or agent of First M&F, or is or was serving at the request of First M&F as a Director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against reasonably incurred expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, but only if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of First M&F, and, in criminal actions, he had no reasonable cause to believe his conduct was unlawful.

         Unless limited by its Articles of Incorporation the Mississippi BCA mandates that First M&F indemnify any Director who is successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, against reasonable expenses incurred by him in connection with the proceeding (the "Mandatory Provision"). The Mississippi BCA permits First M&F to indemnify a Director who is made a party to a proceeding against liability (including reasonable expenses) incurred in connection with such proceeding provided (1) the Director's conduct was in good faith, (2) in the case of conduct in his official capacity, the Director reasonably believed his conduct was in the best interests of First M&F , (3) in the case of conduct not in his official capacity, the Director reasonably believed his conduct was not opposed to the best interests of First M&F, (4) in the case of any criminal proceeding, the Director had no reasonable cause to believe that his conduct was unlawful,
(5) in the case of claims by or in the right of First M&F, the Director is not adjudged liable to First M&F, and (6) in the case of third-party claims, the Director is not adjudged liable on the basis that he derived an improper personal benefit (the "Permissive Provision"). Statutory indemnification is permitted under the Permissive Provision, however, only if indemnification is authorized in a specific case after a determination is made by the Board of Directors (by majority vote of a quorum consisting of directors not at the time parties to the proceeding), by a majority of a special committee of disinterested directors (if such quorum of directors is unobtainable), by special legal counsel or by the shareholders (a "Disinterested Party"), that the director has met the applicable standard of conduct. The Mississippi BCA also provides that unless First M&F's Articles of Incorporation provide otherwise, a court may order indemnification of a director even if it finds he has not met the applicable standard of conduct, or in the case of third-party claims, involving action where the director acted within or without of his official capacity, the director is adjudged liable on the basis that he derived an improper personal benefit, the director was adjudged liable to First M&F in a proceeding by or in the right of First M&F, if the court determines that the director is reasonably entitled to indemnification in view of all the relevant circumstances; provide, however, that if the director was adjudged liable to First M&F, his indemnification is limited to reasonable expenses. The Mississippi BCA permits First M&F to pay for or reimburse the reasonable expenses incurred by a director in advance of final disposition of the proceeding, provided the director affirms that he reasonably believes he has met the applicable standard of conduct, the director agrees to repay the advance if it is ultimately determined that he did not meet the standard of conduct, and a determination is made by a Disinterested Party that the facts then known to the person(s) making the determination would not preclude indemnification. The Mississippi BCA also permits First M&F to indemnify officers, employees and agents of First M&F to the same extent permitted for directors. Finally, the Mississippi BCA allows indemnification beyond the scope of the Amended and Restated Mandatory and Permissive Provisions.

         Article Eleven of First M&F's Articles of Incorporation does not limit the applicability of the indemnification provisions contained in the Mississippi BCA and, as permitted by the Mississippi BCA, requires First M&F to indemnify Eligible Persons beyond the scope of such provisions. First M&F must indemnify an Eligible Person, despite the fact that such person has not met the standard of conduct set forth in the Permissive Provision or would be disqualified for indemnification under the Permissive Provision because such person was either found liable to First M&F in a suit brought by or in the right of First M&F or was found liable in a third-party action on the basis that he received an improper personal benefit, if a determination is made by a Disinterested Party, or a court, that the act or omissions of the person seeking indemnification did not constitute gross negligence or willful misconduct. Article Eleven also provides for mandatory advancement of reasonable expenses to a person seeking indemnification, without an affirmation by such person that he believes he has met the applicable standard of conduct, as long as he agrees to repay the advance if it is ultimately determined that he has not met the standard of conduct and a Disinterested Party determines that the facts then known to such Disinterest Party would not preclude indemnification.

         Article Eleven further provides that no amendment or repeal of its provisions maybe applied retroactively with respect to any event that occurred prior to such amendment or appeal. The effect of such provision is that the protection of Article Eleven may not be taken away or diminished by an amendment in the event of a change in control of First M&F.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)  Exhibits

         The following exhibits are furnished (or incorporated by reference) as a part of this Registration Statement:

    Exhibit Number                      Description
    --------------                      -----------

         2 Agreement and Plan of Reorganization dated as of September 1, 1995, included as Exhibit A to the Proxy Statement/Prospectus contained herein.

         3(A)               Articles of Incorporation of First M&F, as amended
                            (*)

         3(B)               Bylaws of First M&F (*)

         4                  Instruments defining the rights of security holders
                              including indentures: First M&F Corporation has various instruments outstanding which define the rights of security holders and agrees to furnish a copy of any such instrument to the Securities and Exchange Commission upon request.

         5 Opinion of Watkins Ludlam & Stennis regarding legality of common stock registered hereby.

         8 Form of Opinion of Watkins Ludlam & Stennis regarding tax matters.

         10                 Material contracts:
                              Documents relating to lines of credit (*)

         11                 Statement regarding computation of per share
                              earnings. Computation can be readily determined from the consolidated financial statements, including note 1.


         21                 Subsidiaries of the Registrant (*)

         23(A) Consent of Shearer Taylor & Co., P.A., independent public accountants.

         23(B) Consent of Watkins, Ward and Stafford independent public accountants.

         23(C) Consent of Watkins Ludlam & Stennis is contained in their opinion filed as Exhibit 5 to this Registration Statement.

         24 Power of attorney included as part of signature page.

         99                 Form of Proxy.

(*) These documents were filed as Exhibits 3(a), 3(b), 10 and 22, respectively, on Form S-1 (File No. 33-08751) filed with the Commission on September 15, 1986, and are hereby specifically incorporated by reference herein.

         (b)  Financial Statement Schedules

         No Financial Statement Schedules are required to be filed.

         (c)  Report, Opinion or Appraisal.

         Not applicable.

ITEM 22.  UNDERTAKINGS

         (1) The Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (2) The Registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and issued in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (4) The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (5) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, First M&F has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kosciusko, State of Mississippi on this the 30th day of October, 1995.

FIRST M&F CORPORATION
Registrant



BY:   /s/ Hugh S. Potts, Jr.
      -----------------------------------
          Hugh S. Potts, Jr.
          Chairman of the Board and Chief Executive Officer

Date:    October 30, 1995
      -----------------------------------

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below constitutes and appoints Scott M. Wiggers (with full power to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and affix his or her name and signature to and file any and all documents relating to the registration under the Securities Act of 1933 of shares of First M&F Common Stock for issuance to F&M in accordance with the Agreement and Plan of Reorganization dated as of September 1, 1995, and do hereby grant to said attorney, full power and authority to do and perform each and every act and thing necessary to be done in and about the premises in order to effectuate such registration as fully to all intents and purposes as he or she might do personally, and do hereby ratify and confirm all that said attorney, may lawfully do or cause to be done by virtue hereof. The documents referred to include a Registration Statement under the Securities Act of 1933 on Form S-4, and any amendments (including post effective amendments) thereto, and all documents deemed necessary or desirable by said attorney-in-fact to be filed with departments or agencies of the several states regulating the qualification or registration of securities under Blue Sky laws of said states, together with any and all documents and all exhibits relating to the registration statement, amendments, or exhibits required to be filed with any administrative or regulatory agency or authority.

         Pursuant to the requirements of the Securities Act of 1933, this to Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                     SIGNATURE                                  TITLE                               DATE
                     ---------                                  -----                               ----
By:   /s/ Hugh S. Potts, Jr.                                   Chairman of the Board and        10/30/95
      -----------------------------------                      Director (Principal
      Hugh S. Potts, Jr.                                       Executive Officer)

By:   /s/ Scott M. Wiggers                                     President, Treasurer and         10/30/95
      -----------------------------------                      Director (Principal Financial
          Scott M. Wiggers                                     and Accounting Officer)

By:   /s/ Fred A. Bell                                         Director                         10/30/95
      -----------------------------------
          Fred A. Bell

By:   /s/ Charles T. England                                   Director                         10/30/95
      -----------------------------------
          Charles T. England

By:                                                            Director
      -----------------------------------
          Toxey Hall, III

By:                                                            Director
      -----------------------------------
          Barbara K. Hammond

By:   /s/ J. Marlin Ivey                                       Director                          10/30/95
      -----------------------------------
          J. Marlin Ivey

By:   /s/ Joseph M. Ivey                                       Director                          10/30/95
      -----------------------------------
          Joseph M. Ivey

By:                                                            Director
      -----------------------------------
          R. Dale McBride

By:                                                            Director
      -----------------------------------
          Susan P. McCaffery

By:   /s/ William M. Myers, DDS                                Director                          10/30/95
      -----------------------------------
          William M. Myers, DDS

By:                                                            Director
      -----------------------------------
          Otho E. Pettit, Jr.

By:                                                            Director
      -----------------------------------
          Charles W. Ritter, Jr.

By:   /s/ W. C. Shoemaker                                      Director                          10/30/95
      -----------------------------------
          W. C. Shoemaker

By:   /s/ Edward G. Woodard                                    Director                          10/30/95
      -----------------------------------
          Edward G. Woodard

                               INDEX TO EXHIBITS



Exhibit Number                                Description
--------------                                -----------

         2 Agreement and Plan of Reorganization dated as of September 1, 1995, included as Exhibit A to the Proxy Statement/Prospectus contained herein.

         3(A)             Articles of Incorporation of First M&F, as amended (*)

         3(B)             Bylaws of First M&F (*)

         4                Instruments defining the rights of security holders
                            including indentures: First M&F Corporation has various instruments outstanding which define the rights of security holders and agrees to furnish a copy of any such instrument to the Securities and Exchange Commission upon request.

         5 Opinion of Watkins Ludlam & Stennis regarding legality of common stock registered hereby.

         8 Form of Opinion of Watkins Ludlam & Stennis regarding tax matters.

         10               Material contracts:
                            Documents relating to lines of credit (*)

         11               Statement regarding computation of per share earnings.
                            Computation can be readily determined from the consolidated financial statements, including note
                            1.

         21               Subsidiaries of the Registrant (*)

         23(A) Consent of Shearer Taylor & Co., P.A., independent public accountants.

         23(B) Consent of Watkins, Ward and Stafford independent public accountants.

         23(C) Consent of Watkins Ludlam & Stennis is contained in their opinion filed as Exhibit 5 to this Registration Statement.

         24               Power of attorney included as part of signature page.

         99               Form of Proxy.

(*) These documents were filed as Exhibits 3(a), 3(b), 10 and 22, respectively, on Form S-1 (File No. 33-08751) filed with the Commission on September 15, 1986, and are hereby specifically incorporated by reference herein.